UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☒
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to §240.14a-12

Cracker Barrel Old Country Store, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION
Dear Shareholder:
We have enclosed with this letter the proxy statement for our 2024 Annual Meeting (the “Annual Meeting”) of shareholders of Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”).
This year’s Annual Meeting will be held on Thursday, November 21, 2024, at 10:00 am Central Time via a live webcast, at www.cesonlineservices.com/cbrl24_vm. To participate in the Annual Meeting, you must pre-register at www.cesonlineservices.com/cbrl24_vm by 10:00 a.m., Central Time, on November 20, 2024.
At the Annual Meeting, you will have an opportunity to vote on the following proposals: (1) to elect ten directors; (2) to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement; (3) to approve the Company’s shareholder rights agreement, which was adopted by our Board of Directors on February 22, 2024 and effective as of February 27, 2024; (4) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for our 2025 fiscal year; and (5) to vote on a shareholder proposal, if properly presented at the Annual Meeting.
Your vote will be especially important at the Annual Meeting. As you may be aware, certain entities affiliated with Sardar Biglari (collectively, “Biglari”) have again proposed alternative director nominees for election at the Annual Meeting. After careful consideration, our Board of Directors does NOT endorse the election of Biglari’s nominees, as more fully outlined in the accompanying proxy statement.
We strongly urge you to read the accompanying proxy statement carefully and vote FOR ONLY the nominees proposed by our Board of Directors and in accordance with our Board of Directors’ recommendations on the other proposals by using the enclosed WHITE proxy card. PLEASE DO NOT VOTE FOR ANY OF THE BIGLARI NOMINEES OR RETURN A [COLOR] PROXY CARD FROM BIGLARI, EVEN IF YOU VOTE “WITHHOLD” ON BIGLARI’S DIRECTOR NOMINEES. You can best support our Board of Directors’ recommendations by following the instructions on the WHITE proxy card to vote FOR ONLY our Board of Directors’ nominees and in accordance with our Board of Directors’ recommendations by telephone, by Internet or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. Only your last-dated proxy will count — any proxy may be revoked at any time prior to its exercise at the Annual Meeting as described in the accompanying proxy statement.
PLEASE NOTE THAT THIS YEAR, YOUR WHITE PROXY CARD LOOKS DIFFERENT FROM IN YEARS PAST. THE SECURITIES AND EXCHANGE COMMISSION RECENTLY ADOPTED PROXY RULES THAT REQUIRE THE COMPANY’S WHITE PROXY CARD TO LIST NOT ONLY OUR BOARD OF DIRECTORS’ NOMINEES BUT ALSO THE BIGLARI NOMINEES. OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ONLY THE ELECTION OF EACH OF THE BOARD’S TEN (10) NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4 AND RECOMMENDS A VOTE TO “WITHHOLD” ON ALL FIVE BIGLARI NOMINEES AND “AGAINST” PROPOSAL 5, IN EACH CASE USING THE ENCLOSED WHITE PROXY CARD.
It is important that your shares be represented at the Annual Meeting. We urge you to promptly vote your WHITE proxy FOR ONLY our Board of Directors’ nominees and recommendations on the other proposals in one of the following ways:
1.
By the internet, you can vote by the Internet by following the instructions on the enclosed WHITE proxy card or WHITE voting instruction form.

2.
By telephone, you can vote by telephone by following the instructions on the WHITE proxy card or WHITE voting instruction form.

3.
By mail, you can vote by mail by signing and dating the enclosed WHITE proxy card or WHITE voting instruction form and returning it in the postage-paid envelope provided with this proxy statement.

4.
By attending virtually and voting electronically during the virtual Annual Meeting at www.cesonlineservices.com/cbrl24_vm.

Please note that if you hold your shares as a beneficial owner through a bank or broker and you do not indicate on your proxy card your preferences with respect to any given proposal, your bank or broker will not be permitted to vote on your behalf on such proposal.
Sincerely,
Julie Masino
President and Chief Executive Officer
[           ], 2024

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION
305 Hartmann Drive
Lebanon, Tennessee 37087
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
DATE OF MEETING:	November 21, 2024*
TIME OF MEETING:	10:00 a.m. Central Time*
PLACE OF MEETING:	Webcast at www.cesonlineservices.com/cbrl24_vm. There is no physical location for the Annual Meeting. You may only attend the Annual Meeting virtually.
ITEMS OF BUSINESS:	(1) to elect ten directors;
(2) to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice;
(3) to approve the Company’s shareholder rights agreement, which was adopted by our Board of Directors on February 22, 2024 and effective as of February 27, 2024;
(4) to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2025 fiscal year;
(5) to vote on a shareholder proposal, if properly presented at the Annual Meeting; and
(6) to conduct other business properly brought before the Annual Meeting.
WHO MAY VOTE/RECORD DATE:	You may vote if you were a shareholder at the close of business on September 27, 2024.
DATE OF MAILING	This proxy statement and the form of proxy are first being mailed or provided to shareholders on or about [ ], 2024.

*IMPORTANT NOTICE REGARDING PROCEDURES FOR THE
ANNUAL MEETING:
There is no physical location for the Annual Meeting, and shareholders may only attend the Annual
Meeting virtually via webcast at www.cesonlineservices.com/cbrl24_vm. Shareholders will be able to attend the Annual Meeting and vote during the meeting via a live audio webcast by visiting
www.cesonlineservices.com/cbrl24_vm and following the instructions below.

YOUR VOTE IS IMPORTANT.   Whether or not you plan to virtually attend the Annual Meeting, please take a few minutes now to vote by Internet or by telephone by following the instructions on the WHITE proxy card, or to sign, date and return the enclosed WHITE proxy card in the enclosed postage-paid envelope provided. If you are a beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker or other nominee. Regardless of the number of Company shares you own, your presence by proxy is helpful to establish a quorum and your vote is important.
Please note that certain entities affiliated with Sardar Biglari (collectively, “Biglari”) have again nominated alternative director candidates. Our Board of Directors does NOT endorse the election of

Biglari’s nominees. You may receive proxy solicitation materials from Biglari, including its proxy statements and proxy cards. We are not responsible for the accuracy of any information provided by or relating to Biglari or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Biglari or any other statements that Biglari may otherwise make.
PLEASE NOTE THAT THIS YEAR, YOUR WHITE PROXY CARD LOOKS DIFFERENT FROM IN YEARS PAST. THE SECURITIES AND EXCHANGE COMMISSION RECENTLY ADOPTED PROXY RULES THAT REQUIRE THE COMPANY’S WHITE PROXY CARD TO LIST NOT ONLY OUR BOARD OF DIRECTORS’ NOMINEES BUT ALSO THE BIGLARI NOMINEES. OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ONLY THE ELECTION OF EACH OF THE BOARD’S TEN (10) NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4, AND RECOMMENDS A VOTE TO “WITHHOLD” ON ALL FIVE BIGLARI NOMINEES AND “AGAINST” PROPOSAL 5, IN EACH CASE USING THE ENCLOSED WHITE PROXY CARD.
If you have previously signed a proxy card indicating a vote for any of the Biglari nominees, our Board of Directors encourages you to exercise your right to change your vote by Internet, by telephone or by following the instructions to vote FOR ONLY our Board of Directors’ nominees on the WHITE proxy card, or by signing, dating and returning the enclosed WHITE proxy card to vote FOR ONLY our Board of Directors’ nominees in the postage-paid envelope provided. Only the latest dated proxy card you vote will be counted. If you are a beneficial owner or you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker or other nominee to change your vote. PLEASE DO NOT VOTE FOR ANY OF THE BIGLARI NOMINEES OR RETURN A [COLOR] PROXY CARD FROM BIGLARI, EVEN IF YOU VOTE “WITHHOLD” ON BIGLARI’S DIRECTOR NOMINEES
By Order of our Board of Directors,
Richard M. Wolfson
Secretary
Lebanon, Tennessee
[           ], 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING
TO BE HELD ON NOVEMBER 21, 2024:
This Proxy Statement, the form of WHITE proxy card and the
Annual Report on Form 10-K for the year ended August 2, 2024 are available free of charge at: [www.CrackerBarrelShareholders.com]

If you have any questions or require any assistance with voting your shares, please call the Company’s proxy solicitor:
OKAPI PARTNERS LLC
1212 Avenue of the Americas, 17th Floor
New York, NY 10036
Banks and Brokerage Firms, Please Call: (212) 297-0720
Shareholders and All Others Call Toll-Free: (855) 208-8902
Email: info@okapipartners.com

CRACKER BARREL OLD COUNTRY STORE, INC.
305 Hartmann Drive
Lebanon, Tennessee 37087
Telephone: (615) 444-5533
PROXY STATEMENT FOR 2024 ANNUAL MEETING OF SHAREHOLDERS

i

GENERAL INFORMATION
What is this document?
This document is the proxy statement of Cracker Barrel Old Country Store, Inc. that is being furnished to shareholders in connection with our Annual Meeting of Shareholders to be held on Thursday, November 21, 2024 (the “Annual Meeting”). A form of WHITE proxy card also is being furnished with this document.
We have tried to make this document simple and easy to understand. The Securities and Exchange Commission (the “SEC”) encourages companies to use “plain English,” and we will always try to communicate with you clearly and effectively. We will refer to Cracker Barrel Old Country Store, Inc. throughout this proxy statement as “we,” “us,” the “Company” or “Cracker Barrel.” Unless clearly indicated otherwise, all references to a particular year or quarter in this proxy statement refer to our fiscal year or quarter.
Why am I receiving a proxy statement?
You are receiving this document because you were one of our shareholders at the close of business on September 27, 2024, the record date for the Annual Meeting. We are sending this proxy statement and the form of WHITE proxy card to you in order to solicit your proxy (i.e., your permission) to vote your shares of Cracker Barrel stock upon certain matters at the Annual Meeting. We are required by law to convene an Annual Meeting of our shareholders at which directors are elected. United States federal securities laws require us to send you this proxy statement and specify the information required to be contained in it.
What does it mean if I receive more than one proxy statement or WHITE proxy card?
If you receive multiple proxy statements or WHITE proxy cards, this may mean that you have more than one account with brokers or our transfer agent. Please vote ALL of your shares. We also recommend that you contact your broker and our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Equiniti Trust Company (“Equiniti”). You can contact Equiniti by calling (800) 937-5449.
Since Biglari has again nominated alternative director candidates and commenced a proxy contest, we will likely conduct multiple mailings prior to the Annual Meeting date to ensure shareholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. The latest dated proxy you submit will be counted, and, IF YOU WISH TO VOTE AS RECOMMENDED BY OUR BOARD OF DIRECTORS THEN YOU SHOULD ONLY SELECT THE DIRECTOR NOMINEES RECOMMENDED BY OUR BOARD OF DIRECTORS ON THE WHITE PROXY CARD.
What information is available on the Internet?
This proxy statement, our Annual Report on Form 10-K and other financial documents are available free of charge at the SEC’s website, www.sec.gov. Our proxy statement and annual report to shareholders are available at the website, [www.CrackerBarrelShareholders.com].
Are you “householding” for shareholders sharing the same address?
Yes. The SEC’s rules regarding the delivery of proxy materials to shareholders permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders. This method of delivery is called “householding,” and it can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. This year, we are delivering only one set of proxy materials to multiple shareholders sharing an address, unless we receive instructions to the contrary from one or more of the shareholders. We will still be required, however, to send you and each other Cracker Barrel shareholder at your address an individual WHITE proxy voting card. If you would like to receive more than one set of proxy materials, we will promptly send you additional copies upon written or oral request directed to our transfer agent, Equiniti, toll free at (800) 937-5449, or write to our Corporate Secretary at Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087. The same phone number and address may be used to notify us that you wish to receive a separate set of proxy materials in the future, or to request delivery of a single copy of our proxy materials if you are receiving multiple copies.
Is there any other information that I should be receiving?
Yes. Enclosed herewith is a copy of our 2024 annual report to shareholders (which includes our Annual Report on Form 10-K), which contains financial and other information about the Company and our most recently completed fiscal year, which ended August 2, 2024. References in this document to a year (e.g., “2024”), unless the context clearly requires otherwise, mean and will be deemed a reference to our fiscal year that ended on the Friday closest to July 31 of that year.
Who pays for the Company’s solicitation of proxies?
We will pay for the entire cost of soliciting proxies on behalf of the Company. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding the Company’s proxy materials to beneficial owners. In addition, our directors and employees may solicit proxies in person, by mail, by telephone, via the Internet, press releases or advertisements. Directors and employees will not be paid any additional compensation for soliciting proxies, but Okapi Partners LLC (“Okapi”), our proxy solicitor, will be paid a fee, estimated to be up to $250,000, for rendering solicitation services.
Okapi expects that approximately 50 of its employees will assist in the solicitation. Okapi will solicit proxies by personal interview, mail, telephone, facsimile or email. Okapi will also ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of our common stock.
Our aggregate expenses, including those of Okapi, related to our solicitation of proxies in excess of those normally spent for an Annual Meeting as a result of the proxy contest initiated by Biglari, and excluding salaries and wages of our regular employees, are expected to be approximately $[    ] million, of which the Company estimates it has incurred approximately $[        ] to date. Appendix A sets forth information relating to our director nominees as well as certain of our directors, officers and employees who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors or director nominees of the Company or because they may be soliciting proxies on our behalf.
An independent inspector of election will receive and tabulate the proxies and certify the results.
Who may attend the virtual Annual Meeting?
The Annual Meeting is open to all of our shareholders who are shareholders of record as of September 27, 2024.
How can I attend the virtual Annual Meeting?
In order to attend, you (or your authorized representative) must register in advance at www.cesonlineservices.com/cbrl24_vm prior to the deadline of November 20, 2024 at 10:00 a.m. Central Time.
Registering to Attend the Annual Meeting — Shareholders of Record.   If you were a shareholder of record as of the close of business on the record date, you may register to attend the Annual Meeting by accessing www.cesonlineservices.com/cbrl24_vm. Please have your WHITE proxy card containing your control number available and follow the instructions to complete your registration request. After registering, you will receive a confirmation email with a link and instructions for accessing the Annual Meeting. Please verify that you have received the confirmation email in advance of the Annual Meeting, including the possibility that it may be in your spam or junk folder. Requests to register to participate in the Annual Meeting must be received no later than 10:00 a.m. Central Time on Wednesday, November 20, 2024.
If you do not have your WHITE proxy card, you may still register to attend the Annual Meeting by accessing www.cesonlineservices.com/cbrl24_vm, but you will need to provide proof of ownership of shares of our common stock as of the record date during the registration process. Such proof of ownership may include a copy of your proxy card received either from the Company or Biglari or a statement showing your ownership as of the record date.

Registering to Attend the Annual Meeting — Beneficial Owners.   If you were the beneficial owner of shares (that is, you held your shares in street name through an intermediary such as a broker, bank or other nominee) as of the record date, you may register to attend the Annual Meeting by accessing www.cesonlineservices.com/cbrl24_vm and providing evidence during the registration process that you beneficially owned shares of our common stock as of the record date, which may consist of a copy of the voting instruction form provided by your broker, bank or other nominee, an account statement or a letter or legal proxy from such broker, bank or other nominee.
After registering, you will receive a confirmation email prior to the Annual Meeting with a link and instructions for entering the virtual Annual Meeting.
Although the meeting webcast will begin at 10:00 a.m. Central Time on November 21, 2024, we encourage you to access the meeting site prior to the start time to allow ample time to log into the meeting webcast and test your computer system. Accordingly, the Annual Meeting site will first be accessible to registered shareholders beginning at 9:30 a.m. Central Time on November 21, 2024, the day of the meeting.
Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided, or vote via the Internet or by telephone, as instructed on the WHITE proxy card. Additional information and our proxy materials can also be found at [www.CrackerBarrelShareholders.com]. If you have any difficulty following the registration process, please email our proxy solicitor at info@okapipartners.com.
What if I have technical or other “IT” problems logging into or participating in the Annual Meeting webcast?
All shareholders who register to attend the Annual Meeting will receive an email prior to the Annual Meeting containing the contact details of technical support in the event they encounter difficulties accessing the virtual meeting or during the meeting. Shareholders are encouraged to contact technical support if they encounter any technical difficulties with the meeting webcast. In the event of any technical disruptions that prevent the chair from hosting the Annual Meeting within 30 minutes of the date and time set forth above, the meeting may be adjourned or postponed.
What documentation must I provide to vote online at the Annual Meeting?
Shareholders that pre-register for the Annual Meeting may also vote during the meeting by clicking on the “Shareholder Ballot” link that will be available on the meeting website during the Annual Meeting.
Shareholders of record may vote directly by simply accessing the virtual ballot available on the Annual Meeting website.
Beneficial owners of shares are encouraged to vote in advance of the Annual Meeting. If you intend to vote during the Annual Meeting, as a beneficial shareholder you must obtain a legal proxy from your brokerage firm or bank. Most brokerage firms or banks allow a shareholder to obtain a legal proxy either online or by mail. Follow the instructions provided by your brokerage firm or bank. If you have requested a legal proxy online, and you have not received an email with your legal proxy within two business days of your request, contact your brokerage firm or bank.
If you have requested a legal proxy by mail, and you have not received it within five business days of your request, contact your brokerage firm or bank. You may submit your legal proxy either (i) in advance of the Annual Meeting by attaching the legal proxy and a proxy card with your voting instructions (or an image thereof in PDF, JPEG, GIF or PNG file format) in an email to info@okapipartners.com or (ii) along with your voting ballot during the Annual Meeting. We must have your legal proxy in order for your vote submitted during the Annual Meeting to be valid. To avoid any technical difficulties on the day of the Annual Meeting, we encourage you to submit your legal proxy in advance of the Annual Meeting by attaching the legal proxy and a proxy card with your voting instructions (or an image thereof in PDF, JPEG, GIF or PNG file format) in an email to info@okapipartners.com to ensure that your vote is counted, rather than wait to upload the legal proxy during the Annual Meeting. Multiple legal proxies must be combined into one document for purposes of uploading them with your ballot on the Annual Meeting website.

How do I submit a question at the Annual Meeting?
Meeting attendees may submit written comments or questions that they would like to be addressed during the Annual Meeting by emailing them to the Company at 2024annualmeeting@crackerbarrel.com by no later than November 7, 2024. We will not be entertaining comments or questions during the Annual Meeting itself. We have selected November 7, 2024 as the appropriate cutoff date for submissions of comments and questions to allow us to provide thoughtful answers and responses, but we will use reasonable efforts to accommodate questions that are submitted after this date if we can.
Questions and comments will be answered or addressed as the allotted meeting time permits. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. In light of the number of business items on this year’s agenda and the need to conclude the Annual Meeting within a reasonable period of time, we cannot ensure that we will be able to respond to every question or comment that is submitted. We also reserve the right to exclude questions that relate to personal matters or are not relevant to meeting matters, as well as to edit profanity or other inappropriate language.
What is Cracker Barrel Old Country Store, Inc. and where is it located?
We are the owner and operator of the Cracker Barrel Old Country Store® restaurant and retail concept throughout the United States. We also own and operate the Maple Street Biscuit Company® restaurant concept. Our corporate headquarters are located at 305 Hartmann Drive, Lebanon, Tennessee 37087. Our telephone number is (615) 444-5533.
Where is Cracker Barrel Old Country Store, Inc. common stock traded?
Our common stock is traded and quoted on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “CBRL.”
Who will count the votes cast at the Annual Meeting?
Our Board of Directors will appoint an independent inspector of election to serve at the Annual Meeting. The independent inspector of election for the Annual Meeting will determine the number of votes cast by holders of common stock for all matters. Final results will be announced when certified by the independent inspector of election, which we expect will occur within a few business days after the date of the Annual Meeting.
How can I find the voting results of the Annual Meeting?
We will include the voting results in a Current Report on Form 8-K, which we will file with the SEC no later than four business days following the completion of the Annual Meeting. We will amend this filing to include final results if the independent inspector of election has not certified the results when the original Current Report on Form 8-K is filed.
VOTING MATTERS
What am I voting on?
You will be voting on the following matters:
•
to elect ten directors;

•
to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement;

•
to approve the Company’s shareholder rights agreement, which was adopted by our Board of Directors on February 22, 2024 and effective as of February 27, 2024;

•
to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2025 fiscal year; and

•
to vote on a shareholder proposal, if properly presented at the Annual Meeting.

Has the Company been notified that a shareholder intends to propose alternative director nominees at the Annual Meeting?
Yes. Biglari has again notified the Company of its proposal of alternative director nominees, Milena Alberti-Perez, Julie Atkinson, Sardar Biglari, Michelle Frymire and Michael W. Goodwin. Our Board of Directors unanimously recommends a vote FOR each of our Board of Directors’ nominees for director on the enclosed WHITE proxy card. The Biglari nominees have NOT been endorsed by our Board of Directors. We are not responsible for the accuracy of any information provided by or relating to Biglari or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Biglari or any other statements that Biglari or its representatives may otherwise make.
PLEASE NOTE THAT THIS YEAR, YOUR WHITE PROXY CARD LOOKS DIFFERENT FROM IN YEARS PAST. THE SEC RECENTLY ADOPTED PROXY RULES THAT REQUIRE THE COMPANY’S WHITE PROXY CARD TO LIST NOT ONLY OUR BOARD OF DIRECTORS’ NOMINEES BUT ALSO THE BIGLARI NOMINEES. OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ONLY THE ELECTION OF EACH OF THE BOARD’S TEN (10) NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4, AND RECOMMENDS A VOTE TO “WITHHOLD” ON ALL FIVE BIGLARI NOMINEES AND “AGAINST” PROPOSAL 5, IN EACH CASE USING THE ENCLOSED WHITE PROXY CARD.
Who is entitled to vote?
You may vote if you owned shares of our common stock at the close of business on September 27, 2024. As of September 27, 2024, there were [     ] shares of our common stock outstanding.
How many votes must be present to hold the Annual Meeting?
In order to lawfully conduct the Annual Meeting, a majority of our outstanding shares of common stock as of September 27, 2024 must be present at the Annual Meeting or represented by proxy. This is called a quorum. If you vote by Internet or by telephone, or submit a properly executed proxy card or vote instruction form, you will be considered part of the quorum. Abstentions and broker non-votes also will be counted for purposes of establishing a quorum.
How many votes do I have and can I cumulate my votes?
You have one vote for every share of our common stock that you own. Cumulative voting is not allowed.
How do I vote before the Annual Meeting?
Before the Annual Meeting, you may vote your shares in one of the following three ways: (1) via the Internet by following the instructions on the enclosed WHITE proxy card or WHITE voting instruction form, (2) by mail by filling out the form of proxy card and sending it back in the envelope provided, or (3) by telephone by calling the toll free number found on the proxy card.
If you properly sign and return your proxy card in the prepaid envelope, your shares will be voted as you direct. Please use only one of the three ways to vote. If you hold shares in the name of a broker, your ability to vote those shares by Internet or telephone depends on the voting procedures used by your broker, as explained below under the question “How do I vote if my broker holds my shares in ‘street name’?” The Tennessee Business Corporation Act provides that a shareholder may appoint a proxy by electronic transmission, so we believe that the Internet or telephone voting procedures available to shareholders are valid and consistent with the requirements of applicable law.
How do I vote if my broker holds my shares in “street name”?
If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), your bank or broker will send you a request for directions for voting those shares. Many (but not all) brokerage firms and banks participate in a program provided through Broadridge Financial Solutions, Inc. that offers Internet and telephone voting options.
What is a broker non-vote?
If you own shares through a broker in street name, you may instruct your broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your broker with voting instructions at least 10 days before the Annual Meeting and the broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a “routine” matter under applicable rules. Because Biglari has initiated a proxy contest, it is likely that none of the proposals at the Annual Meeting is considered a routine matter, and, therefore, your shares will not be voted on any matter unless you instruct your brokerage firm to vote in a timely manner.
How will abstentions and broker non-votes be treated?
Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as votes cast either in favor of or against a particular proposal, except in the limited circumstances outlined above.
How will my proxy be voted?
The individuals named on the WHITE proxy card will vote your proxy in the manner you indicate on the WHITE proxy card.
What if I return my signed WHITE proxy card or complete Internet or telephone procedures but do not specify my vote?
If you sign and return your WHITE proxy card or complete the Internet or telephone voting procedures but do not specify how you want to vote your shares, we will vote them:
•
FOR the election of each of ONLY the ten director nominees recommended by our Board of Directors and named in this proxy statement;

•
FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement;

•
FOR the approval of the Company’s shareholder rights agreement, which was adopted by our Board of Directors on February 22, 2024 and effective as of February 27, 2024;

•
FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2025 fiscal year; and

•
AGAINST the shareholder proposal, if properly presented at the Annual Meeting.

Can I change my mind and revoke my proxy?
Yes. To revoke a proxy given pursuant to this solicitation, you must:
•
sign another proxy with a later date and return it to our Corporate Secretary at Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087 at or before the Annual Meeting;

•
provide our Corporate Secretary with a written notice of revocation dated later than the date of the proxy at or before the Annual Meeting;

•
re-vote by following the instructions on the enclosed WHITE proxy card;

•
re-vote by using the Internet and visiting the following website: www.cesvote.com; or

•
re-vote virtually at the Annual Meeting — note that attendance at the Annual Meeting will not revoke a proxy if you do not actually vote at the Annual Meeting.

If you have previously signed a proxy card sent indicating a vote for any of the Biglari nominees, you may change your vote to vote ONLY for our Board of Directors’ nominees by marking, signing, dating and returning the enclosed WHITE proxy card in the accompanying postage-paid envelope or by voting via the Internet or by telephone by following the instructions on your WHITE proxy card. Submitting a Biglari proxy card will revoke votes you have previously made on the Company’s WHITE proxy card. PLEASE DO NOT VOTE FOR ANY OF THE BIGLARI NOMINEES OR RETURN A [COLOR] PROXY CARD FROM BIGLARI, EVEN IF YOU VOTE “WITHHOLD” ON BIGLARI’S DIRECTOR NOMINEES.
What vote is required to approve each proposal?
•
Proposal 1:   Election of ten directors.

As a result of Biglari’s intention to nominate Milena Alberti-Perez, Julie Atkinson, Sardar Biglari, Michelle Frymire and Michael W. Goodwin as alternative director nominees, and assuming these nominees have not been withdrawn on or prior to the tenth day before we mail the Notice of Meeting in this proxy statement to our shareholders, there will be more than ten nominees. This means that the ten candidates receiving the highest number of “FOR” votes will be elected. This number is called a plurality. A properly executed proxy card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will not be considered to have been voted for the director nominee. Broker non-votes will also not be considered to have been voted for any director nominee.
THE ONLY WAY TO SUPPORT ALL TEN OF YOUR BOARD OF DIRECTORS’ NOMINEES IS TO VOTE “FOR” ONLY OUR BOARD OF DIRECTORS’ NOMINEES ON THE WHITE PROXY CARD. PLEASE DO NOT VOTE FOR ANY OF THE BIGLARI NOMINEES OR RETURN A [COLOR] PROXY CARD FROM BIGLARI, EVEN IF YOU VOTE “WITHHOLD” ON BIGLARI’S DIRECTOR NOMINEES.
•
Proposal 2:   Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice.

The compensation of the Company’s named executive officers as described in this proxy statement will be approved if the number of shares of Company common stock voted “FOR” the proposal exceeds the number of shares of Company common stock voted “AGAINST.” If you vote “ABSTAIN” on this proposal via a properly executed WHITE proxy card, the Internet or telephone, your vote will not be counted as cast “FOR” or “AGAINST” this proposal. Broker non-votes likewise will not be treated as cast “FOR” or “AGAINST” this proposal. Accordingly, neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.
•
Proposal 3:   Approval of the Company’s shareholder rights agreement.

We are asking our shareholders to approve again the renewed shareholder rights agreement, which was adopted by our Board of Directors on February 22, 2024 and effective as of February 27, 2024. The agreement is substantively unchanged from the previous shareholder rights plan adopted and approved by our shareholders in 2021, which expired in 2024. This proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. If you submit a properly executed WHITE proxy card or use the Internet or telephone to indicate “ABSTAIN” on this proposal, your vote will not be counted as cast on this proposal. Because Biglari has initiated a proxy contest, broker non-votes likewise will not be treated as cast on this proposal. Accordingly, neither abstentions nor broker non-votes will have any legal effect on whether this matter is approved.
•
Proposal 4:   Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2025 fiscal year.

Shareholder ratification of the appointment of our independent registered public accounting firm is not required, but our Board of Directors is submitting the appointment of Deloitte & Touche LLP for ratification in order to obtain the views of our shareholders. This proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. If you submit a properly executed WHITE proxy card or use the Internet or telephone to indicate “ABSTAIN” on this proposal, your vote will not be counted as cast on this proposal. Because Biglari has initiated a proxy contest, broker non-votes likewise will not be treated as cast on this proposal. Accordingly, neither abstentions nor broker non-votes will have any legal effect on whether this matter is approved. If the appointment of Deloitte & Touche LLP is not ratified, the Audit Committee will reconsider its appointment.
•
Proposal 5:   Shareholder proposal requesting the Company disclose targets for reducing greenhouse gas emissions.

If properly presented at the Annual Meeting, the shareholder proposal requesting the Company disclose targets for reducing greenhouse gas emission as described in this proxy statement will be approved if the number of shares of Company common stock voted “FOR” the proposal exceeds the number of shares of Company common stock voted “AGAINST.” If you vote “ABSTAIN” on this proposal via a properly executed WHITE proxy card, the Internet or telephone, your vote will not be counted as cast “FOR” or “AGAINST” this proposal. Broker non-votes likewise will not be treated as cast “FOR” or “AGAINST” this proposal. Accordingly, neither abstentions nor broker non-votes will have any legal effect on whether this proposal is approved.
How do you recommend that I vote on these items?
Our Board of Directors recommends that you vote:
•
FOR the election of ONLY each of the ten director nominees recommended by our Board of Directors and named in this proxy statement;

•
FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement;

•
FOR the approval of the Company’s shareholder rights agreement, which was adopted by our Board of Directors on February 22, 2024 and effective as of February 27, 2024;

•
FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2025 fiscal year; and

•
AGAINST the shareholder proposal, if properly presented at the Annual Meeting, requesting that the Company disclose targets for reducing greenhouse gas emissions.

What should I do if I receive a proxy card from Biglari?
Biglari has given notice of its intent to nominate five alternative director nominees (Milena Alberti-Perez, Julie Atkinson, Sardar Biglari, Michelle Frymire and Michael W. Goodwin) for election at the Annual Meeting. We expect that you will receive proxy solicitation materials from Biglari, including an opposition proxy statement and [COLOR] proxy card. Our Board of Directors unanimously recommends that you disregard any [COLOR] proxy card or other materials from Biglari. We are not responsible for the accuracy of any information provided by or relating to Biglari or its nominee contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Biglari or any other statements that Biglari may otherwise make. If you have already voted for any of Biglari’s nominees, you have every right to change your vote to vote ONLY for our Board of Directors’ nominees by executing and returning the enclosed WHITE proxy card or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only the latest dated proxy you submit will be counted. You should disregard any proxy card that you receive other than the WHITE proxy card and ONLY vote for the ten director nominees recommended by our Board of Directors and named in this proxy statement.
Why are the Biglari nominees named on the Company’s WHITE proxy card?
As a result of proxy rules recently adopted by the SEC, both the Company and Biglari are required to name all nominees for election at the Annual Meeting on their respective proxy cards that are distributed to our shareholders. Our Board of Directors does NOT endorse the election of the Biglari nominees and urges you not to vote for any Biglari nominee on any proxy card. You can best support our Board of Directors’ recommendations by following the instructions on the WHITE proxy card to vote ONLY “FOR” our Board of Directors’ nominees and proposals and “AGAINST” all other nominees and proposals in accordance with our Board of Directors’ recommendations. If you have questions or need assistance voting, please contact Okapi, our proxy solicitor, using the contact information below.

How will my proxy be voted if I vote for one or more of Biglari’s nominees and Biglari subsequently abandons the solicitation or fails to comply with the requirements of SEC Rule 14a-19 or the Company’s bylaws?
If you do not revoke a proxy given in favor of one or more of Biglari’s nominees prior to the Annual Meeting and Biglari abandons his solicitation or fails to comply with the requirements of SEC Rule 14a-19 or the Company’s bylaws (by, for example, failing to solicit the requisite number of holders of the Company’s outstanding common stock), proxies solicited for Biglari’s nominees will not be counted for purposes of determining whether there is a quorum at the Annual Meeting and will not be considered to have been voted for the director nominee(s). Our Board of Directors does NOT endorse the election of the Biglari nominees and urges you not to vote for any Biglari nominee on any proxy card. You can best support our Board of Directors’ recommendations by following the instructions on the WHITE proxy card to vote ONLY “FOR” our Board of Directors’ nominees and proposals and “WITHHOLD” or “AGAINST” on all other nominees and proposals in accordance with our Board of Directors’ recommendations. If you have previously signed a proxy card sent indicating a vote for any of the Biglari nominees, you may change your vote to vote ONLY for our Board of Directors’ nominees by marking, signing, dating and returning the enclosed WHITE proxy card in the accompanying postage-paid envelope or by voting via the Internet or by telephone by following the instructions on your WHITE proxy card, and, in each case, voting only for our Board of Directors’ nominees.
Where can I find more information about Biglari’s director nominees?
Biglari’s proxy statement is required to include certain information about Biglari’s director nominees, including information concerning material proceedings in which Biglari’s director nominees are adverse to the Company or have an interest adverse to the Company, biographical information, arrangements with Biglari’s director nominees pursuant to which they were selected as director nominees, transactions between the Company and Biglari’s director nominees, and information concerning the independence of Biglari’s director nominees. You may access Biglari’s proxy solicitation materials and other relevant documents, without cost, via the SEC’s website at www.sec.gov. We are not responsible for the accuracy of any information provided by or relating to Biglari or its nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Biglari or any other statements that Biglari may otherwise make.
If you have any questions or need assistance voting, please contact our proxy solicitor:
1212 Avenue of the Americas, 17th Floor
New York, NY 10036
Banks and Brokerage Firms, Please Call: (212) 297-0720
Shareholders and All Others Call Toll-Free: (855) 208-8902
Email: info@okapipartners.com
May other matters be raised at the Annual Meeting; how will the Annual Meeting be conducted?
We have not received proper notice of, and are not aware of, any business to be transacted at the Annual Meeting other than as indicated in this proxy statement. Under Tennessee law and our governing documents, no other business aside from procedural matters may be raised at the Annual Meeting unless proper notice has been given to us by the shareholders seeking to bring such business before the Annual Meeting. If any other item or proposal properly comes before the Annual Meeting, the proxies received will be voted on such matter in accordance with the discretion of the proxy holders.

The Chairperson has broad authority to conduct the Annual Meeting so that the business of the Annual Meeting is carried out in a safe, orderly and timely manner. In doing so, he has broad discretion to establish reasonable rules for discussion, comments and questions during the Annual Meeting. The Chairperson is also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Annual Meeting proceeds in a manner that is fair to all participants.

BOARD OF DIRECTORS AND COMMITTEES
Directors
The names and biographies of each member of our Board of Directors are set forth in this proxy statement under “PROPOSAL 1: ELECTION OF DIRECTORS,” beginning on page [   ] of this proxy statement.
Board Meetings
Our Board of Directors met eight times during 2024. Each director attended at least 75% of the aggregate number of meetings of the full Board of Directors that were held during the period he or she was a director during 2024 and 75% meetings of the committee(s) on which he or she served that were held during the period he or she served on such committee in 2024.
Board Committees
Our Board of Directors has the following standing committees: Audit, Compensation, Nominating and Corporate Governance, Public Responsibility, and Executive. All members of the Audit, Compensation, Nominating and Corporate Governance and Public Responsibility committees are independent under the Nasdaq Stock Market Rules and our Corporate Governance Guidelines. Our Board of Directors has adopted a written charter for each of the committees, with the exception of the Executive Committee. Copies of the charters of each of the Audit, Compensation, Nominating and Corporate Governance, and Public Responsibility committees, as well as our Corporate Governance Guidelines, are posted on our website: www.crackerbarrel.com. Current information regarding all of our standing committees is set forth below:
Name of Committee and Members	Functions of the Committee	Number of Meetings in 2024
AUDIT: John Garratt, Chair* Carl T. Berquist Jody L. Bilney Gisel Ruiz Darryl L. (“Chip”) Wade * Mr. Garratt joined this Committee in 2024.
•
Acts as liaison between our Board of Directors and independent auditors

•
Reviews and approves the appointment, performance, independence and compensation of independent auditors

•
Has authority to hire, terminate and approve payments to the independent registered public accounting firm and other committee advisors

•
Is responsible for developing procedures to receive information and address complaints regarding our accounting, internal accounting controls or auditing matters

•
Reviews internal accounting controls and systems, including internal audit plan

•
Reviews results of the internal audit plan, the annual audit and related financial reports

•
Reviews quarterly earnings press releases and related financial reports

•
Reviews our significant accounting policies and any changes to those policies

•
Reviews policies and practices with respect to risk assessment and risk management, including assisting our Board of Directors in fulfilling its oversight responsibility in respect of the Company’s overall enterprise risk

7

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2024

management program, including with respect to cybersecurity and technology risks
•
Reviews and pre-approves directors’ and officers’ related-party transactions and annually reviews ongoing arrangements with related parties and potential conflicts of interest

•
Reviews the appointment, performance and termination or replacement of the senior internal audit executive

•
Determines financial expertise and continuing education requirements of members of the committee

COMPENSATION: Gilbert R. Dávila, Chair Thomas H. Barr Meg G. Crofton John Garratt* Cheryl Henry* * Mr. Garratt and Ms. Henry joined this Committee in 2024.
•
Reviews management performance, particularly with respect to annual financial goals

•
Administers compensation plans and reviews and approves salaries, bonuses and equity compensation grants of executive officers, excluding the Chief Executive Officer for whom the committee makes a recommendation to the independent members of our Board of Directors for their approval

•
Monitors compliance of directors and officers with our stock ownership guidelines

•
Evaluates the risk(s) associated with our compensation programs

•
Selects and engages independent compensation consultants and other committee advisors

•
Leads the Company’s succession planning efforts with respect to the Chief Executive Officer position and reports to our Board of Directors on that issue

7
NOMINATING AND CORPORATE GOVERNANCE: Meg G. Crofton, Chair Thomas H. Barr Carl T. Berquist Gisel Ruiz
•
Identifies and recruits qualified candidates to fill positions on our Board of Directors

•
Considers nominees to our Board of Directors recommended by shareholders in accordance with the nomination procedures set forth in our bylaws

•
Reviews corporate governance policies and makes recommendations to our Board of Directors

•
Reviews and recommends the composition of the committees of our Board of Directors

•
Oversees annual performance review of our Board of Directors and the committees thereof

•
Oversees, on behalf of our Board of Directors, director succession planning and reports to our Board of Directors on that issue

4

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2024
PUBLIC RESPONSIBILITY: Darryl L. (“Chip”) Wade, Chair Jody L. Bilney Gilbert R. Dávila Cheryl Henry* * Ms. Henry joined this Committee in 2024.
•
Assists our Board of Directors in fulfilling its oversight responsibility for those portions of the Company’s overall enterprise risk management program relating to potential threats to the Company’s brand

•
Analyzes public policy trends and makes recommendations to our Board of Directors regarding how the Company can anticipate and adjust to these trends

•
Assist our Board of Directors in identifying, evaluating and monitoring social, political, legislative and environmental trends, issues and concerns

•
Annually reviews the policies, procedures and expenditures for the Company’s political activities, including political contributions and direct and indirect lobbying

•
Assist our Board of Directors in overseeing the Company’s environmental and other sustainability policies and programs and their impact on the Company’s business strategy

•
Reviews the Company’s progress in its diversity and inclusion initiatives and compliance with the Company’s responsibilities as an equal opportunity employer

•
Reviews the Company’s human and workplace rights policies

•
Reviews and recommends procedures concerning the transmission of the Company’s positions on public policy and social issues via digital media outlets

•
Reviews any shareholder proposals that deal with public policy issues and makes recommendations to our Board of Directors regarding the Company’s response to such proposals

		3
EXECUTIVE: Carl T. Berquist, Chair Meg G. Crofton Julie Masino* * Ms. Masino and Ms. Cochran each served on this Committee during a portion of 2024.	• Meets at the call of the Chief Executive Officer or Chairperson of our Board of Directors • Meets when the timing of certain actions makes it appropriate to convene the committee rather than the entire Board of Directors • May carry out all functions and powers of our Board of Directors, subject to certain exceptions under applicable law • Advises senior management regarding actions contemplated by the Company whenever it is not convenient or appropriate to convene the entire Board of Directors	0
Board Leadership Structure
Our Board of Directors regularly considers the appropriate leadership structure for the Company, and believes that its current leadership structure, with an independent director, Mr. Berquist, serving as Chairperson and Ms. Masino serving as the Chief Executive Officer, best serves (i) the objectives of our Board of Directors’ oversight of management, (ii) the ability of our Board of Directors to carry out its roles and responsibilities on behalf of the shareholders, and (iii) the Company’s overall corporate governance. Mr. Berquist has served as the Company’s independent Board Chairperson since February 22, 2024.
Notwithstanding our current leadership structure, our Board of Directors has concluded that it is important for our Board of Directors to retain flexibility in exercising its judgment to determine whether the same individual should serve as both Chief Executive Officer and Chairperson at any given point in time, rather than adhering to a formal standing policy on the subject. This approach allows our Board of Directors to use its considerable experience and knowledge to elect the most qualified director as Chairperson, while maintaining the ability to combine or separate the Chairperson and Chief Executive Officer roles when appropriate. Accordingly, at different points in time, the Chief Executive Officer and Chairperson roles may be held by the same person. At other times, as currently, they may be held by different individuals. In each instance, the decision on whether to combine or separate the roles is determined by what our Board of Directors believes is in the best interests of our shareholders, based on the circumstances at the time. By way of example, in the event of a departure of either our Chief Executive Officer or Chairperson, our Board of Directors could reconsider the leadership structure and whether one individual was then suited to fulfill both roles, based on the individual’s experience and knowledge of our business and whether the directors considered it in the best interest of the Company to combine the positions.
Our Board of Directors will continue to evaluate the Company’s leadership structure on an ongoing basis to ensure that it is appropriate at all times.
Board Oversight of Risk Management
It is the responsibility of our senior management to develop, implement and manage our strategic plans, and to identify, evaluate, manage and mitigate the risks inherent in those plans. It is the responsibility of our Board of Directors to understand and oversee our strategic plans, the associated risks, and the steps that senior management is taking to manage and mitigate those risks. Our Board of Directors takes an active approach to its risk oversight role. This approach is bolstered by our Board of Directors’ leadership and committee structure, which ensures: (i) proper consideration and evaluation of potential enterprise risks by the full Board of Directors under the auspices of the Chairperson, and (ii) further consideration and evaluation of discrete risks at the committee level. Furthermore, our Board of Directors and committees seek to set the appropriate “tone at the top” by their engaged oversight.
Our Board of Directors is comprised predominantly of independent directors (nine of our ten director nominees), and all directors who served on the key committees of our Board of Directors (Audit, Compensation, Nominating and Corporate Governance, and Public Responsibility) during 2024 were independent under applicable Nasdaq Stock Market Rules and our Corporate Governance Guidelines. This system of checks and balances ensures that key decisions made by the Company’s most senior management, up to and including the Chief Executive Officer, are reviewed and overseen by the non-employee directors of our Board of Directors.
Risk management oversight by the full Board of Directors includes a comprehensive annual review of our overall strategic plans, including the risks associated with these strategic plans. Our Board of Directors also conducts an annual review, led by the Audit Committee, of the conclusions and recommendations generated by management’s enterprise risk management process. This process involves a cross-functional group of our senior management that identifies current and future potential risks facing us and ensures that actions are taken to manage and mitigate those potential risks. Our Board of Directors also has overall responsibility for leadership succession for our most senior officers and reviews succession plans each year.
In addition, our Board of Directors has delegated certain risk management oversight responsibilities to certain of its committees, each of which reports regularly to the full Board of Directors. In performing these oversight responsibilities, each committee has full access to management, as well as the ability to engage independent advisors. The Audit Committee has primary overall responsibility for overseeing our risk management. It oversees risks related to our financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and our ethics and compliance program. It also regularly receives reports regarding our most significant internal control and compliance risks, along with management’s processes for maintaining compliance within a strong internal control environment. In addition, the Audit Committee receives reports regarding potential cybersecurity/data privacy, legal and regulatory risks and management’s plans for managing and mitigating those risks. Representatives of our independent registered public accounting firm attend Audit Committee meetings, regularly make presentations to the Audit Committee and comment on management presentations. In addition, our Chief Financial Officer, Vice President of Internal Audit, General Counsel and representatives of our independent registered public accounting firm individually meet in private sessions with the Audit Committee to raise any concerns they might have with the Company’s risk management practices.
The Compensation Committee is responsible for overseeing our incentive compensation arrangements, for aligning such arrangements with sound risk management and long-term growth and for verifying compliance with applicable regulations. The Compensation Committee conducted an internal assessment of our executive and non-executive incentive compensation programs, policies and practices, including reviewing and discussing the various design features and characteristics of the Company-wide compensation policies and programs; performance metrics; and approval mechanisms of all incentive programs. Based on this assessment and after discussion with management and the Compensation Committee’s independent compensation consultant, the Compensation Committee has concluded that our incentive compensation arrangements and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
The Public Responsibility Committee oversees the risks associated with the Company’s response to public relations matters and public policy trends, including the Company’s environmental and social initiatives; diversity, equity and inclusion policies; and sustainability monitoring and reporting.
Finally, the Nominating and Corporate Governance Committee oversees risks associated with its areas of responsibility, including, along with the Audit Committee, our ethics and compliance program. The Nominating and Corporate Governance Committee also reviews annually our key corporate governance documents to ensure they are in compliance with the changing legal and regulatory environment and appropriately enable our Board of Directors to fulfill its oversight duties. In addition, our Board of Directors is routinely informed of developments at the Company that could affect our risk profile and business in general.
Compensation of Directors
Our Compensation Committee reviews the compensation we pay to our independent directors annually, in consultation with Frederic W. Cook & Co., the Compensation Committee’s outside compensation consultant (“FW Cook”) and recommends any changes in compensation to the entire Board of Directors for consideration and approval. The Compensation Committee’s recommendation to our Board of Directors takes into consideration the competitiveness of total compensation relative to our restaurant and retail industry peer companies (see pages [   ] – [   ] of this proxy statement for a discussion of our peer group) and similarly sized general industry companies.
To assess the competitiveness of our director compensation program, FW Cook annually conducts a market assessment at the request of the Compensation Committee. FW Cook’s assessment of outside director compensation found the cash compensation provided to members of our Board’s Nominating and Corporate Governance Committee and Public Responsibility Committee to be below median cash compensation of the peer group and the median of similarly sized general industry companies. As a result of this analysis, the Committee recommended to our Board of Directors and our Board of Directors approved modest increases to the cash compensation payable to our directors on the Nominating and Corporate Governance and Public Responsibility Committees as discussed below.
Cash Compensation.   In fiscal 2024, upon the Compensation Committee’s recommendation, our Board of Directors approved the director cash compensation amounts set forth in the following table.

2024 Director Cash Compensation
	2023	2024
Independent Director	$80,000	$80,000
Independent Board Chairperson*	$65,000	$65,000
Lead Independent Director*	$50,000	$50,000
Audit Committee
Chair	$30,000	$30,000
Member	$14,000	$14,000
Compensation Committee
Chair	$25,000	$25,000
Member	$12,500	$12,500
Nominating and Corporate Governance Committee
Chair	$17,500	$20,000
Member	$7,500	$10,000
Public Responsibility Committee
Chair	$17,500	$20,000
Member	$7,500	$10,000
Executive Committee	$0	$0

*
Effective February 22, 2024, our Board named Mr. Berquist as the independent Chair of the Board. Mr. Berquist formerly served as our Board’s lead independent director.

The foregoing amounts are prorated for any outside director who joins our Board of Directors during the course of the fiscal year. In addition, we reimburse our outside directors for their reasonable and customary expenses incurred in traveling to and attending meetings.
Equity Compensation.   Each non-employee director who is elected at an annual meeting receives a grant of restricted stock units (“RSUs”) having a value equal to approximately $140,000, with the number of RSUs included in such grant determined based on the closing price of our common stock on the date of the applicable annual meeting, as reported by Nasdaq, and rounded down to the nearest whole share. Our independent Chair receives an additional grant of RSUs having a value equal to approximately $65,000, for a total award having an approximate value of $205,000. The foregoing awards are prorated for any outside director who joins the Board during the course of the fiscal year.
All of the RSUs awarded to our independent directors vest at the earlier of one year from the date of grant or at the next annual meeting of shareholders. The Company has no knowledge of any agreement or arrangement between any director or director nominee and any person or entity other than the Company relating to compensation or other payment in connection with such person’s candidacy or service as a director.
Our non-employee directors are also offered the option to participate in a directors’ deferred compensation plan. This plan allows a participant to defer a percentage or sum of his or her compensation and earn interest on that deferred compensation at a rate equal to the 10-year Treasury bill rate (as in effect at the beginning of each calendar month) plus 1.5%. The compensation of our directors during 2024 is detailed in the Director Compensation Table, which can be found on page [   ] of this proxy statement.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This portion of the proxy statement, the Compensation Discussion and Analysis or “CD&A,” provides a description of the objectives and principles of our executive compensation programs. It explains how compensation decisions are linked to Cracker Barrel’s performance relative to our strategic goals and our efforts to drive shareholder value. It is also meant to give our shareholders insight into the deliberative process and the underlying compensation philosophies that inform the design of the pay packages of our executive officers.
Generally, Cracker Barrel’s executive compensation programs apply to all executive officers, but this CD&A is focused on the compensation decisions relating to the following executive officers who qualified as “named executive officers” under applicable SEC rules (the “Named Executive Officers” or “NEOs”) during 2024:
•
Julie Masino, President and Chief Executive Officer;

•
Sandra B. Cochran, Former President and Chief Executive Officer and Executive Chair;

•
Craig Pommells, Senior Vice President and Chief Financial Officer;

•
Laura A. Daily, Senior Vice President and Chief Merchant and Retail Supply Chain;

•
Donna Roberts, Senior Vice President and Chief Human Resources Officer; and

•
Richard M. Wolfson, Senior Vice President, General Counsel and Corporate Secretary.

This CD&A is divided into five sections:
Section 1 — Executive Summary
Section 2 — Our Shareholder Engagement and Responsiveness
Section 3 — Our Compensation Philosophy and Processes
Section 4 — 2024 Compensation Programs
Section 5 — Realizable Pay Analysis and Other Executive Compensation Policies and Guidelines
Section 1. Executive Summary
The chart below provides an executive summary of the key topics of this CD&A, all of which are described in significantly greater detail further below:
Last Year’s Say on Pay Vote	• Approximately 96% of the votes cast at last year’s annual meeting (excluding broker non-votes and abstentions) were in favor of our executive compensation as disclosed in our 2023 Proxy Statement.
Compensation Decisions for 2024
•
Base Salary.   Our current Chief Executive Officer, Ms. Masino, was hired at the outset of 2024, at which time her base salary was established, and our former Chief Executive Officer, Ms. Cochran, did not receive a base salary increase in 2024. Our Chief Financial Officer received a base salary increase of 17.6% as part of a multi-year plan to bring his compensation in line with market for his position. Our other NEOs received merit-based base salary increases of between approximately 3% and 5%.

•
Annual Bonus Plan.

•
The 2024 Annual Bonus Plan is a broad-based incentive plan that applies to more than 300 management-level employees across the Company and not just to our NEOs.

•
The maximum payment under the 2024 Annual Bonus was capped at 175% of target. Actual payout was [   ]% of target, as described below.

•
The 2024 Annual Bonus Plan was a two-part program, with two separate components: Financial and Strategic.

•
The financial component of the 2024 Annual Bonus Plan, representing 50% of a participant’s target payout, was based on the Company’s achievement of adjusted operating income in 2024.

•
The strategic component of the 2024 Annual Bonus Plan, representing the remaining 50% of a participant’s target payout, was based on the Company’s achievement of various quantifiable, objective, and strategically important performance metrics in 2024, which are discussed further below.

•
The total payout under the 2024 Annual Bonus Plan for each of our NEOs was below target.

•
LTI Program

•
The Company issued 50% of the target value of each NEO’s 2024 LTI awards in the form of performance shares, measured over a three-year performance period, and the other 50% in the form of time-based restricted shares that vest ratably in three annual installments on the grant date’s anniversary. The performance shares are capped at 200% of target and will vest, if at all, based on the Company’s achievement of certain EBITDA growth targets. The final number of performance shares that vest will be adjusted up or down, as the case may be, based on the Company’s relative total shareholder return (“TSR”) performance against the S&P MidCap 400 Index (the “Index”) over the same three-year performance period. However, if the Company’s TSR over the performance period is negative, then no positive adjustment can be made to a participant’s award, irrespective of how well the Company performs relative to the Index.

•
Executives are required to hold both performance and time-based shares granted under the 2024 LTI program for an additional year following their vesting.

•
Perquisites.   We made no changes to the limited benefits/perquisites provided to NEOs in 2024.

•
Severance and CIC Agreements.   There were no changes to the severance or CIC agreements between the Company and any NEO.

Compensation Peer Group	We added Dave & Buster’s Entertainment, Inc. to our peer group in respect of 2024. Other than this addition, we made no changes to our peer group from 2023.

Continued Adherence to Existing Philosophies and Best Practices
We continue to adhere to our core philosophies of pay-for-performance, including ensuring a majority of our NEO pay is at-risk. For 2024, approximately [   ]% of our current Chief Executive Officer’s pay was at-risk. An average of approximately [   ]% of the pay of our other NEOs was at-risk.
Core practices remain unchanged from prior years, including ensuring compensation programs do not incentivize improper risk-taking, targeting total NEO direct compensation at market median, requiring meaningful share ownership by our NEOs, and subjecting incentive compensation payments to robust recoupment and anti-hedging/anti-pledging policies.

Section 2. Our Shareholder Engagement and Responsiveness
Last year, we held our annual advisory vote regarding Named Executive Officer compensation, commonly known as “Say on Pay.” Approximately 96% of the votes cast (excluding broker non-votes and abstentions) were in favor of our executive compensation as disclosed in our 2023 Proxy Statement. We believe that this level of support — particularly when coupled with our efforts to solicit feedback from shareholders as part of our direct engagement efforts, described below — demonstrates substantial shareholder satisfaction with our compensation philosophies, programs and practices.
In 2024 we reached out several times to our largest shareholders to speak with one or more independent directors and members of our senior management team, to discuss Ms. Masino’s appointment as our Chief Executive Officer, our Board of Directors’ succession planning process, our strategic transformation plans, executive compensation, and other matters that might be of concern or interest to them. Specifically, we extended this invitation to those shareholders who held more than [   ]% of our outstanding stock who together represented approximately [   ]% percent of the shares of our common stock outstanding.
Of the shareholders to whom we reached out, shareholders who collectively represented [   ]% of our outstanding common stock, including Biglari, accepted our invitation and engaged in direct discussions. No shareholders expressed any concerns with our compensation philosophies, programs, or practices in these discussions.
Section 3. Our Compensation Philosophy and Processes
Compensation Philosophy
Our central compensation objective is to drive long-term total return to our shareholders and build a better Company by implementing compensation programs that:
•
Reward both Company-wide and individual performance,

•
Align our executives’ interests with those of our shareholders,

•
Allow us to attract and retain talented executives, and

•
Appropriately incentivize management without exposing the Company to undue levels of risk.

We have a strong “pay for performance” philosophy designed to:
•
Reward executives for maximizing our success, as determined by our performance relative to our financial and operational goals and relative to our industry,

•
Reward executives for both near-term and sustained longer-term financial and operating performance as well as leadership excellence,

•
Align the economic interests of executives with those of our shareholders, and

•
Encourage our executives to remain with the Company for long and productive careers.

The Compensation Committee targets total direct compensation paid to our executive officers at the median of our peer group and other market comparators. While the Compensation Committee strives to deliver a target total compensation package approximating the market median, our compensation program design is robust enough to recognize individual performance, competitive pressures for management talent, experience, and value to the organization when establishing compensation opportunities. The Compensation Committee believes it utilizes elements of compensation that create appropriate flexibility and reward executives for focusing on both near-term and long-term performance while aligning the interests of executive officers with the interests of our shareholders.
Role of the Compensation Committee
Our Compensation Committee’s primary responsibility is the establishment and approval of compensation and compensation programs for our executive officers that further the overall objectives of our executive compensation program. In fulfilling this responsibility, the Compensation Committee:
•
Reviews and approves corporate performance goals for our executive officers;

•
Sets cash- and equity-based compensation for our executive officers;

•
Designs and administers our equity incentive arrangements;

•
Reviews and approves executive benefits and perquisites;

•
Assesses and reviews potential risks to the Company associated with our compensation programs;

•
Approves employment and change in control agreements of our executive officers;

•
Periodically conducts or authorizes studies of matters within its scope of responsibilities; and

•
Periodically retains, at the Company’s expense, independent counsel or other consultants necessary to assist the Compensation Committee in connection with any such studies.

The Compensation Committee makes compensation decisions after reviewing the performance of the Company and carefully evaluating both quantitative and qualitative factors such as an executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, long-term potential to enhance shareholder value, current compensation status as shown on tally sheets reflecting current and historical compensation for each executive, and tenure with the Company.
Role of Independent Compensation Consultant
To assist the Compensation Committee with establishing executive compensation, the Compensation Committee has retained FW Cook to provide competitive market data, assist in establishing a peer group of companies and provide guidance on compensation structure as well as levels of compensation for our senior executives and our Board of Directors.
The Compensation Committee consulted with FW Cook in determining the compensation to be awarded to all of the Named Executive Officers, including Mses. Masino and Cochran, in 2024. FW Cook reports directly to the Compensation Committee. As required under the Nasdaq Stock Market Rules, the Compensation Committee has assessed the independence of FW Cook pursuant to applicable SEC and Nasdaq rules, including, but not limited to, those set forth in Rule 5605(d)(3)(D) of the Nasdaq Stock Market Rules, as applicable. The Compensation Committee concluded that no conflict of interest exists that would prevent FW Cook from serving as an independent consultant to the Compensation Committee.
Role of Management
Management plays the following roles in the compensation process:
•
Management recommends to our Board of Directors business performance targets and objectives for the annual plan and provides background information about the underlying strategic objectives;

•
Management evaluates employee performance;

•
Management recommends cash compensation levels and equity awards;

•
Management works with the Compensation Committee Chair to establish the agenda for Compensation Committee meetings;

•
The Chief Executive Officer generally makes recommendations to the Compensation Committee regarding salary increases for other executive officers during the regular merit increase process;

•
The Chief Executive Officer provides her perspective on recommendations provided by FW Cook regarding compensation program design issues;

•
The Chief Executive Officer does not play a role in determining her own compensation; and

•
Other members of management, at the request of the Compensation Committee, work with FW Cook to provide data about past practices, awards, costs and participation in various plans, and information about our annual and longer-term goals. When requested by the Compensation Committee, selected members of management may also review FW Cook’s recommendations on plan design and structure and provide a perspective to the Compensation Committee on how these recommendations may affect recruitment, retention, and motivation of our employees as well as how they may affect us from an administrative, accounting, tax, or similar perspective.

Both Ms. Cochran, who, at the time the Committee approved executive officer compensation for 2024, was our Chief Executive Officer, and Ms. Masino, who was then our Chief Executive Officer-Elect, participated in making recommendations regarding 2024 compensation for executive officers other than themselves.
Compensation Peer Group
The Compensation Committee evaluates a variety of factors in establishing an overall compensation program that best fits our overarching goals of maximizing shareholder return and building a stronger company. As one element of this evaluative process, the Compensation Committee, with the assistance of FW Cook, considers competitive market compensation paid by other similarly situated companies and attempts to maintain compensation levels and programs that are comparable to and competitive with those of a peer group of similarly situated companies. Although we do not expressly “benchmark” our compensation relative to that provided by our peers, the Compensation Committee does use the peer group data as a component of its analysis to ensure relative consistency at the median level of our peers. The peer group is reviewed annually by the Compensation Committee and is comprised of the following:
•
Organizations of similar business characteristics (i.e., publicly traded organizations in the restaurant and retail industries, given that our restaurants also feature a sizeable retail operation);

•
Organizations against which we compete for executive talent;

•
Organizations of comparable size to Cracker Barrel, as measured by primarily by sales but also by market capitalization, enterprise value, and other relevant factors; and

•
Organizations with similar geographic dispersion and workforce demographics.

The Company believes that the selection of a peer group to be used for assessing the competitiveness of its executive compensation levels is something that requires reconsideration every year. The Compensation Committee reviews the Company’s peer group on an annual basis, with assistance from FW Cook, and changes certain members of the peer group as the Compensation Committee refines the comparison criteria and when the Company and members of the peer group change in ways that make comparisons less or more appropriate.
The Compensation Committee conducted its annual review of the Company’s peer group to confirm the alignment of the Company’s peer group with the Company as summarized above. After undertaking this review, our peer group for 2024 was comprised of the following 16 publicly-traded companies:

• Big Lots, Inc.	• Darden Restaurants, Inc.	• Red Robin Gourmet Burgers, Inc.
• Bloomin’ Brands, Inc.	• Dave & Buster’s Entertainment, Inc.	• Tractor Supply, Inc.
• Denny’s Corporation	• Texas Roadhouse, Inc.	• The Wendy’s Company
• Brinker International, Inc.	• Dine Brands Global, Inc.	• Williams-Sonoma, Inc.
• Cheesecake Factory, Inc.	• Domino’s Pizza, Inc.
• Chipotle Mexican Grill, Inc.	• Jack-in-the-Box, Inc.
Management and the Compensation Committee regularly evaluate the marketplace to ensure that our compensation programs remain competitive. In addition to its review of data from the peer group, the Compensation Committee also from time to time consults data from published compensation surveys, as well as inquiring of FW Cook, to assess more generally the competitiveness and the reasonableness of our compensation programs.
Compensation Risk Analysis
Each year, the Compensation Committee conducts an internal assessment of our executive and non-executive incentive compensation programs, policies, and practices as part of its responsibilities under our broader risk management program and to ensure compliance with applicable regulations. In 2024, as part of this process, the Compensation Committee reviewed and discussed the various design features and characteristics of the Company-wide compensation policies and programs, performance metrics, and approval mechanisms of all incentive programs. Based on this assessment and after discussion with management and FW Cook, the Compensation Committee has concluded that our incentive compensation arrangements and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Overview of Compensation Practices
We believe our compensation programs are generally consistent with best practices for sound corporate governance.
What We Do	What We Do Not Do
Deliver a majority of the target value of our long-term incentive program (as calculated at the time of grant) through performance-based awards
Execute employment agreements containing multi-year guaranties for salary increases, or automatic renewals (i.e., evergreen agreements) for those executive officers that have employment agreements — only our current Chief Executive Officer and former Executive Chair.

Require executives to hold vested performance and time-based shares for an additional year	Provide material perquisites for executives
Maintain robust stock ownership and retention guidelines for executives and non-executive directors	Offer gross-up payments to cover personal income taxes or excise taxes that pertain to executive or severance benefits
Conduct annual risk assessments of our compensation programs	Pay dividends on unvested LTI awards
Maintain robust anti-hedging, anti-pledging and recoupment (or “clawback”) policies	Provide special executive retirement programs
Require double trigger vesting (i.e. change in control AND termination of employment) for equity acceleration
We strive to achieve an appropriate mix between cash payments and equity incentive awards in order to meet our objectives by rewarding recent results, motivating long-term performance, and strengthening alignment with shareholders. The Compensation Committee evaluates the overall total direct compensation package for each executive officer relative to market conditions but does not specifically target any percentile for each element of their total direct compensation. In conducting this evaluation, the Compensation Committee’s goal is to ensure that a significant majority of each executive officer’s total direct compensation opportunity is contingent upon Company performance and shareholder value creation. The Compensation Committee annually reviews the compensation mix of each executive on a comprehensive basis to determine whether we have provided the appropriate incentives to accomplish our compensation objectives effectively.
In general, our compensation policies emphasized long-term equity compensation more than annual cash compensation for our executive officers. The Compensation Committee believes that the Company’s 2024 pay mix as approved at the outset of 2024 supported the Company’s strong pay for performance culture, as demonstrated by the fact that approximately 83% of our current Chief Executive Officer’s target total direct compensation and approximately 67% of our other Named Executive Officers’ target total direct compensation in 2024 were variable or at risk, as represented by the following charts:
Section 4. 2024 Compensation Programs
The following table summarizes the basic elements of our compensation programs, describes the behavior and/or qualities that each element is designed to encourage, and identifies the underlying purpose for that element of our compensation program as well as key decisions that were made in respect of that element for 2024:
Pay Element	At Risk?	What the Pay Element Rewards	Purpose of the Pay Element	Decisions for 2024
Base Salary		Skills, experience, competence, performance, responsibility, leadership and contribution to the Company	Provide fixed compensation for daily responsibilities,	Our Chief Executive Officer, Ms. Masino, was hired at the outset of 2024, at which time her base salary was established, and our former Chief Executive Officer, Ms. Cochran, did not receive a base salary increase in 2024. Mr. Pommells received a base salary increase of 17.6%, as part of a multi-year strategy to bring his compensation into line with market for his position.

Pay Element	At Risk?	What the Pay Element Rewards	Purpose of the Pay Element	Decisions for 2024
Mr. Wolfson, Ms. Daily, and Ms. Roberts received merit-based base salary increases of 3%, 4.7%, and 5.1%, respectively, as part of their annual compensation review.
Annual Bonus Plan		Annual achievement of objective performance targets.	Focus attention on meeting annual performance targets and our near-term success, provide additional cash compensation and incentives based on our annual performance.
As in 2022 and 2023, the 2024 Annual Bonus Plan was established as a program with two components. The first component was financial, based on the achievement of adjusted operating income, and represented 50% of an executive’s target award. The second component, representing the remaining 50% of an executive’s target award, was based on the achievement of various objective metrics which the Compensation Committee deemed strategically important.
In all events, bonus payouts were capped at 175% of target.
The Company achieved below target on the financial portion and above target on the objective metrics portion of the 2024 Annual Bonus Plan, resulting in a total payout below target.

Long-Term Performance Incentives (Performance Shares)		Achieving multi-year performance goals and value creation
Focus attention on meeting longer-term performance targets and driving our long-term success, create alignment with shareholders by focusing efforts on longer-term financial goals and shareholder returns; driving management retention.

Performance shares represent 50% of an NEO’s target award.
As in 2022 and 2023, performance shares granted in 2024 will ultimately vest, if at all, on the basis of the Company’s achievement of EBITDA growth over a three-year performance

Pay Element	At Risk?	What the Pay Element Rewards	Purpose of the Pay Element	Decisions for 2024

period. The number of shares will be further subject to a 25% adjustment, up or down, based on the Company’s relative TSR performance against the Index.
The payout of 2024 performance shares is capped at 200% of target.

Long-Term Retention Incentive (time-based RSUs)		Continued service to the Company and its shareholders	Create alignment with shareholders by focusing efforts on longer-term financial goals and shareholder returns; driving management retention.	Time-based RSUs that ratably vest over three years on each of the first, second and third anniversaries of the grant date represent 50% of an NEO’s target award.
Health and Welfare Benefits		Provide appropriate amount of safety and security for executives and their families (as applicable) in the form of medical coverage as well as death/disability benefits	Allow executives to focus their efforts on running the business effectively.	No changes from 2023.
Base Salary
The Compensation Committee reviews our executive officers’ base salaries annually at the end of each year and establishes the base salaries for the upcoming year. Base salary for our executive officers is determined after consideration of numerous factors, including, but not limited to: scope of work, skills, experience, responsibilities, performance and seniority of the executive, peer group salaries for similarly-situated positions (i.e., a market competitive review) and the recommendation of the Chief Executive Officer (except in the case of her own compensation). Ms. Cochran’s and Ms. Masino’s salaries were set in accordance with their respective employment agreements (discussed in greater detail below). The Company views base salary as a fixed component of executive compensation that compensates the executive officer for the daily responsibilities assumed in operating the Company throughout the year.
Our Chief Executive Officer, Ms. Masino, was hired at the outset of 2024, at which time her base salary was established, and our former Chief Executive Officer, Ms. Cochran, did not receive a base salary increase in 2024. Other NEOs received increases ranging from 3% in the case of Mr. Wolfson to 17.6% in the case of Mr. Pommells, whose compensation was increased as part of a multi-year strategy to bring his compensation into line with market for CFO compensation. Other increases were given in recognition of the individuals’ experience, responsibilities, and length of service in their respective roles, as well as their performance, to maintain salaries at market-competitive levels, and to reflect annual cost of living increases.
Base salaries for 2023 and 2024 for the Named Executive Officers, rounded to the nearest thousand dollars, were as follows:

NAMED EXECUTIVE OFFICER	2023 BASE SALARY	2024 BASE SALARY	PERCENT CHANGE
Julie Masino	N/A	$1,000,000	N/A
Sandra B. Cochran*	$1,175,000	$1,175,000	0.0%
Craig Pommells	$510,000	$600,000	17.6%
Laura A. Daily	$430,000	$450,000	4.7%
Donna Roberts	$390,000	$410,000	5.1%
Richard M. Wolfson	$500,000	$515,000	3.0%

*
Ms. Cochran ceased to serve as Chief Executive Officer in November 2023 and retired as our Executive Chair in February 2024.

Annual Bonus Plan
Our annual bonus plan is designed to provide our executive officers with the opportunity to receive additional cash compensation based on a target percentage of base salary, but only if the Company successfully meets established performance targets. The annual bonus plan or a variant thereof applies to more than three hundred of our management-level employees and not just our executive officers.
Ms. Cochran’s target bonus opportunity for 2024 was not increased from 2023 and remained at 160%. Ms. Masino’s target bonus was set at 125% as part of her employment agreement entered into at the outset of 2024. The Committee increased Mr. Pommells’ and Mr. Wolfson’s target bonus opportunities from 75% and 65% in 2023 to 85% and 75%, respectively, in 2024, after a competitive analysis of their compensation packages. No other NEO received an increase in their target bonus opportunity for 2024.
Program Design for 2024
The Compensation Committee determined that the same general annual bonus program structure from 2023 would once again be appropriate for 2024. Consequently, 50% of an executive’s 2024 bonus opportunity was tied to the achievement of a financial metric (adjusted operating income) and the other 50% was tied to the achievement of a series of objective and quantitative metrics that the Compensation Committee believed were important for the Company’s short- and long-term success. The Committee capped potential payouts under each component of the 2024 Annual Bonus Plan at 200% of target for the financial component and 150% of target for the strategic component. Taking both portions together, the maximum payout was thus 175% of target.
Below we describe the two components of the 2024 Annual Bonus Plan and the applicable metrics:
Financial Component — Achievement of Adjusted Operating Income
The Compensation Committee established threshold, target, and maximum levels of performance for the financial component of the 2024 Annual Bonus Plan based on the Company’s achievement of adjusted operating income. Threshold adjusted operating income for purposes of the 2024 Annual Bonus Plan was set at $[    ] million; target was set at $[    ] million; and maximum was set at $[    ] million.*
Following the conclusion of 2024, based on its review of the Company’s audited financial results, the Compensation Committee certified that the Company achieved adjusted operating income calculated in accordance with the 2024 Annual Bonus Plan of $[    ] million in 2024, corresponding to an approximate payout of [    ]% of target for financial component of the 2024 Annual Bonus Plan.

*
Adjusted operating income calculated in accordance with the 2024 Annual Bonus Plan is a non-GAAP financial measure. For a definition of adjusted operating income and a reconciliation of this non-GAAP financial measure to GAAP operating income, see Appendix A. [The adjustments used to determine operating income calculated in accordance with the 2024 Annual Bonus Plan were included in the plan itself and were not the result of discretionary decisions by the Compensation Committee in certifying results.]

Strategic Component — Objective Metrics
For the strategic component of the 2024 Annual Bonus Plan, the Compensation Committee established a weighted scorecard of 15 objective performance metrics that the Committee believed were particularly important in advance of the Company’s strategic transformation initiatives. Each metric had preset and discrete goals, which were assigned a number of possible points. Most of the metrics were designed to be “all or nothing,” while a few of the metrics were scaled. The total number of possible points was 165.
The Committee then created a payout grid based on the total number of points achieved, capping the associated payouts at 150% of target, and with payouts between levels prorated on a straight-line basis:
Total Points	Percent of Target Payout
Below 65	0%
65	25% of Target
85	50% of Target
105	75% of Target
125	100% of Target
145	120% of Target
165	150% of Target
The metrics are categorized below, and all of them were 100% objective in nature and determined by the Compensation Committee to be appropriately meaningful, challenging to accomplish, and important to the Company’s anticipated strategic transformation activities. The Company’s achievement of these metrics was audited by the Company’s internal auditing group following a predetermined methodology after the conclusion of 2024. There was thus no subjectivity in determining whether a metric was achieved. This scorecard applied to the hundreds of employees who participated in the bonus plan and not only to our executive officers.
Area of Focus	Metric Description
Human Capital Management	• Store hourly and store management turnover levels • Training program and field skill certification metrics
Guest Experience	• Guest experience and review metrics
Retail	• Retail inventory metrics
Health & Safety	• OSHA performance • Food safety audit scores
IT/Cybersecurity	• Launch or fulfillment of key IT initiatives • Cybersecurity metrics
New Unit Development	• Pipeline metrics for Cracker Barrel and Maple Street Biscuit Company locations
Strategic Initiatives	• Loyalty Program metrics • Strategic Transformation metrics • Cost savings metrics • Labor technology rollout metrics
Following the conclusion of 2024, the Compensation Committee certified that the Company achieved [    ] out of the possible 165 points. No discretionary adjustments were made to any of the metrics or scores. Based on these results, management earned [    ]% of target under the payout chart for strategic component of the 2024 Annual Bonus Plan.

The following table sets forth (i) target 2024 bonuses for the Named Executive Officers, expressed both as a percentage of base salary and in absolute amounts, and (ii) the actual bonuses received by the Named Executive Officers under the 2024 annual bonus plan:
NAMED EXECUTIVE OFFICER	2024 BASE SALARY	2024 BONUS TARGET PERCENTAGE	2024 BONUS TARGET	2024 ACTUAL BONUS
Julie Masino	$977,273	125%	$1,221,591	$	[ ]
Sandra B. Cochran*	$1,175,000	160%	$1,880,000	$	[ ]
Craig Pommells	$600,000	85%	$510,000	$	[ ]
Laura A. Daily	$450,000	65%	$292,500	$	[ ]
Donna Roberts	$410,000	65%	$266,500	$	[ ]
Richard M. Wolfson	$515,000	75%	$386,250	$	[ ]

*
Ms. Cochran ceased to serve as Chief Executive Officer in November 2023 and retired as our Executive Chair in February 2024.

The above 2024 annual bonuses are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page [   ] of this proxy statement.
Long-Term Incentives
The Compensation Committee believes that long-term incentives, particularly equity-based awards, provide a strong alignment of the interests of shareholders and executives and serve as a valuable talent retention tool. Therefore, a significant portion of our executive officers’ total compensation is provided in the form of equity awards, which are granted under the Company’s 2020 Omnibus Incentive Plan, approved by our shareholders (the “2020 Omnibus Plan”). Each year the Compensation Committee considers and discusses various alternatives as to the form and structure of equity-based awards in order to best achieve these goals of shareholder alignment and talent retention.
Long-Term Incentive Arrangements for 2024
In 2024, the Company’s equity compensation awarded to executive officers was governed by the 2024 Long-Term Incentive (“LTI”) program, which the Compensation Committee adopted in September 2023. Structurally, the 2024 LTI program was identical to the 2023 LTI program.
The 2024 LTI program consists of an equal mix of performance-based and time-based awards, as follows: (i) a performance-based award under a Long-Term Performance Plan (LTPP) (the “2024 LTPP”), which provides for awards of performance shares tied to the Company’s achievement of targeted levels of EBITDA growth over a three-year performance period, and then increased or decreased, as the case may be, based on the Company’s relative TSR performance against the Index; and (ii) a time-based RSU award (the “2024 RSU Award”), which provides for awards of RSUs that ratably-vest over three years from the date of grant (i.e., one third after each of the first, second, and third anniversary of the grant date, respectively). Executives are required to hold all shares they receive under the LTI program, whether performance-based or time-based, for at least 12 months following the vesting date.
2024 LTI Award Grants
In September 2023, the Compensation Committee (and the Board, in the case of Mses. Masino and Cochran) approved equity grants based on a target percentage (referred to as the executive officer’s “LTI Percentage”) of an executive officer’s base salary.
Each NEO’s LTI Percentage was used to derive a target award for the NEO, expressed as a number of shares, determined by reference to the average closing price of the Company’s common stock on the grant date, which was $69.16.
All awards granted under the LTI program are credited with dividend equivalent rights for any cash dividends paid on the Company’s stock between the award date and the vesting date, based on the number of shares ultimately awarded, and the deferred amounts are settled in cash upon the vesting of the awards at the end of the performance period. No dividends are paid on unvested/unearned shares.
2024 LTPP.   For 2024, each executive officer was eligible to receive a 2024 LTPP award of performance-based shares (a “2024 LTPP Award”) of a target number of shares, with the actual number of awarded shares determined by the Company’s achievement of EBITDA growth over a three-year performance period, and adjusted up or down, as the case may be, based on the Company’s TSR over such period relative to the Index. The minimum number of potential shares is zero and the maximum is 200% of target. Moreover, awards cannot be upwardly adjusted if the Company’s absolute TSR over the performance period is negative, irrespective of how well the Company performs relative to the Index.
NEOs (other than Ms. Masino) will forfeit their 2024 LTPP Award if, prior to that time, they are terminated or voluntarily resign other than as a result of (i) retirement by an individual who meets the retirement-eligible conditions of 60 years of age and at least five years of service, for which such awards will be prorated for time served and based on actual performance determined at the end of the performance period; or (ii) following a change in control of the Company.
The following table summarizes the target 2024 LTPP Awards for each of our Named Executive Officers at the time of grant. As indicated above, the awards will pay out, if at all, at the end of the performance period in September 2026:
NAMED EXECUTIVE OFFICER	2024 BASE SALARY	TARGET LTPP PERCENTAGE	TARGET VALUE	NO. OF SHARES AT TARGET
Julie Masino	$1,000,000	180%	$1,800,000	26,026
Sandra B. Cochran*	$1,175,000	200%	$2,350,000	33,979
Craig Pommells	$600,000	85%	$510,000	7,374
Laura A. Daily	$450,000	50%	$225,000	3,253
Donna Roberts	$410,000	50%	$205,000	2,964
Richard M. Wolfson	$515,000	60%	$309,000	4,467

*
Ms. Cochran ceased to serve as Chief Executive Officer in November 2023 and retired as our Executive Chair in February 2024.

2024 RSU Awards.   Each executive officer received a target 2024 RSU Award of time-based RSUs that will ratably vest over the three years (i.e., one third on each of the first, second and third anniversaries of the date of grant, respectively). NEOs (other than Ms. Masino) will forfeit their 2024 RSU Award if, prior to that time, they are terminated or voluntarily resign other than as a result of (i) retirement by an individual who meets the retirement-eligible conditions of 60 years of age and at least five years of service, for which such awards will be prorated for time served and based on actual performance determined at the end of the performance period; or (ii) following a change in control of the Company.
The following table summarizes the 2024 RSU Awards for each of our Named Executive Officers:
NAMED EXECUTIVE OFFICER	2024 BASE SALARY	TARGET RSU PERCENTAGE	TARGET VALUE	NO. OF SHARES AWARDED
Julie Masino	$1,000,000	180%	$1,800,000	26,026
Sandra B. Cochran*	$1,175,000	200%	$2,350,000	33,979
Craig Pommells	$600,000	85%	$510,000	7,374
Laura A. Daily	$450,000	50%	$225,000	3,253
Donna Roberts	$410,000	50%	$205,000	2,964
Richard M. Wolfson	$515,000	60%	$309,000	4,467

*
Ms. Cochran ceased to serve as Chief Executive Officer in November 2023 and retired as our Executive Chair in February 2024.

2024 Special Restricted Stock Award.   To incentivize her retention and recognize her individual performance, in September 2023, the Compensation Committee authorized a special one-time restricted stock award to Ms. Roberts having a grant date fair value of $1,000,000. The award vests in two equal installments on each of the second and third anniversaries of the grant.
Previously Granted Performance-Based Equity Awards
2022 LTPP Awards
In September 2024, some of our NEOs received payouts of performance-based awards that were granted in September 2021, which was shortly after the start of our fiscal year 2022. These awards are referred to as the “2022 LTPP Awards.” Details about the 2022 LTPP Awards and the underlying program’s design, are described in greater detail in our proxy statement filed with the SEC on October 7, 2022. Ms. Masino was not with the Company in September 2021 and, consequently, did not receive a 2022 LTPP Award. Executives are required to hold all shares they received pursuant to the 2022 LTPP Awards for at least 12 months following the vesting date.
The 2022 LTPP Awards were an award of performance shares based on the Company’s EBITDA growth each year over a three-year performance period (2022, 2023 and 2024). The final payout was then subject to potential downward or upward adjustment (“TSR Adjustment”), based on the Company’s TSR performance relative to the Index over the same three-year performance period.
The Committee established and approved EBITDA growth targets for each year during the performance period, and the results of each year were averaged to determine the final payout of the 2022 LTPP Awards before the application of the TSR Adjustment. In establishing the EBITDA growth targets for each year, the Committee considered, among other things, past and expected industry trends, market, and economic conditions, the Company’s strategic plans, and prior year performance. The applicable EBITDA growth targets and associated levels of payouts, and the Company’s actual achievement, for each of the three years were as follows:
2022
Adjusted EBITDA Growth Over Prior Year	Payout % of Target
Less than -10%	0% (Threshold)
5.0% to 9.9%	100% (Target)
Above 20%	150% (Maximum)
Actual Achievement: [ ]
2023
Adjusted EBITDA Growth Over Prior Year	Payout % of Target
Less than -10%	0% (Threshold)
5.0%	100% (Target)
25% or above	150% (Maximum)
Actual Achievement: [ ]
2024
Adjusted EBITDA Growth Over Prior Year	Payout % of Target
Less than -5%	0% (Threshold)
10.0%	100% (Target)
20% or above	150% (Maximum)
Actual Achievement: [ ]
On September [  ], 2024, the Compensation Committee reviewed and certified the Company’s performance over the three-year performance period for the 2022 LTPP Awards, first by certifying the Company’s annual EBITDA performance over the three-year performance period and associated payout, and then adjusting the payout in light of the Company’s TSR for the period against the Index.

The Committee certified that the Company’s adjusted EBITDA performance over the three-year performance period equated to a final payout before application of the TSR Adjustment of [    ]% of target (“Base Payout Level”). The Committee then certified that the Company’s TSR for the period was [      ], calculated as follows:
(Change in price of the Company’s common stock during 3-year performance period + dividends paid during 3-year performance period)

Price of the Company’s common stock at the start of the performance period
The Company’s TSR for the period fell within the [    ] percentile of the Index, resulting in a [    ]% [      ] to the Base Payout Level, and a final payout of 2022 LTPP awards of [    ]% of target. Consequently, the final number of 2022 LTPP awards finally issued to each eligible NEO on September 30, 2024 was [    ]% of target, as follows:
NAMED EXECUTIVE OFFICER	Target Number of 2022 LTPP Shares	Applicable Payout Percentage of Target	Actual No. of Shares Awarded
Sandra B. Cochran*	16,816	[ ]%	[ ]
Craig Pommells	1,322	[ ]%	[ ]
Laura A. Daily	1,456	[ ]%	[ ]
Donna Roberts	1,252	[ ]%	[ ]
Richard M. Wolfson	2,039	[ ]%	[ ]

*
Ms. Cochran ceased to serve as Chief Executive Officer in November 2023 and retired as our Executive Chair in February 2024.

Health and Welfare Benefits
We offer a group insurance program consisting of life, disability and health insurance benefit plans that cover all full-time management and administrative employees, and a supplemental group term life insurance program that covers our Named Executive Officers and certain other management personnel. Aside from the annual recalibration of benefit costs and the associated premium changes that affect all participants, no significant changes were made to our health and welfare benefits for our Named Executive Officers during 2024.
Severance and Change in Control Provisions
None of our Named Executive Officers who remain employed with the Company has an employment agreement other than Ms. Masino, whose agreement governs her arrangements relating to severance and/or a change in control of the Company (a “CIC Transaction”). All of our other Named Executive Officers who remain employed with the Company, along with all of the Company’s other executive officers, have entered into (i) severance agreements (“General Severance Agreements”) that govern the terms of their involuntary separation from the Company other than in connection with a CIC Transaction; and (ii) change in control agreements (“CIC Agreements”) that govern their employment by the Company and the terms of their involuntary separation from the Company following a CIC Transaction. These agreements are summarized as they apply to our Named Executive Officers below. In addition, each Named Executive Officer entered into certain supplemental severance-related agreements in 2023 in connection with our CEO transition. These are described in last year’s proxy statement.
The General Severance Agreements are intended to attract and retain executive talent by providing executives with reasonable assurance that if their employment relationship with the Company is involuntarily terminated in certain circumstances other than for cause they will have sufficient resources to be able to transition to other professional opportunities. While the CIC Agreements are also intended as a recruitment and retention tool, they are additionally intended to ensure that the Company will have the continued dedication, focus and objectivity from key executives in the event of a proposed CIC Transaction, and thus maintain the alignment of our executives’ interests with those of our shareholders.

The employment agreement with Ms. Masino, the General Severance Agreements, the CIC Agreements and the supplemental agreements related to our CEO transition are described in greater detail below. Potential payments pursuant to these agreements to our Named Executive Officers under various termination scenarios are more fully described under “Executive Compensation — Compensation Tables and Information — Potential Payments Upon Termination or Change in Control” below, including the table on page [   ] of this proxy statement.
Severance Benefits Specific to Ms. Masino
The Company and Ms. Masino entered into an employment agreement on July 17, 2023 (the “Masino Employment Agreement”), pursuant to which Ms. Masino serves as the Company’s President and Chief Executive Officer.
Among other things, the Masino Employment Agreement governs the severance benefits to be received by Ms. Masino. Under the Masino Employment Agreement, Ms. Masino’s employment with the Company is “at will” and either party may terminate the agreement at any time, but Ms. Masino will be entitled to certain severance benefits in the event that her employment with the Company is terminated under certain circumstances.
In the event that Ms. Masino’s employment is terminated by the Company with Cause (as defined in the Masino Employment Agreement) or by Ms. Masino without Good Reason (as defined in the Masino Employment Agreement), the Masino Employment Agreement provides the Company shall pay the accrued obligations under the Masino Employment Agreement to Ms. Masino. Ms. Masino will forfeit any unearned cash incentive awards and outstanding equity awards that are unvested at the time of such termination.
If Ms. Masino’s employment is terminated by the Company without Cause or by Ms. Masino with Good Reason, the Masino Employment Agreement provides that, in addition to the accrued obligations under the Masino Employment Agreement, Ms. Masino will be entitled to:
•
an amount equal to two times the sum of Ms. Masino’s current base salary and Ms. Masino’s annual cash target-level incentive bonus;

•
a prorated portion of Ms. Masino’s annual cash incentive bonus for the fiscal year in which such termination occurs, based on the number of calendar days elapsed prior to such termination; and

•
a lump-sum payment in an amount equal to the costs of continued health benefits under COBRA for a period of 24 months.

In addition, if Ms. Masino’s employment is terminated by the Company without Cause (other than due to death or disability) or by Ms. Masino with Good Reason prior to August 1, 2025, Ms. Masino will forfeit all unvested equity awards (other than the time-vesting restricted stock award she received on August 7, 2023), and if terminated on or after August 1, 2025 , Ms. Masino’s unvested time-vesting equity awards shall be fully payable upon conclusion of the original vesting period and unvested performance awards shall be prorated for service and payable upon conclusion of the applicable performance period based on actual performance.
Change in Control Benefits for Ms. Masino
The Masino Employment Agreement provides certain benefits in the event that Ms. Masino’s employment with the Company is terminated in connection with a change in control. The Masino Employment Agreement contains a “double trigger,” and in the event that a change in control of the Company (as defined in the agreement) occurs during the term of the Masino Employment Agreement, and her employment is terminated without cause or terminated by Ms. Masino with good reason within 90 days prior to or within two years following the change in control, Ms. Masino will be entitled to receive:
•
an lump sum payment equal to two times the sum of Ms. Masino’s current base salary and Ms. Masino’s annual cash target-level incentive bonus;

•
a prorated portion of Ms. Masino’s annual cash incentive bonus for the fiscal year in which such termination occurs, based on the number of calendar days elapsed prior to such termination;

•
accelerated vesting of all equity awards, with performance-based awards determined as if target-level performance was achieved by the Company as of the date of termination; and

•
a lump-sum payment in an amount equal to the costs of continued health benefits under COBRA on a monthly basis for a period of 24 months.

The Masino Employment Agreement does not entitle Ms. Masino to receive any gross-up payment to reimburse her for any excise tax under Sections 280G and 4999 of the Code, as amended. Ms. Masino will be subject to noncompetition, non-solicitation and confidentiality restrictions following the termination of her employment. The agreement obligates Ms. Masino not to own or work as an employee or consultant for any multi-unit restaurant business that offers full service family or casual dining or to solicit the Company’s employees for a period of two years following the termination of her employment.
Severance Benefits Specific to Ms. Cochran
As discussed in detail in last year’s proxy statement, Ms. Cochran and the Company entered into an employment agreement on July 17, 2023 (the “Cochran Employment Agreement”). The Board authorized the Cochran Employment Agreement as part of their multi-year succession planning initiative to identify and on-board Ms. Masino as the Company’s new President and Chief Executive Officer and to ensure stable continuity on our Board. The Cochran Employment Agreement provided that Ms. Cochran would serve as our President and Chief Executive Officer until November 1, 2023, before transitioning to the role of Executive Chair until September 30, 2024, or such earlier date that the Board might determine (the “Retirement Date”).
In February 2024, the Board determined that Ms. Cochran had delivered all of the benefits that the Board had intended when it structured our CEO transition and entered into the Cochran Employment Agreement, and, consequently, exercised its right to terminate the Cochran Employment Agreement and accelerate the Retirement Date to February 22, 2024. As a result of this decision, the Company was obligated to pay to Ms. Cochran (i) accrued but unpaid base salary, any compensation previously deferred, accrued but unpaid vacation, any accrued but unpaid cash incentive compensation earned in respect of a prior fiscal year, and other accrued amounts or benefits (“accrued obligations”); (ii) her base salary through September 30, 2024, payable in installments on normal payroll dates throughout the term; (iii) her annual cash incentive bonus for 2024, payable at the same time and manner as they are paid to peer executives at the Company; and (iv) a lump sum payment in an amount equal to the full monthly premiums for continued coverage under COBRA through September 30, 2024.
Additionally, Ms. Cochran’s unvested time-vesting equity awards will become fully payable upon conclusion of the original vesting period and unvested performance awards will become fully payable upon conclusion of performance period based on actual performance. No equity awards were accelerated by virtue of the decision to accelerate the Retirement Date and terminate the Cochran Employment Agreement.
In consideration of the foregoing payments, Ms. Cochran executed a comprehensive release of claims against the Company and remains bound by various restrictive covenants.
General Severance Agreement for all other Named Executive Officers
Each Named Executive Officer who is a party to the General Severance Agreement will be entitled to receive severance benefits of 12-18 months’ base salary continuation and continuation of benefits under COBRA (with the executive responsible for paying the premiums), depending on his or her length of service, as a result of the termination of his or her employment by the Company other than for “cause” or by the executive for “good reason” (each as defined in the agreement).
To receive the foregoing benefits, the executive must execute a comprehensive release in favor of the Company, waiving any claims the executive may have against the Company. In addition to obligating the executive to maintain confidentiality of Company information and return all Company property, the General Severance Agreement further contains non-competition covenants that restrict the executive from working with certain competitors for a period of six months; and (ii) soliciting employees of the Company or interfering with the relationship of any customer, supplier or other business relation of the Company for a period of 12 months.

The Severance Agreement has an initial term of three years and will automatically renew each year thereafter unless the Company provides the executive with 90 days’ written notice of its intention not to renew prior to the expiration of the then-current term.
CIC Agreements
The CIC Agreement becomes effective only in the event of a CIC Transaction, as defined in the agreement. Once it takes effect, the Company agrees to employ the executive, and the executive agrees to remain in the employ of the Company, from the date of a change in control to the earlier to occur of the second anniversary of such change in control or the executive’s normal retirement date. During this period of employment, the Company agrees to provide the executive with (i) base salary at least equal to the highest base salary which the executive was paid during the 24 calendar months immediately prior to the change in control, (ii) the right to participate, at the highest target percentage rate or target participation level at which he or she participated during the 12-month period prior to the change in control, in the Company’s bonus and equity incentive compensation plans; and (iii) the same employee benefits and perquisites which the executive received (or had the right to receive) during the 12 months immediately prior to the date of the change in control.
The CIC Agreement has an indefinite term but may be terminated by the Company upon not less than one year’s prior written notice to the executive if (i) the Company has not received any proposal or indication of interest from a party regarding, nor is the Company’s Board of Directors then considering, a potential change in control transaction; and (ii) the Company terminates the CIC Agreements for all similarly situated executives and not just the individual.
The CIC Agreement is “double trigger”, and no payments or equity awards are paid out immediately upon the change in control. The executive does not have any right to receive any gross-up payment in reimbursement of any excise tax under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). If amounts payable under the CIC Agreement would be subject to such excise tax, then the executive will pay the tax or such amounts will be reduced to a level where the excise tax no longer applies, whichever is more beneficial to the executive. The CIC Agreement contains restrictive covenants, including relating to confidentiality, non-competition, and non-solicitation, that are identical to the ones found in the General Severance Agreement.
In the event that employment is terminated by the Company other than for “cause” or by the executive for “good reason” (each as defined in the CIC Agreement) at any point during the 24 months following a change in control, then, in addition to any accrued and unpaid salary, bonus, benefits and vacation time, the terminated executive is entitled to (i) a lump-sum cash payment equal to two times the sum of his or her annual salary and target annual bonus for the year in which termination occurs, (ii) his or her annual bonus for the year in which termination occurs, pro-rated to his or her actual period of service during that year; (iii) continued health and welfare benefits and perquisites for the two-year period following termination at no greater cost to the executive; and (iv) the payment of the cash-out of his or her equity awards, as described below.
Unless an individual equity award agreement provides the executive with immediate vesting of the award upon a change in control (in which case the terms of such award agreement will apply), under the CIC Agreement, all of the executive’s outstanding and unvested equity awards and accrued dividends at the time of the change in control occurs will be converted to cash at their target level of award, which, depending on the Company’s projected performance at the time of conversion, could be beneficial or detrimental to the executive. The converted cash will earn interest at the rate of 1.5% over the 10-year Treasury Bill rate in effect at the beginning of each month and will be paid to the executive upon the earliest to occur of (i) the second anniversary of the change in control; (ii) the date(s) on which the underlying awards would have otherwise vested or been paid; or (iii) the date of a qualifying termination of the executive’s employment under the CIC Agreement.
Special CEO Transition Arrangements
In connection with our CEO transition, the Company entered into a transitional letter agreement (each, a “Transitional Letter Agreement”) with certain of its executive officers, including the Named

Executive Officers other than Ms. Cochran. The Transitional Letter Agreements create an additional incentive to retain senior executive talent during the transition. The Transitional Letter Agreements provide that each such executive officer will be entitled to a lump-sum cash payment as set forth therein if his or her employment is terminated by the Company without “Cause” (as such term is defined in the Transitional Letter Agreements) during the period beginning on November 1, 2023 and ending on October 31, 2024 (with respect to Mr. Wolfson), September 30, 2025 (with respect to Ms. Daily and Ms. Roberts), or October 31, 2025 (with respect to Mr. Pommells).
In addition, the Company entered into Consulting Agreements (each, a “Consulting Agreement”) with certain senior executive officers who serve in key roles supporting the Chief Executive Officer of the Company and who are at or near retirement eligibility (each, a “Consulting Executive”), including Ms. Daily and Mr. Wolfson. The Consulting Agreements require each Consulting Executive to provide at least six months’ notice of his or her intent to retire or otherwise resign (provided that no such notice could have been given prior to May 1, 2024) and remain available to consult for the Company for one year after termination as directed by the Company, to allow for orderly transition planning of these senior roles and to allow for continued access to these executives’ skill sets following his or her eventual departure. The Company has the option to terminate the employment of a Consulting Executive prior to the end of the six-month notice period, in which case the applicable Consulting Agreement would be null and void and the termination will constitute a “Qualifying Termination” under his or her respective General Severance Agreement. To the extent the applicable Consulting Executive’s employment is not terminated prior to the end of the six months’ notice period, (i) the General Severance Agreement will automatically be nullified and terminated, and (ii) the Consulting Executive will be obliged to be available to consult with the Company, subject to certain terms and conditions set forth in the applicable Consulting Agreement, for one year in exchange for a consulting fee to be paid in installments during the one-year term. The effective result of the foregoing arrangement is that the Company can proceed in the manner it believes is more advantageous to the Company — either severing the employment relationship with the Consulting Executive and triggering the General Severance Agreement or engaging the Consulting Executive for an additional year in a consultative capacity.
Perquisites
Other than participation in benefit plans that are broadly applicable to our full-time employees, we provide very limited perquisites and other benefits to our Named Executive Officers. Indeed, we only provide to our executive officers a modest financial planning assistance benefit and the availability of a concierge medical service.
All perquisites that are received by Named Executive Officers are reflected in the Summary Compensation Table on pages [  ] – [  ] of this proxy statement under the “All Other Compensation” column and related footnote.
As far as other perquisites are concerned, we note that:
•
Named Executive Officers do not have use of a Company vehicle;

•
Named Executive Officers may not schedule the Company aircraft for personal travel;

•
We do not have a defined benefit pension plan or SERP; and

•
We do not provide perquisites that are provided by many other companies, such as club memberships or drivers.

Section 5. Realizable Pay Analysis and Other Executive Compensation Policies and Guidelines
Realizable Pay Analysis
While many of the required compensation disclosures under SEC rules represent awards that may be earned, realizable pay considers pay that is actually earned. The following chart demonstrates, over the three-year period of 2022, 2023 and 2024, that the Company’s Total Shareholder Return decreased by [      ]%, and the realizable total direct compensation of our CEO (calculated as the realizable total direct

compensation of Ms. Cochran for 2022 and 2023 and of Ms. Masino for 2024) declined by [      ]% from their aggregate target total direct compensation for that same period.
[           ]
Stock Ownership Guidelines
We have stock ownership guidelines (the “Ownership Guidelines”) that apply to all executive officers and our non-employee directors, and that are posted on our website at www.crackerbarrel.com. The Ownership Guidelines reflect the Compensation Committee’s belief that executives and directors should accumulate a meaningful level of ownership in Company stock to align their interests with shareholders. The Ownership Guidelines are based on a multiple of base salary for executive officers and the base annual cash retainer for non-employee directors. The Chief Executive Officer’s guideline is five times base salary, the Chief Financial Officer’s guideline is three times base salary, and any other executive officer’s guideline is two times base salary. No executive officer may sell or otherwise dispose of any shares until his or her aggregate ownership satisfies these requirements. Our non-employee directors are subject to a guideline of six times the annual base cash retainer paid to such non-employee director. Calculations to determine compliance with the Ownership Guidelines are made during the first quarter of each year, and are based upon (i) with respect to executive officers, each officer’s base salary applicable at the time of such calculation and (ii) the average closing price of the Company’s common stock, as reported by Nasdaq, for each trading day during the last 30 calendar days of the preceding year and the first 30 calendar days of the year in which the calculation is performed. For 2024, the Ownership Guidelines for our Named Executive Officers were as follows:
Executive Officer	Multiple of Base Salary
Julie Masino	5X
Sandra B. Cochran*	5X
Craig Pommells	3X
Laura A. Daily	2X
Donna Roberts	2X
Richard M. Wolfson	2X

*
Ms. Cochran ceased to serve as Chief Executive Officer in November 2023 and retired as our Executive Chair in February 2024.

Executive officers and non-employee directors must retain 100% of the net number of shares of common stock acquired (after payment of exercise price, if any, and taxes) upon the exercise of stock options and the vesting of restricted stock or RSUs granted until they achieve compliance with the applicable guideline. Once achieved, ownership of the guideline amount must be maintained for as long as the executive officers and non-employee directors are subject to the Ownership Guidelines. Executive officers and non-employee directors who do not comply with the Ownership Guidelines may not be eligible for future equity awards. If an executive officer or non-employee director falls below the required ownership threshold, he or she is prohibited from selling shares of Company common stock until he or she meets the ownership thresholds.
Anti-Hedging and Anti-Pledging Policy
The Company’s anti-hedging and anti-pledging policy (the “Anti-Hedging and Anti-Pledging Policy”) prohibits directors and officers from directly or indirectly engaging in hedging against future declines in the market value of the Company’s securities through the purchase of financial instruments designed to offset such risk and from pledging the Company’s securities as collateral for margin and other loans. The Compensation Committee considers it improper and inappropriate for directors and officers of the Company to engage in hedging transactions to mitigate the impact of changes in the value of the Company’s securities.
Similarly, placing the Company’s securities in a margin account or pledging them as collateral may result in their being sold without the director’s or officer’s consent or at a time when the director or officer is in possession of material nonpublic information of the Company. When any of these types of transactions occurs, the director’s or officer’s incentives and objectives may be less closely aligned with those of the Company’s other shareholders, and the director’s or officer’s incentive to improve the Company’s performance may be (or may appear to be) compromised. Under the Anti-Hedging and Anti-Pledging Policy, no director or officer may, directly or indirectly, engage in any hedging transaction that reduces or limits the director’s or officer’s economic risk with respect to the director’s or officer’s holdings, ownership or interest in the Company’s securities, including outstanding stock options, stock appreciation rights or other compensation awards the value of which are derived from, referenced to or based on the value or market price of the Company’s securities.
Prohibited transactions include the purchase by a director or officer of financial instruments, including, without limitation, prepaid variable forward contracts, equity swaps, collars, puts, calls or other derivative securities that are designed to hedge or offset a change in market value of the Company’s securities, as well as any transaction that places the Company’s securities in a margin account or pledges them as collateral for loans or other obligations.
Recoupment Provisions
The Company may recover any incentive compensation awarded or paid, including our 2024 Annual Bonus payments, pursuant to an incentive plan based on (i) achievement of financial results that were subsequently the subject of a restatement due to material noncompliance with any financial reporting requirement under either GAAP or the federal securities laws, other than as a result of changes to accounting rules and regulations, or (ii) a subsequent finding that the financial information or performance metrics used by the Compensation Committee to determine the amount of the incentive compensation were materially inaccurate, in each case regardless of individual fault. In addition, the Company may recover any incentive compensation awarded or paid pursuant to any incentive plan based on a participant’s conduct which is not in good faith and which materially disrupts, damages, impairs or interferes with the business of the Company and its affiliates.
In order to comply with the applicable provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and requirements of Nasdaq (including Rule 5608 of the Nasdaq listing rules), the Company has adopted the Cracker Barrel Old Country Store, Inc. Nasdaq Executive Compensation Recovery Policy (“Nasdaq Clawback Policy”). In addition to the Company’s rights of recoupment as outlined above, the Nasdaq Clawback Policy subjects any incentive-based compensation paid to an executive officer after October 3, 2023 to recoupment if and to the extent the same was paid on the basis of financial results in respect of any of our three most recently completed fiscal years, which results were later restated. The Nasdaq Clawback Policy further authorizes the Compensation Committee to use a variety of means to effect any such recoupment, including the withholding of cash compensation, and cancelling, adjusting or offsetting against some or all outstanding vested or unvested equity awards.
Impact of Tax and Accounting Treatments on Compensation
Although the accounting and tax treatment of executive compensation generally has not been a factor in the Compensation Committee’s decisions regarding the amounts of compensation paid to our executive officers, it has been a factor in the compensation mix as well as the design of compensation programs. We have attempted to structure our compensation to maximize the tax benefits to the Company (e.g., deductibility for tax purposes) and to appropriately reward performance. The accounting treatment of differing forms of equity awards presently used to compensate our executives varies. However, the accounting treatment is not expected to have a material effect on the Compensation Committee’s selection of differing types of equity awards.
Sections 280G and 4999
As described above, Ms. Masino is a party to the Masino Employment Agreement, and we provide our Named Executive Officers other than Ms. Masino with General Severance and CIC Agreements. Neither Ms. Masino nor any of our other Named Executive Officers has a right under these agreements or otherwise to receive any gross-up payment to reimburse such executive officer for any excise tax under Sections 280G and 4999 of the Code.

Section 162(m)
The Compensation Committee has historically considered the impact of Section 162(m) of the Code in the design of its compensation strategies. Under Section 162(m) of the Code, compensation paid to executive officers in excess of $1.0 million in any year cannot be taken by us as a tax deduction unless the compensation constitutes “qualified performance-based compensation” within the meaning of Section 162(m). The Compensation Committee and the Company designed our compensation structure in an attempt to maximize deductibility of compensation under Section 162(m) to the extent practicable while maintaining a competitive, performance-based compensation program. However, the Compensation Committee and the Company also believe that they must (and do) reserve the right to award compensation which they each deem to be in the best interests of the Company and our shareholders, but which may not be fully tax deductible under Section 162(m). Moreover, this exception allowing the full deductibility of “qualified performance-based compensation” does not apply to compensation paid after January 1, 2018 unless paid pursuant to a written binding contract that was in effect on November 2, 2017.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement. Based on its review and discussions of the CD&A with management, the Compensation Committee recommended to our Board of Directors that the CD&A be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for 2024.
This report has been submitted by the members of the Compensation Committee:
Gilbert R. Dávila, Chair
Thomas H. Barr
Meg G. Crofton
John Garratt
Cheryl Henry

COMPENSATION TABLES AND INFORMATION
Summary Compensation Table
The following table sets forth information regarding the compensation for the Named Executive Officers during 2024, 2023 and 2022.
Name and Principal Position	Year	Salary(1) ($)	Restricted Stock/RSU Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)		All Other Compensation(4) ($)	Total ($)
Julie Masino, President and Chief Executive Officer(5)	2024	$970,863	$4,049,864	$	[ ]	$529,714	$	[ ]
Sandra B. Cochran, Former Executive Chair, President and Chief Executive Officer(6)	2024	$1,167,468	$4,699,975	$	[ ]	$419,898	$	[ ]
	2023	$1,175,000	$4,985,393		$1,673,200	$438,087		$8,271,679
	2022	$1,175,000	$4,878,994		$445,031	$465,250		$6,964,276
Craig A. Pommells(7)(8) Senior Vice President and Chief Financial Officer	2024	$596,154	$1,019,972	$	[ ]	$176,992	$	[ ]
	2023	$510,000	$2,703,140		$317,730	$162,556		$3,693,427
	2022	$311,269	$836,283		$61,304	$25,757		$1,234,612
Donna Roberts(9) Senior Vice President, Chief Human Resources Officer	2024	$407,372	$1,409,965	$	[ ]	$100,485	$	[ ]
Laura A. Daily(10)(11) Senior Vice President, Retail	2024	$447,115	$449,955	$	[ ]	$83,488	$	[ ]
	2023	$430,000	$1,205,974		$248,755	$94,046		$1,978,774
	2022	$407,000	$753,405		$80,158	$54,194		$1,294,757
Richard M. Wolfson, Senior Vice President, General Counsel and Secretary	2024	$511,699	$617,875	$	[ ]	$63,079	$	[ ]
	2023	$500,000	$636,288		$289,250	$63,083		$1,488,621
	2022	$475,000	$567,698		$93,551	$66,521		$1,202,770

(1)
Amounts in this column reflect the actual base salary earned by the NEO in 2024, 2023 and 2022, including any deferred amounts reported in the Non-Qualified Deferred Compensation Table. In July, the company moved from 24 pay cycles to 26 pay cycles. The amounts shown in this column reflect the last two pay periods paid based on 26 pay cycles.

(2)
The amounts disclosed in this column reflect the aggregate grant date fair value of awards for 2024, 2023 and 2022, calculated in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”). Specifically, the amounts provided for 2024 reflect the aggregate grant date fair value of the Named Executive Officer’s (i) time-based award under the 2024 Time-based RSU and (ii) target number of performance-based awards under the 2024 LTPP.

For the performance-based awards, the aggregate grant date fair value has been determined assuming the probable outcome of the performance condition on the date of the grant (i.e., the achievement of the target performance level). Assuming an outcome of performance conditions at the maximum level for the performance-based awards, the aggregate grant date fair value of all the stock awards made to each Named Executive Officer in 2024 (including the time-based award) are as follows:

Name	Year	Aggregate Grant Date Fair Value at Maximum Performance Level
Julie Masino	2024	$5,399,874
Sandra B. Cochran	2024	$7,049,963
Craig A. Pommells	2024	$1,529,958
Donna Roberts	2024	$1,614,955
Laura A. Daily	2024	$674,932
Richard M. Wolfson	2024	$926,813
For information regarding the compensation cost of the awards and the assumptions used to calculate the grant date fair value of the awards, see Note [     ] to the Consolidated Financial Statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for 2024 and Note 9 and Note 10 to the Consolidated Financial Statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for 2023 and 2022, respectively.
(3)
Amounts in this column reflect payments earned by the NEO in 2024, 2023 and 2022 under our Annual Bonus Plan for such years, including any deferred amounts reported in the Non-Qualified Deferred Compensation Table.

(4)
The table below sets forth information regarding each component of compensation included in the “All Other Compensation” column of the Summary Compensation Table above.

(5)
Ms. Masino joined the Company as Chief Executive Officer-Elect on August 7, 2023. The amount included for Ms. Masino in 2024 under the column entitle “Stock Awards” includes a one-time grant of 4,974 shares of restricted stock issued to Ms. Masino upon her joining the Company in 2024. These shares will vest in three equal installments on the first, second, and third anniversaries of the grant.

(6)
Ms. Cochran retired as the Company’s President and Chief Executive Officer on November 1, 2023 and as the Company’s Executive Chair on February 22, 2024.

(7)
Mr. Pommells joined the Company as Chief Financial Officer on December 6, 2021. The amount included for Mr. Pommells in 2022 under the column entitle “Stock Awards” includes a one-time grant of 3,929 shares of restricted stock issued to Mr. Pommells upon his joining the Company in 2022. These shares will vest on December 6, 2024.

(8)
The amount included for Mr. Pommells for 2023 under the column entitled “Restricted Stock/RSU Awards” includes a one-time grant of 19,368 shares of restricted stock issued to Mr. Pommells on September 22, 2022. These shares will vest in two equal installments on September 30, 2025 and September 30, 2026.

(9)
The amount included for Ms. Roberts for 2024 under the column entitled “Restricted Stock/RSU Awards” includes a one-time grant of 14,459 shares of restricted stock issued to Ms. Roberts on September 21, 2023 in recognition of her individual performance and to incentivize her retention. These shares vest in two equal installments on September 30, 2024, and September 30, 2025.

(10)
The amount included for Ms. Daily for 2022 under the column entitled “Restricted Stock/RSU Awards” includes a one-time grant of 2,500 shares of restricted stock issued to Ms. Daily on September 22, 2021, in recognition of her performance and to incentivize her retention. These shares will vest on September 30, 2024.

(11)
The amount included for Ms. Daily for 2023 under the column entitled “Restricted Stock/RSU Awards” includes a one-time grant of 7,263 shares of restricted stock issued to Ms. Daily on September 22, 2022 in recognition of her performance and to incentivize her retention. These shares will vest on September 30, 2025.

All Other Compensation
Name	Year	Life Insurance(1)	Long-term Disability(1)	Dividend Equivalents on Shares of Restricted Stock(2)	Company Match Under Non-qualified Deferred Compensation Plan	Company Match Under 401(k) Plan	Other(3)(4)	Total
Julie Masino	2024	$1,992	$0	$164,660	$6,404	$6,658	$350,000	$529,714
Sandra B. Cochran	2024	$20,189	$1,209	$349,964	$35,098	$1,909	$11,530	$419,898
Craig A. Pommells	2024	$1,992	$2,232	$157,024	$11,977	$3,766	$0	$176,992
Donna Roberts	2024	$1,429	$1,525	$89,389	$4,656	$3,485	$0	$100,485
Laura A. Daily	2024	$1,569	$1,674	$73,069	$829	$6,346	$0	$83,488
Richard M. Wolfson	2024	$1,796	$1,916	$45,051	$8,731	$5,586	$0	$63,079

(1)
We provide supplemental long-term disability insurance and life insurance to our executives and certain other employees. The amounts disclosed in this column represent the premiums paid by the Company on behalf of the NEO.

(2)
The amounts disclosed in this column represent 2024 cash dividend equivalents which were or will be paid to the NEO upon the vesting of (i) the 2024 LTPP and 2023 LTPP awards (at an assumed target level of performance), and (ii) the 2024, 2023, and 2022 Time-based RSU Grants, and (iii) any other time-based RSAs or RSUs granted to an NEO that vested in 2024 or were unvested at the end of 2024. These amounts will be settled in cash upon the vesting of the shares underlying such awards.

(3)
The amount in this column with respect to Ms. Masino represents a lump sum payment for relocation costs as outlined in the Masino Employment Agreement.

(4)
The amount in this column with respect to Ms. Cochran represents a lump sum payment equal to the full monthly COBRA premium amount as outlined in the Cochran Employment Agreement.

Grants of Plan-Based Awards Table
The following table sets forth information regarding grants of plan-based awards made to the Named Executive Officers during 2024.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Julie Masino		$229,048	$1,221,591	$2,137,784
	09/21/23				6,506	26,026	52,052		$69.16
	09/21/23							26,026	$69.16
	08/07/23							4,974	$90.46
Sandra B. Cochran		$352,500	$1,880,000	$3,290,000
	09/21/23				8,494	33,979	67,958		$69.16
	09/21/23							33,979	$69.16
Craig A. Pommells		$95,625	$510,000	$892,500
	09/21/23				1,843	7,374	14,748		$69.16
	09/21/23							7,374	$69.16
Donna Roberts		$49,969	$266,500	$466,375
	09/21/23				741	2,964	5,928		$69.16
	09/21/23							2,964	$69.16
	09/21/23							14,459	$69.16
Laura A. Daily		$54,844	$292,500	$511,875
	09/21/23				813	3,253	6,506		$69.16
	09/21/23							3,253	$69.16
Richard M. Wolfson		$72,422	$386,250	$675,938
	09/21/23				1,116	4,467	8,934		$69.16
	09/21/23							4,467	$69.16

(1)
The amounts shown reflect the possible aggregate payouts under the 2024 annual bonus plan at the “threshold,” “target” and “maximum” levels, pro-rated, in the case of Ms. Masino, to actual dates of service. Actual payouts to each NEO for 2024 were [      ]% of target and are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For a discussion of the 2024 annual bonus plan and the 2024 payouts, see “Executive Compensation — Compensation Discussion and Analysis — 2024 Compensation Plans — Annual Bonus Plan.”

(2)
The amounts shown reflect the possible payouts (at grant date fair value) for the LTPP Awards granted under the 2024 LTPP. The grant date fair value of these awards, based on the probable outcome of the relevant performance conditions as of the grant date (computed in accordance with ASC Topic 718) is the amount reported in the “Stock Awards” column of the Summary Compensation Table. Each Named Executive Officers was eligible to receive up to a maximum of 200% of his or her 2024 LTPP target. For a discussion of the 2024 Long-Term Incentive Program, see “Executive Compensation — 2024 Compensation Plans — Long-Term Incentives.”

(3)
The amounts disclosed in this column reflect the Time-based RSU Grant and one-time grants of restricted stock awarded to each executive in 2024.

(4)
The amounts disclosed in this column reflect the aggregate grant date fair value of the awards calculated in accordance with ASC Topic 718. For the performance-based awards (i.e., the 2024 LTPP), the aggregate grant date fair value has been determined assuming the probable outcome of the performance condition on the date of the grant (i.e., the achievement of the target performance level), excluding the effect of estimated forfeitures. For information regarding the compensation cost of the awards and the assumptions used to calculate grant date fair value of the awards, see Note [     ] to the Consolidated Financial Statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for 2024.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements with Named Executive Officers
Our employment agreements with Named Executive Officers are further described below.
Employment Agreement with Julie Masino
As described on page [   ] of this proxy statement, the Company and Ms. Masino are parties to the Masino Employment Agreement. Under the Masino Employment Agreement, Ms. Masino currently serves as the Company’s President and Chief Executive Officer. As President and Chief Executive Officer, Ms. Masino reports to our Board, and will be nominated annually by our Board of Directors to serve as a director throughout her employment. Ms. Masino receives an annual base salary of $1,000,000 and an annual bonus opportunity with a target of not less than 125% of annual base salary. Additionally, with respect to any of the Company’s long-term incentive plans, Ms. Masino’s target aggregate award value under such plans is not less than 360% of her annual base salary. Ms. Masino is eligible to participate in the benefit programs and will be entitled to an annual paid vacation commensurate with the Company’s established policy applicable to senior executive officers of the Company. Future adjustments to salary, annual bonus and long-term incentive awards to Ms. Masino will be as recommended by the Compensation Committee and approved by our Board.
As described on page [   ] of this proxy statement, the Masino Employment Agreement provides for certain benefits and imposes certain obligations if the Masino Employment Agreement is terminated without “cause” or “good reason” (as defined in the Masino Employment Agreement) and contains certain rights in the event of a change in control of the Company.
Employment Agreement with Sandra B. Cochran
As described on pages [   ] – [   ] of this proxy statement, the Company and Ms. Cochran are parties to the Cochran Employment Agreement. In February 2024, our Board determined that Ms. Cochran had delivered all of the benefits that the Board had intended when it structured our CEO transition and entered into the Cochran Employment Agreement, and, consequently, exercised its right to terminate the Cochran Employment Agreement and accelerate the Retirement Date to February 22, 2024. As a result of this decision, the Company was obligated to pay to Ms. Cochran (i) accrued but unpaid base salary, any compensation previously deferred, accrued but unpaid vacation, any accrued but unpaid cash incentive compensation earned in respect of a prior fiscal year, and other accrued amounts or benefits (“accrued obligations”); (ii) her base salary through September 30, 2024, payable in installments on normal payroll dates throughout the term; (iii) her annual cash incentive bonus for 2024, payable at the same time and manner as they are paid to peer executives at the Company; and (iv) a lump sum payment in an amount equal to the full monthly premiums for continued coverage under COBRA through September 30, 2024.
Severance Plan and Management Retention Agreements
As described on page [   ] of this proxy statement, our executive officers, including all of our Named Executive Officers other than Ms. Masino and Ms. Cochran, are parties to the General Severance Agreement and a CIC Agreement which provide them with certain benefits and impose on them certain obligations in the event their employment is terminated without “cause” or “good reason” (as defined in these agreements), either in the normal course or following a change in control of the company, respectively. For the reasons described previously, we believe that these agreements are important tools in recruiting and retaining key executives and that the CIC Agreement appropriately aligns the interests of our executives and our shareholders in connection with an actual or potential change of control transaction.

Transitional Letter Agreements
As described on page [   ] of this proxy statement, in connection with the CEO transition, the Company entered into a Transitional Letter Agreement with certain of its executive officers (other than Mses. Masino and Cochran), including Craig Pommells, Laura Daily, Donna Roberts and Richard Wolfson. The Transitional Letter Agreements create additional incentive to retain senior executive talent and provide for additional severance if the Company terminates their employment without “Cause” (as such term is defined in the Transitional Letter Agreements) during the period beginning on November 1, 2023 and ending on October 31, 2024 (with respect to Mr. Wolfson), September 30, 2025 (with respect to Ms. Daily and Ms. Roberts), or October 31, 2025 (with respect to Mr. Pommells).
Consulting Agreements
As described on pages [   ] of this proxy statement, in connection with the CEO transition, the Company entered into Consulting Agreements with certain senior executive officers who serve in key roles supporting the Chief Executive Officer of the Company and who are at or near retirement eligibility, including Ms. Daily and Mr. Wolfson. The Consulting Agreements are intended to ensure that the Consulting Executives provided substantial notice of any intent to leave the Company and provide the Company with the unilateral option to have continued access to their services, knowledge, and experience after their employment relationship with the Company has ended.

Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information regarding equity awards held by the Named Executive Officers as of August 2, 2024.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)	Market Value Of Shares Of Stock That Have Not Vested ($)(13)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units Or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Or Payout Value Of Unearned Shares, Units Or Other Rights That Have Not Vested ($)(13)
Julie Masino								26,026(1)	$1,094,133
						26,026(2)	$1,094,133
						4,974(7)	$209,107
Sandra B. Cochran								33,979(1)	$1,428,477
								24,140(2)	$1,014,846
								16,816(3)	$706,945
						5,605(4)	$235,634
						16,093(5)	$676,550
						33,979(6)	$1,428,477
Craig A. Pommells								7,374(1)	$310,003
								3,405(2)	$143,146
								1,322(3)	$55,577
						441(4)	$18,540
						2,270(5)	$95,431
						7,374(6)	$310,003
						3,929(8)	$165,175
						19,368(9)	$814,231
Donna Roberts								2,964(1)	$124,607
								2,003(2)	$84,206
								1,252(3)	$52,634
						417(4)	$17,531
						1,335(5)	$56,123
						2,964(6)	$124,607
						14,459(10)	$607,856
Laura A. Daily								3,253(1)	$136,756
								2,208(2)	$92,824
								1,456(3)	$61,210
						485(4)	$20,389
						1,472(5)	$61,883
						3,253(6)	$136,756
						2,500(11)	$105,100
						7,263(12)	$305,337
Richard M. Wolfson								4,467(1)	$187,793
								3,081(2)	$129,525
								2,039(3)	$85,720
						680(4)	$28,587
						2,054(5)	$86,350
						4,467(6)	$187,793

(1)
This award represents the 2024 LTPP Award. The 2024 LTPP Award has a three-year performance period, which ends on July 31, 2026. Actual awards will be distributable following the end of the performance period so long as the NEO remains employed by the Company on such date. The number of shares reflected assumes a target level of payout.

(2)
This award represents the 2023 LTPP Award. The 2023 LTPP Award has a three-year performance period, which ends on August 1, 2025. Actual awards will be distributable following the end of the performance period so long as the NEO remains employed by the Company on such date. The number of shares reflected assumes a target level of payout.

(3)
This award represents the 2022 LTPP Award. The 2022 LTPP Award has a three-year performance period, which ends on August 2, 2024. Actual awards will be distributable following the end of the performance period so long as the NEO remains employed by the Company on such date. The number of shares reflected assumes a target level of payout.

(4)
This award represents the 2022 LTPP Award. The 2022 LTPP Award has a three-year performance period, which ends on August 2, 2024. Actual awards will be distributable following the end of the performance period so long as the NEO remains employed by the Company on such date. The number of shares reflected assumes a target level of payout.

(5)
This award represents the 2023 Time-based RSU Grant. This award ratably vests over a three-year period, with the first vesting having occurred on September 30, 2023. The remaining shares will vest on September 30, 2024, and September 30, 2025, so long as the NEO remains employed by the Company on such dates.

(6)
This award represents the 2024 Time-based RSU Grant. This award ratably vests over a three-year period, with the first vesting occurring on September 30, 2024. The remaining shares will vest on September 30, 2025, and September 30, 2026, so long as the NEO remains employed by the Company on such dates.

(7)
This is an RSA granted to Ms. Masino upon joining the company in fiscal 2024. The award will vest in three installments, on August 7, 2024, August 7, 2025, and August 7, 2026.

(8)
This is an RSA granted to Mr. Pommells in connection with his joining the Company. The award will vest on December 6, 2024, so long as he remains employed by the Company on such date.

(9)
This is an RSA granted to Mr. Pommells in fiscal 2023. The award will vest in two installments, on September 30, 2025, and September 30, 2026, so long as he remains employed by the Company on such dates.

(10)
This is an RSA granted to Ms. Roberts in fiscal 2024. The award will vest in two installments on September 30, 2025 and September 30, 2026.

(11)
This is an RSA granted to Ms. Daily in connection with her assumption of additional executive duties in fiscal 2022. The award will cliff-vest vest on September 30, 2024, so long as Ms. Daily remains employed by the Company on such date.

(12)
This is an RSA granted to Ms. Daily in fiscal 2023. The award will cliff-vest vest on September 30, 2025, so long as Ms. Daily remains employed by the Company on such date.

(13)
The amounts disclosed in this column reflect the aggregate market value determined based on a per share price of $42.04, the closing price for our common stock as quoted on the Nasdaq Global Select Market on August 2, 2024.

Option Exercises and Stock Vested Table
The following table sets forth information, for the Named Executive Officers, regarding the number of shares acquired upon the vesting of restricted stock and the value realized, each before payment of any applicable withholding tax and broker commissions. No stock options were exercised by Named Executive Officers in 2024.

	Stock Awards
Name	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)(1)
Julie Masino	0	$0
Sandra B. Cochran	37,915	$3,654,547
Craig A. Pommells	441	$40,828
Donna Roberts	1,640	$158,621
Laura A. Daily	2,947	$281,993
Richard M. Wolfson	4,671	$450,266

(1)
Value is based on the closing price of a share of the Company’s common stock as quoted by the Nasdaq Global Select Market on the vesting date.

Equity Compensation Plan Information
The following table sets forth information with respect to our equity plans as of August 2, 2024.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	Options – 0	—
	Full Value – 305,739(1)	—	982,523
Equity compensation plans not approved by security holders	Options – 0	—	—
	Full Value – 0	—	—
	Options – 0	—	—
Total	Full Value – 305,739(1)	—	982,523

(1)
Includes target awards under the 2024, 2023, and 2022 LTPP Grants, and representing a total of 161,999 shares of common stock. Actual share awards, if any, will be made at the end of the applicable performance period for each of these plans. Also includes all unvested Time-based RSU Grants to Company executives and members of the Board of Directors, representing a total of 143,740 shares of common stock.

Non-Qualified Deferred Compensation
We maintain a non-qualified deferred compensation plan for our executive officers and certain employees. The deferred compensation plan permits participants to voluntarily defer receipt of up to 50% of their compensation and up to 100% of their performance-based compensation. These deferrals are fully funded from deductions from the participants’ applicable payroll or bonus checks. Amounts deferred under the deferred compensation plan are payable in cash on the date or dates selected by the participant in accordance with the terms of the plan or on such other dates specified in the plan. Deferred amounts earn rates of return based on the performance of several investment alternatives selected by the participant. These investment alternatives mirror those available to all eligible employees under our 401(k) plan. We also provide a 25% match of the participants’ contributions up to 6% of their compensation (i.e., a maximum match of 1.5% of their compensation). The following table provides additional information regarding the deferred compensation accounts for each Named Executive Officer, including the voluntary contributions made by the Named Executive Officers and by the Company to the non-qualified deferred compensation plan during 2024 and the aggregate deferred compensation balance as of the end of our year ended August 2, 2024. All amounts have been rounded to the nearest dollar, and any failure to sum in the last column is due to rounding.
Name	Aggregate Balance at Beginning FY ($)	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Julie Masino	$0	$62,019	$6,404	$(5,470)	$0	$62,953
Sandra B. Cochran	$3,426,542	$179,921	$35,098	$126,332	$0	$3,767,893
Craig A. Pommells	$21,289	$68,086	$11,977	$3,375	$0	$104,727
Donna Roberts	$455,895	$42,845	$4,656	$55,993	$0	$559,389
Laura A. Daily	$136,430	$6,022	$829	$12,857	$0	$156,138
Richard M. Wolfson	$283,963	$60,172	$8,731	$30,452	$0	$383,318

(1)
Executive contributions are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns for 2024 in the Summary Compensation Table.

(2)
Company contributions are included in the “All Other Compensation” column for 2024 in the Summary Compensation Table.

(3)
The earnings reflected in this column represent investment earnings or losses from voluntary deferrals and Company contributions, as applicable, based on the results of the investment choices made by the Named Executive Officers. As noted above, the investment options available under the deferred compensation plan mirror the investment options that are available to all eligible employees in the 401(k) plan. Because the Named Executive Officers do not receive preferential or above-market rates of return under the deferred compensation plan, earnings under the deferred compensation plan are not included in the Summary Compensation table.

(4)
The following amounts from this column were reported in Summary Compensation Tables for prior fiscal years: Ms. Cochran, $2,127,097; Ms. Masino, $0; Mr. Pommells, $19,338; Ms. Roberts, $125,358; Mr. Wolfson, $245,812; and Ms. Daily, $123,059. These amounts reflect actual amounts reported and do not include accumulated earnings.

Potential Payments Upon Termination or Change in Control
Our Named Executive Officers are entitled to certain benefits in the event their employment is terminated under specified circumstances. Circumstances which would trigger payments and/or other benefits to certain of our Named Executive Officers include death, disability, termination of employment by us without cause, termination by the Named Executive Officer for good reason or a change in control of the Company.
In order for a Named Executive Officer to receive the payment and benefits to which he or she is entitled pursuant to any applicable employment agreement or our severance policy, he or she must execute and deliver to us a release of claims against the Company in a form prescribed by the agreement itself. Named Executive Officers are subject to certain restrictive covenants (including, without limitation, non-competition, non-solicitation, non-disparagement and confidentiality covenants). In the event a Named Executive Officer breaches any applicable restrictive covenant, we have the contractual right to cease making any future payments or providing any other benefits to the Named Executive Officer and will consider pursuing legal and equitable remedies available to us under any applicable employment agreement and applicable law.
The following table sets forth payments and benefits that may be received by our currently employed Named Executive Officers under any existing employment agreement, equity grant agreements, plans or arrangements, whether written or unwritten, in the event of termination for specified reasons and/or a change in control of the Company. The following information has been prepared based on the assumption that the Named Executive Officer was terminated, or a change in control of the Company occurred, on August 2, 2024. The closing price for our common stock on August 2, 2024 was $42.04.
Name	Termination for Cause(1)	Death or Disability(1)(2)	Retirement(3)	Involuntary Termination (without cause or for good reason) before CIC(1)(2)	Involuntary Termination (without cause or for good reason) after CIC(1)(2)
Julie Masino	$0	$2,328,765	$0	$5,906,052	$8,298,804
Craig A. Pommells	$0	$1,803,069	$0	$3,175,000	$5,095,249
Donna Roberts	$0	$820,583	$0	$1,510,000	$2,861,820
Laura A. Daily	$0	$1,009,302	$645,389	$1,550,000	$2,950,493
Richard M. Wolfson	$0	$876,582	$0	$640,000	$3,088,275

(1)
With respect to Ms. Masino, the applicable amounts are determined based on her employment agreement with us. With respect to the other Named Executive Officers, the applicable amounts are determined based on their respective General Severance, CIC, and Transitional Letter Agreements.

(2)
To the extent that the amounts reflected in this column include the value of any performance-based long term incentive awards that would receive accelerated or continued vesting at or following termination, such value has been calculated assuming a target level of achievement. To the extent that the amounts reflected in this column include the value of any health and welfare benefits or perquisites, (e.g., continued medical, dental, vision, life, or long-term disability insurance, financial planning, executive physicals, cell-phone reimbursement or subscription services) such value has been calculated (i) based on the amounts that were actually paid by, to or on behalf of the NEO for such benefits and perquisites in 2024 as reflected in the Summary Compensation Table; and (ii) are for the length of time that the Company is obliged to continue such benefits and perquisites pursuant to the terms of the underlying employment, severance and/or CIC Agreements as discussed in this proxy statement.

(3)
Of our NEOs, only Ms. Daily would have been retirement-eligible under Company policy at the end of 2024.

Ms. Cochran retired as the Company’s President and Chief Executive Officer on November 1, 2023 and as the Company’s Executive Chair on February 22, 2024, and therefore, she is not included in the above table. The amounts paid or payable to Ms. Cochran are detailed in “Executive Compensation — Compensation Discussion and Analysis — Severance and Change in Control Provisions — Severance Benefits Specific to Ms. Cochran.”
Director Compensation Table
The table below sets forth the 2024 compensation of non-employee directors, which is described in greater detail beginning on page [  ] of this proxy statement. We have no non-equity incentive plan for non-employee directors and, during 2024, no director received an option award.
Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total
Thomas Barr	$102,500	$139,966		$0	$5,358	$247,824
Carl T. Berquist	$140,750	$188,681		$3,526	$6,423	$339,380
Jody L. Bilney	$104,000	$139,966		$0	$5,358	$249,324
Meg G. Crofton	$111,250	$139,966		$62	$5,358	$256,636
Gilbert Dávila	$108,750	$139,966		$0	$5,358	$254,074
John Garratt	$39,557	$129,331		$0	$4,574	$173,462

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total
Cheryl Henry	$0	$66,900		$0	$372	$67,272
William McCarten(4)	$72,500	$0		$0	$0	$72,500
William Moreton(5)	$124,028	$139,966		$0	$5,358	$269,352
Coleman Peterson(4)	$57,500	$0		$746	$0	$58,246
Gisel Ruiz	$104,000	$139,966		$0	$5,358	$249,324
Darryl “Chip” Wade	$109,000	$139,966		$0	$5,358	$254,324
Andrea Weiss(4)	$55,750	$0		$4,328	$0	$60,078

(1)
The amounts disclosed in this column reflect the aggregate grant date fair value of the RSUs granted on November 16, 2023, calculated in accordance with ASC Topic 718. On November 16, 2023, in accordance with our director compensation policy described under “Board of Directors and Committees — Compensation of Directors,” each non-employee director, other than our independent Chairperson, Carl T. Berquist, received a grant of shares of RSUs having a value approximately equal to $140,000, with the number of RSUs (rounded down to the nearest whole share) included in such grant to be determined based on the closing price of our common stock on November 16, 2023. Upon his appointment to Independent Chair of our Board of Directors, Mr. Berquist received a grant of shares of RSUs having a value approximately equal to $48,750 (which amount represents a pro-rated annual award of restricted stock units having a fair market value of $65,000 based on Mr. Berquist’s dates of service as Independent Chair), with the number of RSUs (rounded down to the nearest whole share) included in such grant to be determined based on the closing price of our common stock on February 22, 2024. All awards vest in their entirety one year from the date of the grant (other than the additional grant of RSUs to Mr. Berquist, which will vest on November 16, 2024, the anniversary of the 2023 annual meeting). For information regarding the compensation cost of the awards and the assumptions used to calculate grant date fair value of the awards, see Note [   ] to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for 2024.

(2)
At year-end, the aggregate number of outstanding RSU awards held by each non-employee director was as follows: Mr. Barr, 1,880 RSUs; Mr. Berquist, 2,567 RSUs; Ms. Bilney, 1,880 RSUs; Ms. Crofton, 1,880 RSUs; Mr. Dávila, 1,880 RSUs; Mr. Garratt, 1,605 RSUs; Ms. Henry, 1,488 RSUs; Mr. Moreton, 1,880 RSUs; Ms. Ruiz, 1,880 RSUs; and Mr. Wade, 1,880 RSUs.

(3)
Reflects (i) matching of charitable donations of up to $1,000 paid to a charitable organization of the director’s choice pursuant to our Board of Directors matching grant program, and (ii) dividend equivalents accrued in respect of unvested RSUs held by a director during 2024. A portion of these dividend equivalents were settled in cash upon the vesting of RSUs that were granted in 2023. The remaining portion corresponds to dividend equivalents which were accrued on RSUs granted in 2024 and which will be settled in cash upon the vesting of such RSUs in 2024.

(4)
Mr. McCarten, Mr. Peterson and Ms. Weiss did not stand for re-election at the 2023 annual meeting of shareholders.

(5)
Mr. Moreton resigned from our Board of Directors effective May 28, 2024.

Ms. Masino, our current President and Chief Executive Officer, and Ms. Cochran, our former Executive Chair, President and Chief Executive Officer, were compensated pursuant to their respective employment agreements and certain benefit plans described under “Executive Compensation” above. Neither Ms. Masino nor Ms. Cochran received additional benefits as a result of service on our Board of Directors.
Compensation Committee Interlocks and Insider Participation
During some or all of 2024, Mr. Barr, Mr. Dávila, Mr. Garratt and Ms. Crofton and Ms. Henry served as members of our Compensation Committee. None of the members of the Compensation Committee

(1) was an officer or employee of the Company during 2024, (2) was formerly an officer of the Company, or (3) had any relationships requiring disclosure by us under applicable SEC regulations. None of our executive officers has served on the board of directors or on the compensation committee of any other entity any of whose executive officers served either on our Board of Directors or on our Compensation Committee.
CEO Pay Ratio
As mandated by federal law and related SEC rules, we are providing the ratio of the annual total compensation of Ms. Masino, our current President and Chief Executive Officer, to that of the median of the annual total compensation of all other employees (“Pay Ratio Disclosure”).
For fiscal 2024, Ms. Masino’s annual total compensation was approximately [    ] times that of the median of the annual total compensation of all other employees.
To identify the median of the annual total compensation of all employees, as well as to determine the annual total compensation of our median employee and our Chief Executive Officer, we took the following steps:
1.   The bulk of our employee population is comprised of restaurant and retail employees who are paid hourly. Our restaurant and retail employment opportunities provide significant flexibility to our employees, many of whom seek accommodating work schedules, supplemental income, or social connection, although such flexible and part-time employment has the effect of lowering the annual total compensation for our median employee. We identified the median employee by examining the tax and payroll records of our entire employee population, excluding our Chief Executive Officer, as of July 19, 2024. Based on seasonal traffic patterns in our restaurants, we believe that, under normal circumstances, June is the month that is most representative of hours worked for the full year, occurring at a time when the summer travel season tends to drive increased traffic in our stores but not at a time that typically sees extraordinarily high traffic that would distort the calculation, such as the Thanksgiving holidays. Other than Ms. Masino, all employees of the Company and its subsidiaries were considered in our identification of the median employee.
2.   To identify the median employee from our employee population, we compared the amount of gross wages (including reported tips) of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2. No cost-of-living adjustments were made to determine the median employee. We did not make any assumptions, adjustments or estimates with respect to total cash compensation, nor did we annualize the compensation for any employees who were not employed by us for all of 2024. We believe the use of gross wages for all employees is a consistently applied compensation measure.
3.   We identified our median employee by using this compensation measure, which we consistently applied to all our employees included in the calculation. Based on this methodology, our median employee was identified as a retail shop employee in one of our restaurants who in 2024 was paid on an hourly basis and worked approximately 1,139 hours (or approximately 22 hours per week over a 52-week fiscal year).
4.   After we had identified our median employee, we combined all of the elements of such employee’s compensation for 2024 in accordance with the requirements of Item 402(u)(2) of Regulation S-K, resulting in annual total compensation of $18,712.
5.   With respect to the annual total compensation of our Chief Executive Officer, we annualized certain compensation items that Ms. Masino received for her services as Chief Executive Officer in 2024 (specifically, using her salary for the full year and for calculation of her 2024 Annual Bonus Plan payout), because Ms. Masino was not serving as Chief Executive Officer for the full year. As a result the compensation figure we used for purposes of calculating the Pay Ratio Disclosure differs from the total of her 2024 compensation as reported in the Summary Compensation Table.

Compensation Component	Amount Reported in Summary Compensation Table		Annualized Amount used for Pay Ratio Calculation
Salary		$970,863		$1,000,000
Restricted Stock/RSU Awards		$4,049,864		$4,049,864
Non-Equity Incentive Plan Compensation	$	[ ]	$	[ ]
All Other Compensation		$529,714		$529,714
Total	$	[ ]	$	[ ]
We believe our pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules, based on our employment and payroll records and the methodology described above. The SEC rules governing pay ratio disclosure allow companies to apply numerous different methodologies, exclusions and reasonable assumptions, adjustments and estimates that reflect their compensation practices. For that reason, shareholders should use caution in attempting to use the pay ratio reported above as a basis for comparison with other companies, as they may have different employment and compensation practices and might use various methodologies, exclusions, assumptions, adjustments and estimates in calculating their own pay ratios. For similar reasons, our executive compensation process has not included an examination of our pay ratio. We have provided this pay ratio information for compliance purposes, and neither the Compensation Committee nor Company management have used the pay ratio measure to influence compensation actions or decisions.
Pay Versus Performance
Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (or “CAP”) to the Company’s principal executive officer (“PEO”) and non-PEO named executive officers (the “Non-PEO NEOs”) and certain aspects of the financial performance of the Company. The Compensation Committee has not historically and does not utilize CAP as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please see our Compensation Discussion & Analysis.
Pay Versus Performance Table
	Summary Compensation Table Total for Ms. Cochran(2)(7)		Summary Compensation Table Total for Ms. Masino(2)(7)		Compensation Actually Paid to Ms. Cochran(2)		Compensation Actually Paid to Ms. Masino(2)		Average Summary Compensation Table Total for Non-PEO NEOs(2)(7)		Average Compensation Actually Paid to Non-PEO NEOs(3)		Value of Initial Fixed $100 Investment Based on:(4)				GAAP Net Income ($mil.)		Adjusted(6) Operating Income ($mil.)
Year(1)													Cracker Barrel Total Shareholder Return		Peer Group Total Shareholder Return(5)
FY2024	$	[ ]	$	[ ]	$	[ ]	$	[ ]	$	[ ]	$	[ ]	$	[ ]	$	[ ]	$	[ ]	$	[ ]
FY2023		$8,271,679		—		$6,097,940		—		$2,324,897		$1,996,219		$95		$150		$99.1		$150.4
FY2022		$6,964,276		—		$2,980,818		—		$1,207,463		$820,067		$92		$121		$131.9		$165.7
FY2021		$7,581,053		—		$9,767,161		—		$1,086,754		$1,126,540		$125		$142		$254.5		$166.8

(1)
Sandra B. Cochran served as the PEO for the entirety of fiscal 2023, 2022 and 2021, and part of fiscal 2024. Julie Masino has served as the PEO since November 1, 2023. Our Non-PEO NEOs for the applicable fiscal years were as follows:

•
FY2024: Craig Pommells, Donna Roberts, Laura A. Daily, and Richard M. Wolfson

•
FY2023: Craig Pommells, Cammie Spillyards-Schaefer, Laura A. Daily, and Richard M. Wolfson

•
FY2022: P. Douglas Couvillion, Craig Pommells, Richard M. Wolfson, Jennifer L. Tate, and Laura A. Daily

•
FY2021: P. Douglas Couvillion, Jennifer L. Tate, Richard M. Wolfson, Michael T. Hackney, and Jill M. Golder

(2)
Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table (“SCT”) for the applicable year in the case of our PEOs, Ms. Cochran and Ms. Masino, and (ii) the average of the total compensation reported in the SCT for the applicable year for our Non-PEO NEOs reported for the applicable year.

(3)
Amounts reported in these columns represent compensation actually paid; adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for our PEOs, Ms. Cochran and Ms. Masino, and for the average of the Non-PEO NEOs is set forth in the following table, which describes the adjustments, each of which is prescribed by the SEC rules, to calculate the CAP amounts from SCT amounts.

	Fiscal Year 2024				Fiscal Year 2023		Fiscal Year 2022		Fiscal Year 2021
	PEO		Average Non-PEO NEOs		PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Summary Compensation Table Total	$	[ ]	$	[ ]	$8,271,679	$2,324,897	$6,964,276	$1,207,463	$7,581,053	$1,086,754
Minus Change in Pension Value Reported in SCT for the Fiscal Year	$	[ ]	$	[ ]	$0	$0	$0	$0	$0	$0
Plus Pension Value Service Cost for the Fiscal Year	$	[ ]	$	[ ]	$0	$0	$0	$0	$0	$0
Minus Stock Award Value & Option Award Value Reported in SCT for the Fiscal Year	$	[ ]	$	[ ]	$4,985,393	$1,492,391	$4,878,994	$674,621	$4,481,208	$395,210
Plus Year End Fair Value of Equity Awards Granted During the Covered Year that Remain Outstanding and Unvested as of Last Day of the Fiscal Year	$	[ ]	$	[ ]	$2,828,906	$1,149,961	$2,957,590	$416,251	$5,296,857	$492,645
Plus Year over Year Change in Fair Value as of the Last Day of the Fiscal Year of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$	[ ]	$	[ ]	$(67,220)	$(7,090)	$(2,127,771)	$(182,339)	$1,020,327	$82,385
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Fiscal Year	$	[ ]	$	[ ]	$0	$15,854	$0	$41,473	$0	$0
Plus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested During the Fiscal Year	$	[ ]	$	[ ]	$49,968	$4,988	$65,717	$11,841	$350,132	$21,032
Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Fiscal Year (including equity forfeited)	$	[ ]	$	[ ]	$0	$0	$0	$0	$0	$161,065
Plus Value of Dividends or other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation for the Fiscal Year	$	[ ]	$	[ ]	$0	$0	$0	$0	$0	$0
Compensation Actually Paid	$	[ ]	$	[ ]	$6,097,940	$1,996,219	$2,980,818	$820,067	$9,767,161	$1,126,540

In the table above, the unvested equity values are computed in accordance with the methodology used for financial reporting purposes, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the year.
(4)
Represents total shareholder return (TSR) as calculated based on a fixed investment of $100 in our common stock. TSR is cumulative for the measurement periods beginning on July 31, 2020 and ending on each of our 2021, 2022, 2023 and 2024 fiscal year ends, respectively, calculated in accordance with Item 201(e) of Regulation S-K.

(5)
“Peer Group” represents the S&P 400 Restaurants Index, which is used by the Company for purposes of compliance with Item 201(e) of Regulation S-K.

(6)
Adjusted operating income is our company-selected measure. Values shown reflect adjusted operating income as calculated for purposes of our Annual Bonus Plan for the applicable reporting fiscal year. Adjusted operating income is a non-GAAP financial measure. For a definition of adjusted operating income and a reconciliation of this non-GAAP financial measure to the most comparable GAAP financial measure, see Appendix B.

(7)
Dividend equivalents which were or will be paid to NEOs upon vesting of LTPP awards, time-based RSU grants, or other time-based RSA grants that vested or were unvested as of the end of each fiscal year end are included in the Summary Compensation Table; see footnote 2 of the All Other Compensation table for an explanation.

Performance Measures Used to Link Company Performance and CAP.   The following is a list of unranked performance measures, which in our assessment represent the most important performance measures used by the Company to link compensation actually paid to the named executive officers for fiscal 2024. Each metric below is used for purposes of determining payouts under either our annual incentive program or vesting of our performance stock units. Please see the CD&A for a further description of these metrics and how they are used in the Company’s executive compensation program.
Adjusted Operating Income (CSM)
      Adjusted EBITDA
      Total Shareholder Return
Relationship between CAP and TSR.   The graph below illustrates the relationship between our TSR and the Peer Group TSR, as well as the relationship between CAP and our TSR for the PEO and Non-PEO NEOs.
[                 ]
Relationship between CAP and GAAP Net Income.   The graph below reflects the relationship between the PEO and Average Non-PEO NEOs CAP and our GAAP Net Income.
[                 ]
Relationship between CAP and Adjusted Operating Income (our Company-Selected Measure).   The graph below reflects the relationship between the PEO and Average Non-PEO NEOs CAP and the Company’s Adjusted Operating Income.
[                 ]

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions
Our Board of Directors has assigned responsibility for reviewing related party transactions to the Audit Committee. The Audit Committee has adopted a written policy pursuant to which all transactions between us or our subsidiaries and any director or officer must be submitted to the Audit Committee for consideration prior to the consummation of the transaction. In addition, the directors are required annually to complete a detailed questionnaire that is designed to elicit disclosure of any potential related party relationships or transactions and to ensure that directors meet the applicable requirements established by Nasdaq and the SEC. The Audit Committee reports to our Board of Directors, for its review, on all related party transactions considered.
During 2024, there were no transactions or business relationships in which we were a participant and in which any of our executive officers, directors or director nominees had a material interest that would require disclosure under applicable SEC regulations, and no transactions requiring such disclosure are currently proposed.
Code of Ethics
The Company’s Code of Business Conduct and Ethics may be viewed on our website at www.crackerbarrel.com. With respect to conflicts of interest that may arise from time to time between us and any of our executive officers or directors, our Code of Business Conduct and Ethics states that if the alleged violation involves an executive officer or a director, the Audit Committee or the full Board of Directors, as appropriate, will determine whether a violation of the Code of Business Conduct and Ethics has occurred and, if so, will determine the disciplinary measures to be taken against that executive officer or director. The directors expect that each of them will disclose actual or potential conflicts of interest. Not less than annually, each director affirms the existence or absence of actual or potential conflicts, and that affirmation is reported to the Nominating and Corporate Governance Committee and to the Audit Committee.
The Company’s Financial Code of Ethics, which was formerly a separate policy, was consolidated into the Code of Business Conduct and Ethics and applies to our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. Any amendments to, or a waiver from, a provision of the financial code of ethics section of our Code of Business Conduct and Ethics will be posted on our website.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers and directors and persons who beneficially own more than 10% of the outstanding shares of our common stock to file reports of ownership and changes in ownership with the SEC and Nasdaq. Based solely on our review of those reports and written representations from our executive officers and directors, the Company is aware of no late Section 16(a) filings other than late Form 3s for each of Cheryl Henry and Brian Vaclavik and a late Form 4 reporting a restricted share award approved on February 22, 2024 for Carl Berquist. The Form 3s were filed 13 and 88 days late, respectively, and the Form 4 was filed 134 days late, in each case, due to an administrative oversight.
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth information for those who, as of September [27], 2024, were known by us to beneficially own more than 5% of our common stock. Percentage computations are based on [         ] shares of our common stock outstanding as of September [27], 2024.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	[3,530,293](1)	[ ]%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	[2,609,208](2)	[ ]%
Sardar Biglari 17802 IH 10 West, Suite 400 San Antonio, Texas 78257	[2,069,141](3)	[ ]%
EARNEST Partners, LLC 1180 Peachtree Street NE, Suite 2300 Atlanta, Georgia 30309	[2,028,804](4)	[ ]%

(1)
Beneficial ownership information based solely on a Schedule 13G/A filed with the SEC on January 22, 2024 by BlackRock, Inc. BlackRock, Inc. reported sole voting power with respect to 3,512,108 shares and sole dispositive power with respect to 3,530,293 shares. Includes shares beneficially owned by BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd. Blackrock Fund Advisors beneficially owns 5% or greater of the outstanding shares reported on the Schedule 13G.

(2)
Beneficial ownership information based solely on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group. The Vanguard Group reported shared voting power with respect to 40,273 shares, sole dispositive power with respect to 2,546,107 shares and shared dispositive power with respect to 63,101 shares.

(3)
Beneficial ownership information based solely on a Schedule 13D/A filed with the SEC on August 20, 2024 by Sardar Biglari, Biglari Capital Corp. (“Biglari Capital”), The Lion Fund II, L.P. (“Fund II”), First Guard Insurance Company, (“First Guard”), Southern Pioneer Property and Casualty Insurance Company (“Southern Pioneer”), Biglari Holdings, Inc. (“Biglari Holdings”), Biglari Reinsurance Ltd (“Biglari Reinsurance”), and Biglari Insurance Group Inc. (“Biglari Insurance Group”). Mr. Biglari reported sole voting power and sole dispositive power with respect to 2,069,141 shares; Biglari Capital and Fund II each reported sole voting and sole dispositive power with respect to 2,000,000 shares; Biglari Holdings reported sole voting power and sole dispositive power with respect to 69,141 shares; Biglari Reinsurance and Biglari Insurance Group each reported sole voting power and sole dispositive power with respect to 69,141 shares; Southern Pioneer reported sole voting power and sole dispositive power with respect to 6,841 shares; and First Guard reported sole voting power and sole dispositive power with respect to 62,300 shares.

(4)
Beneficial ownership based solely on a Schedule 13G/A filed with the SEC on February 12, 2024, by EARNEST Partners, LLC (“EARNEST”). EARNEST reported sole voting power with respect to 1,687,468 shares and sole dispositive power with respect to 2,028,804 shares.

Security Ownership of Management
The following table presents information regarding the number of shares of our common stock beneficially owned, as of September 27, 2024, by each of our directors, each of our Named Executive Officers, and by our current directors and executive officers as a group. Unless otherwise noted, these persons have sole voting and investment power with respect to the shares indicated.

Name of Beneficial Owner	Shares Beneficially Owned(1)(2)	Percent of Class
Thomas H. Barr	[ ]	*
Carl T. Berquist	[ ]	*
Jody L. Bilney	[ ]	*
Sandra B. Cochran	[ ]	*
Meg G. Crofton	[ ]	*
Laura A. Daily	[ ]	*
Gilbert R. Dávila	[ ]	*
Julie Masino	[ ]	*
Craig Pommells	[ ]	*
Gisel Ruiz	[ ]	*
Donna Roberts	[ ]	*
Darryl L. (“Chip”) Wade	[ ]	*
Richard M. Wolfson	[ ]	*
All executive officers and directors as a group (20 persons)	[ ]	[ ]%

*
Less than one percent.

(1)
The address for each listed director and officer is Cracker Barrel Old Country Store, Inc., c/o Corporate Secretary, 305 Hartmann Dr., Lebanon, TN 37087

(2)
Includes the following number of shares of restricted stock or RSUs exercisable by the named holders within 60 days of September 27, 2024, including shares vesting on September [      ], 2024. The gross amount of shares is listed. Some of these shares will be sold to satisfy tax withholding requirements:

Name of Beneficial Owner	Number of Shares
Thomas H. Barr	[ ]
Carl T. Berquist	[ ]
Jody L. Bilney	[ ]
Sandra B. Cochran	[ ]
Meg G. Crofton	[ ]
Laura A. Daily	[ ]
Gilbert R. Dávila	[ ]
Julie Masino	[ ]
Craig Pommells	[ ]
Gisel Ruiz	[ ]
Donna Roberts	[ ]
Darryl L. (“Chip”) Wade	[ ]
Richard M. Wolfson	[ ]
All executive officers and directors as a group (20 persons)	[ ]
The shares described in this note are considered outstanding for the purpose of computing the percentage of outstanding Cracker Barrel common stock owned by each named individual and by the group. They are not considered outstanding for the purpose of computing the percentage ownership of any other person. The number of shares of common stock beneficially owned by each holder is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. The inclusion herein of such shares does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of such shares.

PROPOSAL 1: ELECTION OF DIRECTORS
Background to our Board’s Recommendation in Favor of the Company Nominees
Over the past decade, our Board of Directors has formulated and vigorously pursued an ongoing, multi-year succession planning process that has resulted in significant changes to our Board of Directors. Eight of our nominees have joined our Board of Directors since the beginning of 2019 — five of them since the beginning of 2021 — and our Board of Directors believes this pattern of continual Board refreshment has resulted in an ideal mix of, on the one hand, experience with our industry in general and with the Company in particular, and, on the other hand, the valuable injection of new perspectives. In pursuing this succession strategy, our Board of Directors has been deliberate about maintaining high selectivity and seeking candidates who will bring to our Board of Directors new and valuable knowledge and skill sets (often coupled with significant public company experience), substantial executive leadership experience with national and international organizations of the highest caliber, and a rich and complementary mix of demographic, racial, ethnic, gender and experiential diversity, all of which our Board of Directors believes are essential to the optimal function of the best public company boards of directors. Based on our experience and current circumstances, we currently believe a Board size of ten directors is optimized for our Board of Directors and committee functions as they are presently conducted, and we believe our Board of Directors’ ten nominees offer an outstanding mix of the qualities best suited to lead the Company into the future.
To that end, our nominees’ backgrounds reflect, among other things, the following experiences and characteristics: six of our directors have served as chief executive officers/presidents of significant business operations, including for publicly traded companies, demonstrating significant leadership skills; two nominees have substantial financial background, having served as a chief financial officer or principal accounting officer of a large business organization; two nominees have executive-level experience directing complex marketing operations for large and well-known consumer-facing businesses; and a significant number of our nominees have meaningful industry expertise in retail, restaurant and/or food service operations, consulting, financial/industry analyst services, and human resources in complex business organizations. By way of further example, our nominees have spent significant portions of their careers in executive positions at organizations such as Wal-Mart, Starbucks, Coca-Cola, Darden, Marriott, and The Walt Disney Company, among others. In addition, our nominees — including five women and three individuals who are racially or ethnically diverse — embody the diversity that we believe is critical to the effective functioning of any public company board today, particularly in a consumer-facing industry such as ours. We also believe that all ten of our nominees have other attributes necessary to create an effective board: strong personal and professional ethics, integrity and values; keen vision and long-term strategic perspective; significant public company engagement; practical judgment and proven decision-making skills; the ability to devote significant time to serve on our Board of Directors and its committees and to work in a collaborative manner with other Board members; and an unwavering commitment to representing the long-term interests of all our shareholders.
Background of the Solicitation
On August 16, 2024, the Company received notice from Biglari Capital Corp., a company controlled by Sardar Biglari and the general partner of The Lion Fund II, L.P. (Biglari Capital Corp., The Lion Fund II, L.P., and other entities affiliated with Sardar Biglari, collectively, “Biglari”), of Biglari’s intent to nominate Milena Alberti-Perez, Julie Atkinson, Sardar Biglari, and Michael Goodwin for election to the Company’s Board of Directors at the 2024 Annual Meeting. On August 18, 2024, the Company received a second letter from Biglari supplementing the August 16, 2024, letter and notifying the Company of Biglari’s intent to nominate Michelle Frymire in addition to the other four nominees (collectively, the “Biglari Nominees”). On August 20, 2024, Biglari filed an amendment to its Schedule 13D disclosing its submission of its five nominations for the 2024 Annual Meeting as well as previously undisclosed purchases by Biglari affiliates of a further 14,000 shares of the Company’s common stock, leaving Biglari with ownership of approximately 9.3% of the Company’s outstanding shares. The nominations of the Biglari Nominees, as reflected in Biglari’s letters, correspond to half of the Board. This marks the sixth time since 2011 that Biglari has initiated a proxy contest seeking seats on the Board (the fourth time for Sardar Biglari personally), and the seventh contested solicitation overall during that span. The discussion below outlines the key events and significant contacts between the Company, on the one hand, and Biglari, on the other hand, during this time period.

On June 13, 2011, Biglari filed its initial Schedule 13D with the SEC reporting beneficial ownership by various Biglari affiliates of approximately 9.7% of the Company’s outstanding common stock. After rejecting the Company’s settlement offer inviting Biglari to propose two independent directors who would be added to the Board, Biglari commenced its first proxy contest with the Company by nominating Sardar Biglari, chairman and chief executive officer of Biglari Holdings, Inc., for election to the Board at the 2011 Annual Meeting. The Board subsequently adopted a shareholder rights plan in September 2011 that prevented Biglari from acquiring more than 10% of the Company’s outstanding common stock. At the 2011 Annual Meeting, the Company’s shareholders voted in favor of the Board’s nominees and rejected the candidacy of Mr. Biglari, but the rights plan was not approved by a majority of the shareholders and, accordingly, expired by its terms.
Following the 2011 Annual Meeting and into 2012, Biglari acquired additional Company stock, which resulted in Biglari owning approximately 17% of the Company’s outstanding common stock by August 2012. In April 2012, in the face of Biglari’s share accumulation, the Board again implemented a shareholder rights plan on substantially similar terms to the one presented to Company shareholders for approval at the 2011 Annual Meeting, but with a 20% share ownership threshold for triggering the rights plan. In August 2012, Biglari nominated Mr. Biglari and Philip Cooley, vice chairman of Biglari Holdings, Inc., for election at the 2012 Annual Meeting. At the 2012 Annual Meeting, the Company’s shareholders again voted in favor of the Board’s nominees and rejected the Biglari nominees by wider margins than in 2011, and the Company’s shareholders also approved the April 2012 rights plan, thus extending its term through April 2015. Following the 2012 Annual Meeting, Biglari continued to acquire Company stock up to 19.9% of the outstanding shares, just below the triggering threshold put in place by the rights plan.
In September 2012, amid Biglari’s 2012 proxy contest, the United States Federal Trade Commission (“FTC”) announced that Biglari had agreed to pay a fine of $850,000 to resolve allegations that Biglari had violated premerger reporting laws in connection with its 2011 acquisitions of the Company’s common stock by failing to make required premerger notification filings in connection with those transactions.
In February 2013, seeking to avoid the considerable costs and distractions of further contests, the Company offered to repurchase Biglari’s ownership stake at market price (the maximum price allowable under Tennessee law) in return for a three-year standstill arrangement. Biglari rejected this offer. Instead, Biglari demanded that the Company either (i) initiate a self-tender to buy back 20% of its outstanding shares, which, absent ratable participation in the self-tender by Biglari, would have circumvented the shareholder-approved rights plan and left Biglari with a voting interest greater than 20% of the Company’s shares outstanding, or (ii) pay a special dividend of $300 million, or approximately $13 per share. The Board of Directors rejected Biglari’s demand. In the early months of 2013, Biglari contacted representatives of the Company to demand a special dividend payable to all shareholders at the level of $15 per share. The Board of Directors declined to accept Biglari’s demand, but noted that a special dividend would be considered as part of the Company’s ongoing capital allocation strategy.
In August 2013, Biglari commenced its third proxy contest by again nominating Messrs. Biglari and Cooley for election at the 2013 Annual Meeting. Biglari also demanded that the Board declare a special dividend of $20 per share in exchange for Biglari withdrawing its director nominations and ceasing any actions to call a special meeting to seek a shareholder vote on a non-binding resolution in favor of such a special dividend. In response, the Company included the $20 special dividend proposal as a matter for shareholder determination at the 2013 Annual Meeting. At the 2013 Annual Meeting, both the Biglari nominees and the $20 special dividend proposal were rejected by the Company’s shareholders — in the case of the nominees, by a still larger margin than that received by the Company in the 2012 contest.
In December 2013, approximately one month following the 2013 Annual Meeting, Biglari made a public demand for the Company to (i) undertake a value maximization process by reviewing all potential extraordinary transactions, including the sale of the Company, and (ii) support Biglari’s efforts to amend applicable Tennessee law to allow Biglari, as an “interested shareholder” owning 10% or more of the Company’s stock, to seek to acquire the Company as part of the sale process proposed by Biglari. Biglari’s demand did not, however, articulate an acquisition proposal. Furthermore, Biglari stated that if the Company did not promptly commence a sale process, Biglari intended to call a special meeting of the Company’s shareholders to vote on a non-binding resolution recommending that the Board pursue an extraordinary transaction such as the sale of the Company.

In January 2014, Biglari filed with the SEC a preliminary consent solicitation statement declaring its intent to solicit requests from the Company’s other shareholders for the Board to call a special meeting of shareholders to consider non-binding proposals calling for the Board to (i) commence a sale process and (ii) “take any action necessary” to amend the Tennessee Business Corporation Act to eliminate the moratorium on extraordinary transactions with interested shareholders so that Biglari could participate in such a sale process. Recognizing that Biglari’s control of approximately 19.9% of the Company’s shares outstanding would likely allow Biglari to meet the 20% threshold required under the Company’s bylaws to call a special meeting, the Board determined to call the special meeting to avoid the added cost and distraction of Biglari’s solicitation of requests from the Company’s shareholders for the call of a meeting, and recommended that shareholders reject Biglari’s proposals. In April 2014, the Company held a special meeting of shareholders to consider Biglari’s proposals, and a significant majority of the Company’s shareholders rejected both of Biglari’s proposals.
In April 2015, the three-year term of the 2012 rights plan that had been previously approved by the Company’s shareholders expired, and the Board adopted a replacement plan on substantially the same terms, subject to approval of the Company’s shareholders at the 2015 Annual Meeting, to be held in November 2015. During the fall of 2015, Biglari campaigned publicly against the rights plan approval. However, the Company’s shareholders approved the 2015 rights plan at the 2015 Annual Meeting, allowing the 2015 rights plan to remain in force for its full three-year term, to expire in April 2018. Upon the expiration of the 2015 rights plan in April 2018, the Board again adopted a replacement three-year plan on substantially the same terms, subject to shareholder approval at the 2018 Annual Meeting. At the 2018 Annual Meeting in November of that year, the Company’s shareholders again ratified the 2018 rights plan, allowing it to remain in force for its full term expiring in April 2021.
Following the ratification of the 2018 rights plan at the 2018 Annual Meeting, Biglari filed with the SEC an amendment to its Schedule 13D disclosing its first sales of Company common stock since acquiring its ownership position in 2011, reducing its ownership position to 18.7% of the shares outstanding. From January through March 2019, Biglari disclosed additional sales that lowered its ownership stake to 14.7% of the shares outstanding. In March and April of 2019, Biglari publicly filed letters to the Company making various proposals, including that the Company (i) either divest or eliminate its Holler & Dash restaurant concept (subsequently integrated with Maple Street Biscuit Company (“MSBC”), after the Company’s acquisition of the MSBC concept in October 2019), (ii) make additional financial disclosures regarding new restaurant locations, (iii) pay a special dividend of at least $3.75 per share, and (iv) engage with Biglari’s advisors to explore a buyout of Biglari’s ownership stake in a manner that was tax-advantageous to Biglari, by assigning certain of the Company’s store properties to Biglari. As to Biglari’s buyout proposal, representatives of the Company and Biglari subsequently conducted multiple meetings and, following deliberation on Biglari’s proposal, the Board determined that the proposal would not be advantageous to all shareholders and thus determined not to proceed with the proposal. In June through November 2019, Biglari disclosed additional sales of the Company’s common stock, gradually lowering its ownership interest to approximately 8.3% of the shares outstanding.
In March 2020, the COVID-19 pandemic and associated public health response, which ultimately led to prohibitions in many parts of the United States on dine-in service at restaurants, began to have negative effects on the businesses of many restaurant companies throughout the country, including that of the Company. In late March 2020, the Company disclosed to the public various operational updates and liquidity management measures that had been undertaken by the Company in response to the crisis. In March 2020, Biglari again amended its Schedule 13D to disclose purchases on March 16, 2020 of 55,141 shares of Company common stock by two entities newly acquired by Biglari, taking its ownership level to 8.4% of the shares outstanding. On April 15, 2020, Biglari publicly filed a letter to the Company criticizing the Company’s performance and threatening to pursue Board representation at the Company’s next annual meeting.
In August 2020, Biglari commenced its fifth proxy contest against the Company (the fourth seeking board seats) by nominating Raymond Barbrick, a former restaurant executive and franchisee, for election to the Board. In response to the nomination, the Nominating and Corporate Governance Committee and full Board reviewed Mr. Barbrick’s background and members of the Board interviewed him personally. After consideration of Mr. Barbrick’s qualifications, the Board determined not to recommend Mr. Barbrick to the Company’s shareholders for election at the 2020 Annual Meeting. Both Biglari and the Company thereafter solicited proxies on behalf of their respective nominees for election at the 2020 Annual Meeting. At the 2020 Annual Meeting in November 2020, the Company’s shareholders again voted in favor of the Board’s nominees and rejected Biglari’s nominee by a larger margin than in any of the previous contests.
In April 2021, the three-year term of the 2018 rights plan that had been approved by the Company’s shareholders expired, and, in view of Biglari’s numerous campaigns against the Company, the Board again adopted a replacement plan on substantially the same terms, other than a revision to the “qualifying offer” provision that would allow circumvention of the rights plan by not only all-cash, fully financed tender offers open to all shareholders but also for exchange offers for publicly traded common stock of the offeror meeting certain conditions set forth in the plan, or offers involving a combination of both cash and stock. As with all of the previous rights plans adopted by the Company since Biglari’s initial Schedule 13D filing in 2011, the 2021 rights plan was adopted subject to approval of the Company’s shareholders at the 2021 Annual Meeting.
At meetings among Ms. Cochran, then the Company’s Chief Executive Officer, Richard Wolfson, the Company’s general counsel, and Mr. Biglari that were held in April and September 2021, Mr. Biglari proposed that the Company adopt a 100% dividend payout ratio in its quarterly dividend, effectively paying out all of the Company’s net income to shareholders. These proposals were relayed to the Board, which determined that such a change in the Company’s dividend policy would not be in the best interests of the Company or all shareholders. On November 5, 2021, shortly prior to the 2021 Annual Meeting, Biglari publicly filed an open letter to the Company’s shareholders in which Biglari criticized the Company’s allocation of capital, stock price performance and Board composition, and proposed that the Company pay out all of its earnings to shareholders through a special dividend.
At the 2021 Annual Meeting, the Company’s shareholders ratified the 2021 rights plan, and the 2021 rights plan thereafter remained in force, in accordance with its terms, until February 2024, when the Board again adopted a 2024 rights plan on substantially the same terms and conditions, subject to approval by the Company’s shareholders at the 2024 Annual Meeting.
On December 14, 2021, Biglari publicly filed another open letter to the Company’s shareholders in which Biglari criticized the Company’s performance and strategy and requested that the Company return increased capital to shareholders by paying out all of its earnings to shareholders as dividends or through an increase in share repurchases. Also, on December 22, 2021, the FTC announced that it had fined Biglari a second time, in the amount of $1.4 million, for repeated violations of U.S. antitrust laws in connection with its purchases of Company common stock, most recently with the acquisition of shares by Biglari in March 2020.
On June 6, 2022, Biglari publicly filed another open letter to the Company’s shareholders, criticizing the Company’s performance and strategy and calling for the replacement of Ms. Cochran as the Company’s chief executive officer. On August 18, 2022, Biglari delivered to the Company a letter pursuant to the Company’s bylaws nominating Jody Bilney, a senior marketing executive at a number of well-known public companies, and Kevin Reddy, a former restaurant executive, for election to the board of directors at the 2022 Annual Meeting. The nominations were reviewed by the Company’s Nominating and Corporate Governance Committee and Board of Directors, with Board members interviewing Ms. Bilney and Mr. Reddy personally.
In August and September 2022, the Company’s legal counsel, acting at the direction of the Board, and legal counsel to Biglari conducted negotiations of a potential settlement of Biglari’s 2022 proxy contest that would involve the addition of one of Biglari’s nominees to the Board. Following these negotiations, the Board ultimately approved a settlement agreement with Biglari on September 28, 2022, pursuant to which (i) the Board was expanded from ten to eleven directors and Ms. Bilney was appointed to the Board; (ii) the Company agreed to nominate Ms. Bilney for election to the Board at the 2022 and 2023 Annual Meetings; (iii) Biglari agreed to various customary standstill provisions; and (iv) the Company agreed to reimburse certain costs and expenses of Biglari in an amount not to exceed $500,000 in the aggregate. Under the terms of the settlement agreement, certain standstill obligations expired on February 29, 2024, and the restriction on submitting nominees for election to the Board expired on July 7, 2024, thirty business days before the deadline for nominations to the Board for the 2024 Annual Meeting.

The Board’s reasons for pursuing and agreeing to the 2022 settlement agreement with Biglari included not only to avoid the expense and disruption of the proxy contest in connection with the 2022 Annual Meeting, but also to prevent further public proposals or contests from Biglari potentially having a chilling effect on the Board’s search, already then underway, for the Company’s next Chief Executive Officer (“CEO”) in light of Ms. Cochran’s impending retirement, which was planned for September 2024. During 2022 and 2023, the Board reviewed and met with a number of potential CEO candidates before the eventual announcement on July 18, 2023 that the Board had selected Julie Masino, a longtime executive at a number of well-known restaurant and retail brands and most recently the President, International of Taco Bell, to succeed Ms. Cochran as CEO of the Company. In connection with the announcement, the Company entered into employment agreements with both Ms. Masino and Ms. Cochran providing for a CEO transition under which Ms. Masino joined the Company as CEO-elect in August 2023 and assumed the role of CEO on November 1, 2023, at which time Ms. Cochran became Executive Chair of the Board through her retirement, which was to take place at such time as the Board determined that her transitional duties were completed, to be no later than September 2024.
On February 22, 2024, the Board unanimously approved the acceleration of Ms. Cochran’s retirement after concluding that all of the substantive transitional benefits that the Board had intended when it structured the CEO succession had been achieved. This included the successful onboarding of and transition of Ms. Cochran’s responsibilities to Ms. Masino, as well as Ms. Cochran’s contributions to Board transition, succession planning and director recruitment efforts, which led to the appointment of John Garratt, the former chief financial officer of Dollar General Corporation (NYSE: DG), to the Board in January 2024, and the appointment of Cheryl Henry, the former chief executive officer of Ruth’s Hospitality Group, Inc. (Nasdaq: RUTH) prior to its acquisition by Darden Restaurants, Inc., to the Board in May 2024. Upon Ms. Cochran’s retirement, Carl Berquist, then the Company’s lead independent director, assumed the role of independent Chair of the Board. Also in February 2024, in view of the impending expiration of Biglari’s standstill and continued ownership position, among other matters, the Board again adopted a rights plan on substantially the same terms and conditions as prior rights plans, subject to approval by the Company’s shareholders at the 2024 Annual Meeting.
After Ms. Masino assumed the role of CEO on November 1, 2023, a key area of focus for the Board and Company management was an intensive review of the Company’s overall strategy and brand position with consumers in the wake of its recovery from the COVID-19 pandemic and the consistently challenging macroeconomic environment faced by the Company and the casual dining industry as a whole in recent years, including volatile and elevated rates of inflation, high levels of consumer debt and interest rates, uncertain general performance of the U.S. economy, and changes in overall patterns of consumer demand for casual dining. This strategic review took place over a span of several months of in-depth study by the Board, Company management and the Company’s outside advisors.
In early 2024, while the Company’s strategic review was underway, the Company reached out to a number of the Company’s shareholders with an offer to hold meetings to introduce Ms. Masino to them directly and to hear shareholders’ views on the Company’s business, brand and recent performance. As part of this outreach, on January 9, 2024, Ms. Masino sent a letter to Mr. Biglari offering to meet at a mutually convenient time and place and noting her hope for a more constructive relationship between the Company and Biglari. On January 12, 2024, Mr. Biglari responded via letter to Ms. Masino noting his desire to arrange a meeting. A meeting was subsequently arranged to take place in person at one of the Company’s Cracker Barrel restaurant locations in the Nashville, Tennessee area on March 28, 2024, attended by Ms. Masino, Mr. Wolfson and Craig Pommells, the Company’s Chief Financial Officer, from the Company and Mr. Biglari and Mr. Cooley from Biglari (the “March 28 Meeting”). At the March 28 Meeting, representatives of the Company and Biglari discussed a number of topics, including the Company’s financial performance, menu and related innovation, brand strategy, and capital allocation, among other matters.
On May 16, 2024, the Company provided a public update on its strategic transformation plan and announced related changes to its capital allocation. The announced strategic transformation plan is anchored on three overarching business imperatives: driving relevancy, delivering food and an experience guests love, and growing profitability. To realize these imperatives, the Company has developed a comprehensive strategy focused on refining the brand, optimizing the menu, evolving the store and guest experience, winning in digital and off-premise, and elevating the employee experience. In conjunction with this plan, the Board determined to modify the Company’s capital allocation to support increased investment in the business to drive organic growth. As part of this shift to increase investment in the business, the Board reduced the Company’s quarterly dividend to $0.25 per share, which the Board viewed as a more sustainable dividend level in light of the capital commitments necessary to transform the business, drive successful long-term growth, and put the Company on the best path to deliver enhanced value to shareholders.
On June 3, 2024, in the wake of the strategic transformation announcement, representatives of Biglari contacted the Company seeking another meeting between Mr. Biglari and Ms. Masino to “discuss the direction of the company.” A meeting was arranged for June 11, 2024, again at one of the Company’s Cracker Barrel restaurant locations in the Nashville, Tennessee area, and again attended by Ms. Masino, Mr. Pommells and Mr. Wolfson on behalf of the Company and by Mr. Biglari and Mr. Cooley on behalf of Biglari (the “June 11 Meeting”). At the June 11 Meeting, Mr. Biglari did not express concerns about the strategic transformation or disagreement with the reduction in the Company’s quarterly dividend, and offered no material suggestions for improving the business. Mr. Biglari stated his belief that it was essential for him personally to be added to the Board along with one other Biglari representative (though he did not propose a specific individual in addition to himself). Mr. Biglari noted that if his request for a Board seat for himself and one other representative was not met, he would engage in a proxy contest at the 2024 Annual Meeting and seek additional seats beyond the two requested at the June 11 Meeting.
Mr. Biglari then hand-delivered to Ms. Masino a letter addressed to Mr. Berquist (the “June 11 Letter”) seeking representation for Biglari on the Board and proposing that the Company undertake the following business initiatives: (i) divestiture of the Company’s MSBC concept, (ii) “focusing on store-level economics and improving operations” rather than engaging in a “capital-intensive transformation,” and (iii) returning cash to shareholders by paying down debt and paying dividends. Although the June 11 Letter did not articulate a specific proposal for Biglari’s desired Board representation, the Company inferred that it related to Mr. Biglari’s request at the June 11 Meeting for a Board seat for himself and one additional Biglari representative. The June 11 Letter asked for a response to the request for Board representation for Biglari by June 30, 2024. The Company provided the June 11 Letter to Mr. Berquist and the other members of the Board promptly following the June 11 Meeting.
On June 28, 2024, the Nominating and Corporate Governance Committee and the Board held a joint meeting to consider Biglari’s request for Board representation for Mr. Biglari and another Biglari representative and Biglari’s other proposals conveyed at the June 11 Meeting and in the June 11 Letter. Among other factors, the Committee and the Board considered the following: (i) the Board’s track record of self-refreshment, including the addition of three directors (Ms. Masino, Mr. Garratt, and Ms. Henry) within the prior year and the addition of Ms. Bilney pursuant to the settlement agreement with Biglari in September 2022, (ii) the Board’s belief that the current composition of the Board represents a strong, diverse mix of new perspectives along with some tenured Board members with extensive knowledge of the Company’s business to provide valuable continuity, particularly in connection with the CEO transition, and (iii) the Board’s unanimous support for the strategic transformation of the Company already in process as previously announced, to which Mr. Biglari had noted his opposition in the June 11 Meeting and the June 11 Letter. The Committee and the Board also considered the extensive history of Biglari’s proxy fights, letters and interactions with the Company over the past 13 years commencing with Biglari’s first proxy contest in 2011. After consideration, the Board unanimously determined not to add Mr. Biglari or his unspecified additional representative to the Board, and Mr. Berquist conveyed the Board’s determination in a letter to Mr. Biglari on June 28, 2024.
On July 7, 2024, Biglari’s standstill obligations under the 2022 settlement agreement not to propose nominees to the Board or commence a proxy contest expired in accordance with their terms. On July 18, 2024, legal counsel to Biglari sent a letter to the Company requesting the Company’s form of director and officer questionnaire and other materials to be submitted pursuant to the Company’s bylaws in connection with the nomination of candidates for election to the Board at the 2024 Annual Meeting. On August 16, 2024, legal counsel to Biglari conveyed to the Company a letter stating Biglari’s intention to nominate Ms. Alberti-Perez, Ms. Atkinson, Mr. Biglari and Mr. Goodwin. On August 18, 2024, at the deadline for submission of nominees for election to the Board at the 2024 Annual Meeting, legal counsel to Biglari conveyed a supplemental letter stating Biglari’s intention to nominate Ms. Frymire in addition to the other four Biglari Nominees. Both letters were promptly conveyed to the Nominating and Corporate Governance Committee and the full Board.

On August 21, 2024, the Nominating and Corporate Governance Committee and full Board held a joint meeting to consider Biglari’s nominations and determine next steps. After consideration, the Board unanimously determined to conduct a full review of the Biglari Nominees in its usual manner and, in that regard, to seek permission from Biglari for members of the Board to interview the four Biglari Nominees other than Mr. Biglari. The Committee and the Board determined that it was not necessary to interview Mr. Biglari in light of the fact that Mr. Biglari was well known to the Company, had met with the Company twice in the prior five months, had expressed his views on the Company’s business and strategy at the June 11 Meeting and in the June 11 Letter, and had been reviewed by the Committee and the Board at their joint meeting on June 28, 2024. Interviews by multiple independent directors with each of the other four Biglari Nominees were conducted during the period spanning August 27 – 29, 2024.
On September 5, 2024, the Nominating and Corporate Governance Committee and full Board held a joint meeting to consider further the Biglari Nominees, including the findings from the directors’ interviews with each of the four nominees other than Mr. Biglari. At the meeting, the Board conducted an extensive discussion and carefully considered each of the Biglari Nominees’ professional backgrounds, other board, business and related commitments, familiarity with Cracker Barrel and the casual dining industry, and discussions with directors during their interviews. In view of these considerations and in an effort to avoid the expense and disruption of yet another proxy contest with Biglari, the Board directed the Company’s legal counsel to convey a settlement proposal to Biglari’s legal counsel. Under the proposal, the Board would be willing to add either Ms. Frymire or Mr. Goodwin to the Board, subject to the successful completion of a standard background check and the Board’s final determination between the two candidates, in replacement of one of the Board’s incumbent directors to be determined at a later date, in return for Biglari agreeing to standstill obligations on terms substantially similar to those set forth in the 2022 settlement agreement with Biglari that resulted in the addition of Ms. Bilney to the Board. The Company’s legal counsel conveyed this proposal to Biglari’s legal counsel later on September 5, 2024.
On September 10, 2024, Biglari’s legal counsel and the Company’s legal counsel had a call to discuss Biglari’s response to the Company’s settlement proposal. Biglari’s legal counsel reported that Mr. Biglari believed that his personal presence on the Board was an essential part of any settlement agreement. The Company’s legal counsel responded that the Board was not willing to agree to a settlement that included Mr. Biglari’s joining the Board personally, but noted that the Board and the Company were always open to Mr. Biglari’s input as a shareholder. The Company’s legal counsel also said that if Biglari were to propose a settlement under which the Company would agree to appoint both Ms. Frymire and Mr. Goodwin to the Board, the Company’s legal counsel believed the Board would be prepared to consider such a proposal.
Board Structure
Pursuant to our Charter, our Board of Directors must consist of at least five directors, but the exact number is set by a majority of our Board of Directors. Our Board of Directors currently has set the size of our Board of Directors at ten. All of the current members of our Board of Directors are nominees for election to our Board.
Director Nominations and Qualifications
The Nominating and Corporate Governance Committee identifies, recruits, and recommends to our Board only those candidates that the Nominating and Corporate Governance Committee believes are qualified to become Board members consistent with the criteria for selection of new directors adopted from time to time by our Board. We endeavor to have a Board of Directors representing diverse experience at policy-making levels in business, marketing, finance and other areas that are relevant to our business. In addition, the Nominating and Corporate Governance Committee desires to recommend candidates with the interpersonal skills and attributes that will foster a collaborative decision-making environment. The Nominating and Corporate Governance Committee recommends candidates, including those submitted by shareholders, only if the Nominating and Corporate Governance Committee believes that the candidate’s knowledge, experience and expertise would strengthen our Board of Directors and that the candidate is committed to representing the long-term interests of all of our shareholders. A majority of our Board of Directors must consist of independent directors (as defined by the Nasdaq Stock Market Rules and our Corporate Governance Guidelines).

The Nominating and Corporate Governance Committee assesses a candidate’s independence, background and experience, as well as our Board of Directors’ current needs in terms of director experience, skills and diversity. The Nominating and Corporate Governance Committee recommends appropriate candidates with the goal that our Board of Directors be comprised of qualified individuals with education and experience appropriate to guide the Company in meeting its legal, financial, operational and societal objectives. Individual directors and any person nominated to serve as a director should possess the highest moral integrity and should generally have had significant managerial experience in the form of being a current or former senior executive of a publicly traded or privately held company or similar business experience or training. With respect to incumbent directors selected for re-election, the Nominating and Corporate Governance Committee assesses each director’s contributions, attendance record at Board of Directors and applicable committee meetings and the suitability of continued service. Under our Corporate Governance Guidelines, no person may be considered for board membership if such person is: (i) an employee or director of a company in significant competition with the Company; (ii) an employee or director of a major, or potentially major, customer, supplier, contractor, counselor or consultant of the Company; (iii) a recent employee of the Company (other than a former Chief Executive Officer of the Company); or (iv) an executive officer of a company on whose board an employee of the Company serves.
Below we identify and describe the key experience, qualifications and skills our directors bring to our Board of Directors that are important in light of the Company’s business and structure. The directors’ experiences, qualifications and skills that the Nominating and Corporate Governance Committee considered in their nomination are (in part) included in their individual biographies.
•
Leadership Experience.   We believe that directors with experience in significant leadership positions over a long period of time, especially chief executive officer and president positions, provide the Company with strategic thinking and multiple perspectives. These people generally possess excellent leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management, the methods to promote change and growth and the ways to respond to changes in market conditions.

•
Financial Experience.   We believe that an understanding of finance and financial reporting processes is important for our directors. We measure our operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and auditing are critical to our success and developing shareholder confidence in our reporting processes that are required by the U.S. federal securities laws. Directors with financial experience are critical to ensuring effective oversight of our financial measures and processes; accordingly, we expect all of our directors to be financially literate.

•
Industry Experience.   As a company that relies upon the strength of our brand, we seek directors who are familiar with the restaurant and retail industries, have marketing and retail experience or who have brand-building expertise.

Diversity
In evaluating potential candidates for Board membership, the Nominating and Corporate Governance Committee considers, among other things, independence, character, ability to exercise sound judgment, diversity of age, gender, race and ethnic background and professional experience. Our Board of Directors believes in a governing style that emphasizes respect for diversity in perspective and includes individuals from diverse backgrounds. Our Board of Directors believes that diversity is important because varied points of view contribute to a more effective, engaged Board of Directors and better decision-making processes. For the Annual Meeting, our Board of Directors has nominated ten individuals who bring valuable diversity to our Board of Directors. Their collective experience covers a wide range of professional, geographic and industry backgrounds. These nominees range in age from 50 to 73. Seven of these nominees are women or racially or ethnically diverse, and five of the ten members of our senior management (including our Chief Executive Officer, Ms. Masino) are women.

Board Diversity Matrix (as of September 27, 2024)*
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	5	5	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	1	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	4	3	0	0
Two or More Races or Ethnicities	0	0	0	0
Did Not Disclose Demographic Data	0	0	0	0

*
The Company’s Board Diversity Matrix for 2023 is disclosed in its Definitive Proxy Statement filed with the SEC on October 6, 2023.

Director Nominees
The nominees for our Board of Directors are: Thomas H. Barr, Carl T. Berquist, Jody L. Bilney, Meg G. Crofton, Gilbert R. Dávila, John Garratt, Cheryl Henry, Julie Masino, Gisel Ruiz and Darryl L. (“Chip”) Wade. Ms. Masino, our President and Chief Executive Officer, is the only nominee who holds a management position with the Company. All other nominees have been determined to be independent under the Nasdaq Stock Market Rules and our Corporate Governance Guidelines. If elected, each nominee would hold office until the 2025 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified. If a director nominee becomes unwilling or unable to serve, proxies may be voted for a substitute nominee designated by our Board of Directors. Each of the nominees has consented to being named in this proxy statement and has agreed to serve, if elected. There are no family relationships between any of the nominees or executive officers.
Thomas H. Barr, age 56, first became one of our directors in May 2012. Mr. Barr is CEO of Sono Bello, a leader in elective cosmetic surgery, with over 100 locations nationwide. Mr. Barr has served at Sono Bello since 2016, holding the position of President before being promoted to CEO. From January 2013 to July 2015, Mr. Barr served as an executive of Hailo Network Ltd., a privately owned London-based company that developed mobile applications for acquiring taxicab services. Mr. Barr’s roles with Hailo Network included serving as CEO and Global President and Co-CEO and Global President. From 2005 to 2013, Mr. Barr served as Vice President at Starbucks Corporation (Nasdaq: SBUX) (“Starbucks”) and was a member of the Starbucks marketing and products team since 2000. During his approximately 12-year career with Starbucks, Mr. Barr led North American Marketing, U.S. Product Management and U.S. Food categories in senior executive roles, most recently as Vice President, Global Coffee. Since May 2015, Mr. Barr has served as a board member of Sheetz, Inc., a privately owned company that operates over 600 convenience store locations throughout the mid-Atlantic region of the United States.
Director Qualifications:
•
Leadership Experience — currently CEO, Sono Bello; former CEO and Global President, Hailo Network, and former President and Chief Operating Officer of Hailo Network USA; former Vice President, Global Coffee, at Starbucks; served in senior roles for Starbucks’ North American Marketing, U.S. Product Management, and U.S. Food categories; leadership under private equity ownership with current role at Sono Bello.

•
Industry Experience — significant knowledge in our industry as a former senior officer of Starbucks and current board member of Sheetz, Inc., particularly in the areas of product and menu management, pricing decision-making and innovation of a company that successfully combined both coffee and retail shops under the same roof; multi-unit management experience in his role as President of Sono-Bello LLC.
Carl T. Berquist, age 73, first became one of our directors in January 2019. From 2009 to 2015, Mr. Berquist served as the Executive Vice President and Chief Financial Officer of Marriott International, Inc. (“Marriott”) (Nasdaq: MAR). Prior to serving as Chief Financial Officer of Marriott, Mr. Berquist was Marriott’s Executive Vice President, Financial Information and Enterprise Risk Management from 2003 until 2009. Mr. Berquist joined Marriott after a 28-year career with Arthur Andersen & Co. (“Arthur Andersen”), for which he served in a variety of leadership roles, including the firm’s Global Real Estate and Hospitality Industry Head. Mr. Berquist’s last position at Arthur Andersen was managing partner of the mid-Atlantic region, which included five offices from Philadelphia, Pennsylvania to Richmond, Virginia. Mr. Berquist previously served on the boards of directors of Hertz Global Holdings, Inc. (NYSE: HTZ) (“Hertz”) and Beacon Roofing Supply, Inc. (Nasdaq: BECN).
Director Qualifications:
•
Leadership Experience — served as the Executive Vice President and Chief Financial Officer of Marriott; former Global Real Estate and Hospitality Industry Head of Arthur Andersen; former Managing Partner of the mid-Atlantic region for Arthur Andersen.

•
Financial Experience — Former Executive Vice President and Chief Financial Officer of Marriott and Managing Partner of the mid-Atlantic region for Arthur Andersen; extensive experience in public accounting; former chair of the of Audit Committee for Beacon Roofing Supply, Inc.; former member of Audit, Compensation and Finance Committees for Hertz.

•
Industry Experience — significant knowledge of the hospitality industry as former Executive Vice President and Chief Financial Officer of Marriott, an iconic leader in the hospitality space. Deep knowledge regarding real estate and corporate transactions from his experience at Marriott and as the head of Arthur Andersen’s Global Real Estate and Hospitality Industry practice.

Jody L. Bilney, age 62, first became one of our directors in September 2022. Ms. Bilney served as a senior executive for a number of public companies, including Humana, Inc. (NYSE: HUM), Bloomin’ Brands, Inc. (NASDAQ: BLMN), Charles Schwab Corporation (NYSE: SCHW) and Verizon Communications, Inc. (NYSE: VZ). At Humana, Inc., she served as the Chief Consumer Officer from 2013 until her retirement in March 2020, where she focused on consumer-driven initiatives for this health insurance provider, including marketing, data analytics, digital and consumer experience across the enterprise. Prior to Humana, from 2006 to 2013, Ms. Bilney served as Executive Vice President and Chief Brand Officer for Bloomin’ Brands, Inc., one of the largest casual dining restaurant companies in the world, where she headed various departments including brand and business strategy, marketing, corporate communications, business development and food and beverage R&D across the enterprise. Prior to Bloomin’ Brands, she held senior executive positions at Charles Schwab and Verizon, including General Management roles leading large lines of business as well as roles at the enterprise level where she led consumer-focused brand-transformation initiatives. From January 2014 to May 2024, Ms. Bilney served on the board of directors of Masonite International Corporation (NYSE: DOOR), a supplier to the residential construction industry. Ms. Bilney is currently a member of the boards of directors of Chuy’s Holdings, Inc. (NASDAQ: CHUY), an operator of value-driven, full-service restaurants (since April 2021); and Alignment Healthcare, Inc. (NASDAQ: ALHC), a provider of customized health care in the US (since January 2022), and several private companies.
Director Qualifications:
•
Leadership Experience — currently a member of the boards of directors of Chuy’s Holdings, Inc.; Masonite International Corporation; and Alignment Healthcare, Inc., and several private companies. Previously served as a senior executive at Humana, Inc. and Bloomin’ Brands, Inc.

•
Industry Experience — significant knowledge in our industry as a former chief brand officer of Bloomin’ Brands, Inc.

Meg G. Crofton, age 70, first became one of our directors in July 2017. Ms. Crofton retired from The Walt Disney Company (NYSE: DIS) (“Disney”) in 2015, after a 35-year career with that company. From

2006 until 2013, she was President of Walt Disney World, the largest site in Disney’s Parks and Resorts division, and from 2011 until her retirement in 2015, she served as President of Disney’s Parks and Resorts Operations, U.S. and France. From 2016 to October 2023, Ms. Crofton served on the board of directors of Tupperware Brands Corporation (NYSE: TUP) (“Tupperware”) and during her tenure, served as the chair of Tupperware’s nominating and corporate governance committee and on its compensation committee. Since March 2019, Ms. Crofton has served as a director of HCA Healthcare, Inc. (“HCA”) where she serves on HCA’s compensation committee as well as HCA’s patient safety and quality of care committee.
Director Qualifications:
•
Leadership Experience — as President of Walt Disney Parks and Resorts Operations, U.S. and France, Ms. Crofton was responsible for the operations of Disney’s theme parks and resorts in Florida, California and Paris, and the division’s global functional lines of business reported to her — including food and beverage, merchandise, hotel and park operations, facilities/maintenance, safety and security. Throughout her Disney career, Ms. Crofton held a wide range of executive positions in both operating and functional areas, as well as key leadership roles in the openings of many domestic and international properties.

•
Industry Experience — Ms. Crofton is a seasoned, well-respected executive who had direct responsibility for ensuring employee performance and the satisfaction, delight, and well-being of tens of millions of guests of Disney parks and resorts in the United States and France, including in respect of foodservice and retail operations; she also serves as a director of Tupperware, an iconic consumer products company, and HCA, where patient and employee engagement are critical.

Gilbert R. Dávila, age 61, first became one of our directors in July 2020. Since 2010, Mr. Dávila has served as the President and Chief Executive Officer of DMI Consulting — a leading multicultural marketing, diversity & inclusion, and strategy firm in the United States. Additionally, since 2018 he has served as a founding partner for Oppside, LLC, a research and analytics company. From 2003 until he founded DMI Consulting in 2010, Mr. Dávila served as the Vice President of Global Diversity and Multicultural Market Development at The Walt Disney Company. Prior to serving in his role at The Walt Disney Company, Mr. Dávila served as Vice President of Multicultural Management for Sears & Roebuck Company and Marketing Director Northeast Region for Coca-Cola USA. Mr. Dávila is also a member of the Association of National Advertisers (“ANA”), where he co-founded ANA’s Alliance for Inclusive and Multicultural Marketing (“AIMM”) and currently serves as a director.
•
Leadership Experience — as the founder and CEO of DMI Consulting, Mr. Dávila has led a number of corporations in marketing and business development efforts to reach multicultural and diverse audiences. Through his guidance and leadership he has assisted agencies and companies capitalize on business opportunities in multicultural marketplaces and develop strategic growth platforms focused on some of the fastest growing populations and segments in the United States. Mr. Dávila also co-founded and managed the ANA’s AIMM, a division of the ANA comprised of industry leaders and over 220 top companies focused on evolving and enhancing the effectiveness and impact of multicultural and inclusive marketing in order to maximize business growth.

•
Industry Experience — Mr. Dávila is an expert in the fields of marketing and advertising, including market segmentation, data management and digital marketing. He brings valuable consumer, marketing, brand management and diversity & inclusion experience to our Board of Directors based on 25 years of service as a marketing executive and multicultural market expert with Fortune 500 and media/entertainment companies, including Procter & Gamble, Coca-Cola USA, McDonald’s, Sears & Roebuck and Company, and The Walt Disney Company.

John Garratt, age 55, first became one of our directors in December 2023. Mr. Garratt is the former President and Chief Financial Officer of Dollar General Corporation (NYSE: DG), a leading national retail chain operating over 19,000 stores in 48 states. Mr. Garratt began his tenure with Dollar General Corporation, as Senior Vice President, Finance and Strategy and later served as Executive Vice President and Chief Financial Officer from 2015 to 2022 and ultimately President and Chief Financial Officer from 2022 to 2023. Mr. Garratt retired from Dollar General Corporation as President and Chief Financial Officer in 2023. Prior to joining Dollar General Corporation, Mr. Garratt served in various leadership and financial positions at Yum! Brands (NYSE: YUM), the world’s largest restaurant company, including as

Vice President, Finance and Division Controller for. Mr. Garratt also serves on the board of directors of Humana, Inc. (NYSE: HUM) and Papa John’s International, Inc. (Nasdaq: PZZA).
Director Qualifications:
•
Leadership Experience — Mr. Garratt has significant corporate leadership experience and exceptional business and financial acumen. Mr. Garratt has served in various leadership roles, including as Chief Financial Officer, Senior Vice President of Finance and Strategy and Senior Director of Corporate Strategy, across several organizations.

•
Industry Experience — Mr. Garratt has a deep understanding in the restaurant and retail industries, having worked in such industries for over a decade. He brings significant financial expertise, which he developed as the Chief Financial Officer of Dollar General Corporation.

Cheryl Henry, age 50, first became one of our directors in May 2024. Beginning in 2018, Ms. Henry served as the President, Chief Executive Officer, and Chairwoman of Ruth’s Hospitality Group, Inc., a fine-dining restaurant company. Prior to 2018, Ms. Henry served in numerous senior leadership roles at Ruth’s Chris, including Chief Operating Officer, Senior Vice President and Chief Branding Officer, and Chief Business Development Officer. Prior to joining Ruth’s Hospitality Group, Inc. in June of 2007, Ms. Henry served as Chief of Staff for the Mayor of Orlando.
Director Qualifications:
•
Leadership Experience — Ms. Henry has extensive executive experience, including having served as the President and Chief Executive Officer of Ruth’s Chris. During her tenure as Chief Executive Officer, over 150 Ruth’s Chris Steak House restaurants were in operation worldwide.

•
Industry Experience — Mr. Henry has nearly 20 years of experience in the restaurant industry and has a keen sense of consumer behaviors and branding strategy. She gained significant experience in branding, marketing and operations throughout her tenure at Ruth’s Chris.

Julie Masino, age 53, has served as our President and Chief Executive Officer and as one of our directors since November 1, 2023 and previously served as Chief Executive Officer-Elect from August 7, 2023 to November 1, 2023. Ms. Masino previously served as the President, International of Taco Bell, a subsidiary of Yum! Brands, Inc. (NYSE: YUM) from January 2020 to June 2023. From January 2018 to December 2019, Ms. Masino served as President, North America of Taco Bell. Ms. Masino served as the President, SVP and GM Fisher-Price at Mattel, Inc. (Nasdaq: MAT) from April 2017 to January 2018. Prior to her service at Mattel, Ms. Masino served as the President and then the Chief Executive Officer of Sprinkles Cupcakes from 2014 to 2017. From 2002 to 2014, Ms. Masino served in various leadership roles at Starbucks Corporation (Nasdaq: SBUX). She currently also serves on the board of directors of Vivid Seats Inc. (Nasdaq: SEAT).
Director Qualifications:
•
Leadership Experience — Ms. Masino has served as President, Chief Executive Officer, and other various leadership roles in the restaurant and retail industries. She has extensive operational experience in leading marketing operations, product development and franchise development while at Taco Bell and developing and implementing various strategies while at Starbucks.

•
Industry Experience — Ms. Masino has over 20 years of experience in the restaurant and food service industry. She has experience serving as a director on public and private company boards, audit committees and compensation committees.

Gisel Ruiz, age 54, first became one of our directors in September 2020. Ms. Ruiz retired as Executive Vice President and Chief Operating Officer of Sam’s Club, a national chain of membership-only retail warehouse clubs, a role which she held from February 2017 to June 2019. Previously, Ms. Ruiz held a number of senior executive positions within the Walmart Inc. (NYSE: WMT) organization during a career with the company that spanned over 26 years. From 2015 to 2017, Ms. Ruiz was the Executive Vice President of International People for Walmart International. From 2012 until 2014, Ms. Ruiz served as the Executive Vice President and Chief Operating Officer of Walmart US. Ms. Ruiz served as Executive Vice President and Chief People Officer of Walmart US from 2010 until 2012.Since May 2020, Ms. Ruiz has served as a director of Vital Farms, Inc. (Nasdaq: VITL), a Certified B Corporation that offers a range of ethically produced pasture-raised foods nationwide. Since February 2022, Ms. Ruiz has also served on the board of directors of Ulta Beauty, Inc. (Nasdaq: ULTA), the largest beauty retailer in the United States.
Director Qualifications:
•
Leadership Experience — Former Executive Vice President and Chief Operating Officer of Sam’s Club, Executive Vice President, International People of Walmart International and Executive Vice President and Chief Operating Officer of Walmart US; former member of the board of directors of Walmart de Mexico S.A. de C.V.; member of the board of directors of Vital Farms, Inc., Ulta Beauty, Inc. and Executive Network Partnering Corporation.

•
Industry Experience — over 25 years of experience in the retail industry at Walmart Inc., both in the U.S. and international business segments, from 1992 through February 2017, including executive roles from 2010 to February 2017. Responsible for food operations as Executive Vice President and Chief Operating Officer of Sam’s Club.

Darryl L. (“Chip”) Wade, age 61, became one of our directors in April 2021. Having served previously as the President and Chief Operating Officer of Union Square Hospitality Group, LLC (USHG) since 2019, Mr. Wade became USHG’s Chief Executive Officer in September 2022. USHG is the parent company of numerous award-winning and acclaimed restaurants such as Union Square Cafe, Gramercy Tavern, and The Modern, as well as a multifaceted catering and events and restaurant consulting business. Mr. Wade joined USHG in 2019 after having served as the EVP of Operations for Red Lobster Seafood Company, a position he held from 2012 to 2018, both while it was owned by Darden Restaurants, Inc. and after its divestiture to Golden Gate Capital. Mr. Wade also served as the Chief Operations Officer for Legal Sea Foods Restaurant Group from 2004 to 2006 and held several senior executive positions at Darden, including Senior Vice President of Smokey Bones BBQ and the Director of Revitalization for Olive Garden Restaurants. Mr. Wade began his career in 1985, as a manager for TGI Friday’s. In 1989, Mr. Wade was promoted as a general manager for TGIF in Boston, and spent the first 14 years of his career with TGIF and its parent, Carlson Restaurants Worldwide, including as Executive Director of Human Resources and Executive Director of Non-Traditional Development and Domestic Franchise Sales.
Director Qualifications:
•
Leadership Experience — led or participated in strategic planning processes for four distinctive restaurant brands. CEO of USHG. Former Executive Vice President of Red Lobster, former Chief Operating Officer of Legal Sea Foods, and held other senior positions at Darden.

•
Industry Experience — over 37 years of experience in the restaurant industry, with deep knowledge of the casual dining industry. Responsible for human resources, restaurant development and operations in positions of increasing responsibility at Carlson Restaurants Worldwide, Darden, Red Lobster Seafood Company and USHG.

Director Independence
In accordance with the Nasdaq Stock Market Rules, the Nominating and Corporate Governance Committee has evaluated each of our directors’ independence from the Company and its management based on Nasdaq’s definition of “independence.” In its review of each director’s independence, the Nominating and Corporate Governance Committee reviewed whether any transactions or relationships exist currently or, during the past three years existed, between each director and the Company and its subsidiaries, affiliates, equity investors or independent auditors. The Nominating and Corporate Governance Committee also examined whether there were any transactions or relationships between each director and members of the senior management of the Company or their affiliates. Based on the review by the Nominating and Corporate Governance Committee and Nasdaq’s definition of “independence,” the Nominating and Corporate Governance Committee has determined that all of our current Board members, with the exception of Ms. Masino, and all of our director nominees other than Ms. Masino, are independent in accordance with the Nasdaq Stock Market Rules and our Corporate Governance Guidelines, the latter of which are posted on our website at www.crackerbarrel.com.

Communications with our Board
Our Board of Directors provides a process for shareholders to send communications to our Board of Directors. All correspondence addressed to our Board of Directors or to one or more members of our Board of Directors should be sent: via mail, to Cracker Barrel Old Country Store, Inc., c/o Corporate Secretary, 305 Hartmann Drive, Lebanon, Tennessee 37087, or via e-mail, to corporate.secretary@crackerbarrel.com, or via fax, to (615) 443-9279, or website communication at investor.crackerbarrel.com.
All correspondence received by the Corporate Secretary will be promptly acknowledged and reviewed by the Corporate Secretary, who will determine whether the correspondence should be forwarded immediately to our Board of Directors as a whole or to any specific member or members of our Board of Directors or whether the correspondence should be presented to our Board of Directors at its next regular meeting. The Corporate Secretary will consult with the Chair of the Nominating and Corporate Governance Committee if there is a question concerning the need for immediate review by our Board of Directors or by any specific member or members of our Board of Directors.
Attendance of Directors at 2023 Annual Meeting of Shareholders
Our Board of Directors has adopted a policy that requires all directors to attend our annual shareholder meeting unless attendance is not feasible owing to unavoidable circumstances, which this year may include the pandemic. All of our current Board members (other than Mr. Garratt, who joined our Board of Directors in December 2023 and Ms. Henry, who joined our Board of Directors in May 2024) attended our 2023 Annual Meeting, either virtually or in person.
Director Nomination Process
The Nominating and Corporate Governance Committee of our Board of Directors is responsible for identifying and recommending to our Board of Directors all persons to be nominated to serve as a director of the Company. The Nominating and Corporate Governance Committee will consider director candidates timely submitted by our shareholders in accordance with the notice provisions as discussed below under “Shareholder Director Nominees.” The Nominating and Corporate Governance Committee applies the same criteria to the evaluation of shareholder-nominated director candidates as it applies to other director candidates. Our Board of Directors is responsible for nominating the slate of directors for the Annual Meeting, upon the Nominating and Corporate Governance Committee’s recommendation.
All director nominees are current directors. The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of our Board of Directors and whether any vacancies on our Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates that may come to its attention through current members of our Board of Directors, outside advisors, shareholders or other persons. From time to time, the Nominating and Corporate Governance Committee may retain one or more third-party search firms to assist with identifying potential candidates who meet the qualification and experience requirements described above and to compile information regarding each candidate’s qualifications, experience and independence. Any such third-party search firms report directly to the Nominating and Corporate Governance Committee.
Shareholder Director Nominees
The Nominating and Corporate Governance Committee will consider nominees to our Board of Directors recommended by shareholders if shareholders comply with the Company’s advance notice requirements. See “SHAREHOLDER PROPOSALS FOR 2025 ANNUAL MEETING” on page [   ] of this proxy statement. The Company’s bylaws provide that a shareholder who wishes to nominate a person for election as a director at a meeting of shareholders must deliver written notice to the Secretary of the Company. Such notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information, including the name and address of the shareholder delivering the notice as it appears on the stock records of the Company, the number and class of shares held of record by such shareholder, information about derivative securities holdings of such shareholder, any arrangement or understanding pursuant to which such shareholder has a right to vote or has granted a right to vote any shares of the Company’s stock, whether such shareholder has a short interest in any of the Company’s securities, whether such shareholder is entitled to a fee based on the value of the Company’s securities, a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate such nominee, and a certification that such shareholder has complied with all applicable federal, state and other legal requirements in connection with such shareholder’s acquisition of the Company’s securities and such shareholder’s acts or omissions as a shareholder of the Company. The foregoing summary does not include all requirements a shareholder must satisfy in order to nominate a candidate for election to our Board of Directors. Shareholders of the Company who wish to recommend a nominee to our Board of Directors should read carefully the Company’s bylaws, which are available on the Investor Relations section of our website at www.crackerbarrel.com.
In order to be eligible to be a nominee for election as a director of the Company by a shareholder, such potential nominee must deliver to the Secretary of the Company a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on our Board of Directors, and would be in compliance with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.
Shareholder nominations must be submitted in accordance with the deadlines set forth under the caption “SHAREHOLDER PROPOSALS FOR 2025 ANNUAL MEETING” on page [   ] of this proxy statement. Shareholder nominations should be sent to Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087, Attention: Corporate Secretary.
Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ONLY EACH OF OUR BOARD OF DIRECTORS’ TEN (10) NOMINEES FOR DIRECTOR ON THE ENCLOSED WHITE PROXY CARD.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are providing our shareholders with the opportunity to cast an advisory, non-binding vote on the executive compensation of our Named Executive Officers (“executive compensation”) as required by Section 14A of the Exchange Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). In light of shareholder approval at the Company’s 2023 Annual Meeting to hold an advisory vote on the compensation of the Company’s named executive officers every year, our Board of Directors determined to hold an advisory vote on the compensation of the Company’s named executive officers every year. While the vote on this proposal is advisory and non-binding, the Compensation Committee, which is responsible for designing and administering our executive compensation program, highly values the opinions of our shareholders. We will consider the vote of our shareholders when making compensation decisions for the Named Executive Officers in the future.
We have described the compensation of the Named Executive Officers under the sections “Executive Compensation — Compensation Discussion and Analysis” and “Executive Compensation — Compensation Tables and Information” of this proxy statement. We have a strong “pay for performance” philosophy for our executive compensation program, which is designed to reward executive officers for maximizing our success, as determined by our performance relative to our financial and operational goals. We seek to reward our executives for both near-term and sustained longer-term financial and operating performance as well as leadership excellence. Compensation opportunities are intended to align the economic interests of executives with those of our shareholders and encourage executives to remain with the Company for long and productive careers.
The Compensation Committee reviews on an ongoing basis the compensation programs for the Named Executive Officers to ensure that such programs achieve the desired goals of enhancing the long-term total return to our shareholders and building a better company by implementing compensation programs that reward both company-wide and individual performance, aligning our executives’ interests with those of our shareholders and allowing us to attract and retain talented executives. For additional information regarding our executive compensation, including our 2024 executive compensation decisions, please see “Executive Compensation — Compensation Discussion and Analysis” beginning on page [  ] of this proxy statement.
In light of the foregoing considerations, we are asking our shareholders to indicate their approval, on an advisory basis, of the compensation of the Named Executive Officers as disclosed in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2024 Summary Compensation Table and the other related tables and disclosure.”
Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT ON THE ENCLOSED WHITE PROXY CARD.

PROPOSAL 3: APPROVAL OF THE SHAREHOLDER RIGHTS AGREEMENT
Introduction
On February 22, 2024, our Board of Directors unanimously determined to extend the Company’s shareholder rights plan for a further three-year term, subject to the approval of the Company’s shareholders at the Annual Meeting. In connection with this determination, our Board of Directors declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share and adopted a shareholder rights plan, as set forth in the Rights Agreement dated as of February 27, 2024 (the “Rights Agreement”), by and between the Company and Equiniti Trust Company, LLC, as rights agent. The dividend was paid on March 8, 2024 to shareholders of record as of the close of business on March 8, 2024. The Rights Agreement is intended to replace our previous rights plan adopted and approved by our shareholders in 2021 (the “2021 Rights Agreement”). Other than extending the term, the Rights Agreement makes no changes to the material terms and conditions of the 2021 Rights Agreement.
In 2011, Biglari filed the initial Schedule 13D with the SEC reporting beneficial ownership by various Biglari entities of approximately 9.7% of the Company’s outstanding common stock. After 2011, Biglari increased its ownership in the Company to approximately 19.9% of the outstanding shares, just below the triggering threshold put in place by the rights agreement then in effect, until 2018, when Biglari disclosed its first sales of Company common stock since acquiring its ownership position. Biglari currently owns approximately [     ]% of the Company’s outstanding common stock. Since its initial Schedule 13D filing, Biglari has waged five proxy contests, including one at our 2020 Annual Meeting. Each of Biglari’s five proxy contests were soundly rejected by our shareholders by increasingly large margins and leading shareholder advisory services. Prior to our 2022 Annual Meeting, Biglari initiated what would have been his sixth proxy contest, which ended in a settlement. As part of the settlement, Jody L. Bilney was nominated to our Board of Directors and Biglari agreed to a two-year standstill during which he could not initiate any proxy contest. Following the expiration of the settlement agreement, Biglari initiated this proxy contest. Accordingly, as it did previously in 2012, 2015, 2018 and 2021, our Board of Directors has adopted the Rights Agreement in response to the persistent threat that Biglari and/or a third party could, singly or working together as a group, accumulate a substantial, and potentially controlling, position in the Company through market purchases that do not provide a customary control premium offered to all shareholders. In making its decision, our Board of Directors considered, among other factors, the strong support from the Company’s shareholders for the prior rights plans in those years.
In general terms, the Rights Agreement implements all of the same features and protective measures of the 2021 Rights Agreement, imposing significant dilution upon any person or group that acquires 20% or more of the outstanding common stock of the Company without the approval of our Board of Directors.
Like the 2021 Rights Agreement, the Rights Agreement includes an exception for certain “qualifying offers” that would not cause the Rights to become exercisable. The qualifying offer exception in the Rights Agreement includes any all-cash, fully financed tender offer or any exchange offer of the common stock of the offeror meeting certain terms and conditions further described below (as well as any combination of the two), in any case with such offer being made in respect of all outstanding shares of our common stock and held open for at least 60 business days. This qualifying offer exception is designed to allow for bona fide offers of cash and/or stock while still ensuring that all of our shareholders receive fair and equal treatment in the event of any proposed takeover of the Company and guarding against abusive tactics to gain control of the Company without paying all shareholders a premium for that control.
Adoption of the Rights Agreement does not weaken the financial strength of the Company or affect its business plans. Issuance of the Rights:
•
has no dilutive effect on the value of the Company’s common stock,

•
will not affect reported earnings per share,

•
is not taxable to the Company or to its shareholders, and

•
will not change how Company shareholders can trade the Company’s shares.

The Rights will be exercisable only if and when a situation arises that the Rights were intended to address.
The Rights Agreement is designed to protect our shareholders from unfair, abusive or coercive takeover strategies, including the acquisition of control of the Company by a bidder in a transaction or series of transactions that does not treat all shareholders equally or fairly or provide all shareholders an equal opportunity to share in the premium paid on an acquisition of corporate control. The Rights Agreement is not intended to prevent a takeover or deter fair offers for securities of the Company that deliver value to all shareholders on an equal basis. To the contrary, it is designed to encourage anyone seeking to acquire the Company to negotiate with our Board of Directors prior to attempting a takeover. This should enable all of our shareholders to fully realize the value of their investment in the Company. We believe the characteristics of the Rights Agreement that are “shareholder friendly” include:
•
The Rights Agreement is focused on preventing creeping acquisitions above 20% that do not result in a premium being paid to all shareholders and would not deter a non-coercive cash offer or exchange offer of the common stock of the offeror (or any combination of cash and common stock meeting the conditions set forth in the Rights Agreement for both types of offers) for all shares;

•
If shareholders do not approve the Rights Agreement at the Annual Meeting, the Rights Agreement expires immediately following the certification of the vote at the Annual Meeting; and

•
If shareholders approve the Rights Agreement, the Rights Agreement will expire on February 27, 2027.

The Rights are issued pursuant to the Rights Agreement. The following is a summary of the principal terms of the Rights Agreement. The following summary is a general description only and is qualified in its entirety by the full text of the Rights Agreement, which appears as Appendix C to this proxy statement.
Summary of the Rights Agreement
The Rights.   The Rights trade with, and are inseparable from, the Company’s common stock. The Rights are evidenced only by certificates or book entries that represent shares of common stock. The Rights will also accompany any new shares of common stock the Company issues after February 27, 2024 until the Distribution Date described below.
Exercise Price.   Each Right will allow its holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (a “Preferred Share”) for $600 (the “Exercise Price”), once the Rights become exercisable. This portion of a Preferred Share will give the shareholder approximately the same dividend and liquidation rights as would one share of our common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.
Exercisability.   The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 20% or more of our outstanding common stock.
Certain synthetic interests in securities created by derivative positions — whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D of the Exchange Act — are treated as beneficial ownership of the number of shares of our common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of our common stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership.
The date when the Rights become exercisable is the “Distribution Date.” Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of our common stock will constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.
•
Flip In.   If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $600, purchase shares of our common stock with a market value of $1,200, based on the market price of the common stock prior to such acquisition.

•
Flip Over.   If our Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for $600, purchase shares of the acquiring corporation with a market value of $1,200, based on the market price of the acquiring corporation’s stock prior to such transaction.

•
Notional Shares.   Shares held by affiliates and associates of an Acquiring Person, and Notional Common Shares (as defined in the Rights Agreement) held by counterparties to a Derivatives Contract (as defined in the Rights Agreement) with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Preferred Share Provisions
Each one one-hundredth of a Preferred Share, if issued:
•
will not be redeemable;

•
will entitle its holders to quarterly dividend payments of $0.01, or an amount equal to the dividend paid on one share of common stock, whichever is greater;

•
will entitle its holders upon liquidation either to receive $1.00 or an amount equal to the payment made on one share of common stock, whichever is greater;

•
will have the same voting power as one share of common stock; and

•
if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The value of one one-hundredth interest in a Preferred Share should approximate the value of one share of common stock.
Expiration.   If the Rights Agreement is approved by our shareholders at the Annual Meeting, the Rights will expire on February 27, 2027. If our shareholders do not approve the Rights Agreement, it will expire immediately following certification of the vote at the Annual Meeting.
Redemption.   Our Board of Directors may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person. If our Board of Directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.01 per Right. The redemption price will be adjusted if we have a stock split or issue stock dividends on our common stock.
Qualifying Offer Provision.   The Rights would also not interfere with any all-cash, fully financed tender offer, exchange offer of common stock of the offeror meeting certain terms and conditions further described below, or a combination thereof, in each case for all shares of our outstanding common stock, remaining open for a minimum of 60 business days, and subject to a minimum condition of acceptance by a majority of the outstanding shares of our common stock and providing for a 20 business day “subsequent offering period” after consummation (such offers are referred to as “qualifying offers”). If an offer includes shares of common stock of the offeror, the Rights would not interfere with such offer if such consideration consists solely of freely-tradeable common stock of a publicly-owned United States corporation; such common stock is listed or admitted to trading on the New York Stock Exchange, Nasdaq Global Select Market or Nasdaq Global Market; the offeror has already received stockholder approval to issue such common stock prior to the commencement of such offer or no such approval is or will be required; the offeror has no other class of voting stock outstanding; no person (including such person’s affiliated and associated persons) beneficially owns twenty percent (20%) or more of the shares of common stock of the offeror then outstanding at the time of commencement of the offer or at any time during the term of the offer; and the offeror meets the registrant eligibility requirements for use of a registration statement on Form S-3 for registering securities under the Securities Act of 1933, as amended, including the filing of all reports required to be filed pursuant to the Exchange Act in a timely manner during the twelve (12) calendar months prior to the date of commencement, and throughout the term, of such offer. In the event the Company receives a qualifying offer and our Board of Directors has not redeemed the Rights prior to the consummation of such offer, the consummation of the qualifying offer will not cause the offeror or its affiliates or associates to become an Acquiring Person, and the Rights will immediately expire upon consummation of the qualifying offer.
Exchange.   After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our Board of Directors may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.
Anti-Dilution Provisions.   Our Board of Directors may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Preferred Shares or our common stock. No adjustments to the Exercise Price of less than 1% will be made.
Amendments.   The terms of the Rights Agreement may be amended by our Board of Directors without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, our Board of Directors may not amend the Rights Agreement in a way that adversely affects holders of the Rights.
Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SHAREHOLDER RIGHTS AGREEMENT ON THE ENCLOSED WHITE PROXY CARD.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has retained Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2025. Deloitte & Touche LLP has served as our independent registered public accounting firm since 1972.
Representatives of Deloitte & Touche LLP have been requested to attend the Annual Meeting. These representatives will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions submitted by the applicable deadline.
If shareholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit Committee will consider any failure to ratify the appointment of Deloitte & Touche LLP but in its discretion may still direct the appointment of Deloitte & Touche LLP. Also, if the ratification of the appointment of Deloitte & Touche LLP is approved, the Audit Committee in its discretion may still direct the appointment of a different independent registered public accounting firm at any time and without shareholder approval if the Audit Committee believes that such a change would be in our best interest and the best interest of our shareholders.
Board Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025 ON THE ENCLOSED WHITE PROXY CARD.
FEES PAID TO AUDITORS
The following table sets forth certain fees billed to us by Deloitte & Touche LLP in connection with various services provided to us throughout 2024 and 2023.
Service	Aggregate Fees Billed for FY 2024		Aggregate Fees Billed for FY 2023
Audit Fees(1)	$	[ ]	$1,049,174
Audit-Related Fees	$	[ ]	$0
Tax Fees	$	[ ]	$0
All Other Fees(2)	$	[ ]	$1,895
Total Fees	$	[ ]	$1,051,069

(1)
Represents aggregate fees for professional services rendered for: the audit of our consolidated financial statements contained in our Annual Reports on Form 10-K for 2024 and 2023; review of our condensed consolidated financial statements contained in our Quarterly Reports on Form 10-Q for 2024 and 2023; attestation report related to internal control over financial reporting for 2024 and 2023; additional audit matters unique to specific transactions or events in 2024 and 2023, including financing transactions, investing activities and/or new accounting standards.

(2)
Represents aggregate expenses for licenses to access a financial accounting technical database in 2024 and 2023.

AUDIT COMMITTEE REPORT
The Audit Committee is responsible for providing independent, objective oversight and review of the Company’s accounting functions and internal controls and has primary oversight responsibility for the Company’s risk management program. The Audit Committee’s functions are described in greater detail on pages [  ] – [  ] of this proxy statement. Among other things, the Audit Committee recommends to our Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K.
The Audit Committee is comprised of five directors, all of whom are independent as determined in accordance with the Nasdaq Stock Market Rules and our Corporate Governance Guidelines. Each member of the Audit Committee is also independent within the meaning of Rule 10A-3 under the Exchange Act. Our Board of Directors has determined that two of the five members of the Audit Committee, Carl T. Berquist and John Garratt satisfy the attributes of an audit committee financial expert, as defined by SEC regulations.
In connection with recommending that the Company’s audited financial statements be included in its Annual Report on Form 10-K, the Audit Committee took the following steps:
•
The Audit Committee discussed with the Company’s independent registered public accounting firm their judgment as to the quality, not just the acceptability, of the Company’s accounting policies and principles and such other matters as are required to be discussed under generally accepted auditing standards, including information concerning the scope and result of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

•
Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, on a consistent basis, and the Audit Committee reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.

•
The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. The Audit Committee also considered whether the independent registered public accounting firm provided non-audit services to the Company and, if so, whether the provision is compatible with maintaining the independent registered public accounting firm’s independence. This discussion and disclosure informed the Audit Committee of the independent registered public accounting firm’s independence and assisted the Audit Committee in evaluating that independence. The Audit Committee concluded that the independent registered public accounting firm is independent from the Company and its management.

•
The Audit Committee reviewed and discussed, with the Company’s management and independent registered public accounting firm, the independent registered public accounting firm reports, the Company’s audited consolidated balance sheets as of August 2, 2024 and July 28, 2023 and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended August 2, 2024, including associated footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

•
The Audit Committee reviewed and discussed CEO and CFO certifications concerning the Company’s Annual Report on Form 10-K.

Based on the discussions with the Company’s independent registered public accounting firm concerning the audit, the independence discussions, the financial statement quarterly reviews, and additional matters deemed relevant and appropriate by the Audit Committee, including internal audit activities, the Audit

Committee recommended to our Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K.
In order to ensure that the Company’s independent registered public accounting firm is engaged only to provide audit and non-audit services that are compatible with maintaining independence as defined by applicable laws and regulations, the Audit Committee requires that all services provided and fees charged by the independent registered public accounting firm be pre-approved by the Audit Committee. The authority to grant any pre-approval sought by the Audit Committee during the time period between regularly scheduled Audit Committee meetings is delegated to the Chair of the Audit Committee. All of the services described above under the caption “FEES PAID TO AUDITORS” were pre-approved by the Audit Committee.
This report has been submitted by the members of the Audit Committee:
John Garratt, Chair
Carl T. Berquist
Jody L. Bilney
Gisel Ruiz
Darryl L. (“Chip”) Wade
This Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference therein.

PROPOSAL 5: SHAREHOLDER PROPOSAL
The Company received from The Accountability Board, Inc. (“TAB”) the following shareholder proposal (the “TAB Proposal”) for action at the Annual Meeting.
TAB has indicated that it has continuously held at least $25,000 in market value of the Company’s securities entitled to be voted on the TAB Proposal for at least one year and confirmed its intention to continue to hold those securities through the date of the Annual Meeting. The Company will promptly provide TAB’s address upon a shareholder’s request to the Corporate Secretary at Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087.
Shareholder Proposal
The following text of the TAB Proposal and supporting statement appears exactly as received by the Company. All statements contained in the TAB Proposal are the sole responsibility of TAB:
Dear fellow shareholders:
In 2024, a shareholder proposal we filed at Jack in the Box requesting measurable targets for reducing its greenhouse gas emissions passed by a majority vote and received support from both Glass Lewis and Institutional Shareholder Services (ISS).
We now ask Cracker Barrel shareholders to consider the issue as well.
For context, Cracker Barrel is clearly cognizant of risks posed by climate change, as it recognizes such risks in its Form 10-K filings. And it measures and discloses some emissions data (related to Scopes 1 and 2).
But the company hasn’t disclosed any measurable/timebound targets for reducing emissions.
And that’s despite its “Environment, Health and Safety Policy” claiming, “We implement systems to reduce…greenhouse gas (GHG) emissions, in alignment with science-based targets.” [Emphasis added.]
RESOLVED: Shareholders request that Cracker Barrel disclose any targets it has for reducing its greenhouse gas emissions that are measurable and timebound — or, if no such targets exist, to establish (and publish) them. Progress against the targets should then be regularly disclosed.
Thank you.

Company Response to Shareholder Proposal
Our Board of Directors has carefully considered the TAB Proposal and recommends that shareholders vote AGAINST it. Our Board of Directors believes that implementing the proposal is an inefficient allocation of Company resources and is not in the best interests of the Company or its shareholders, particularly in light of the actions the Company is already taking to address sustainability, promote energy efficiency, and provide transparency to all stakeholders regarding such efforts.
At Cracker Barrel, we are committed to balancing the needs and expectations of all of our stakeholders in a way that protects our business for the long term.
We take corporate social responsibility seriously, and we report regularly to our shareholders and the public about our actions and areas of focus. As part of our environmental, social and governance (ESG) initiatives, we monitor and try to limit greenhouse gas (“GHG”) emissions in areas that we believe will have the greatest potential impact to our long-term success. In keeping with this approach, we have implemented systems designed to reduce our GHG emissions that are consistent with our business priorities and science-based targets, including the Science Based Targets initiative (SBTi). Following this approach, we have made significant strides in improving energy efficiency and reducing waste, including as follows:
•
Over the last six years, we retrofitted all our stores to improve energy efficiency, and all stores built in the future will have high-efficiency features to optimize energy use.

•
In fiscal year 2023, we implemented an energy-saving device for walk-in coolers and freezers throughout our chain. Additionally, we began projects to convert conveyor toasters to pop-up toasters and glass coffee urns to thermal coffee carafes. Once fully implemented, these initiatives will yield a sustained annual reduction of over 15 million kWh.

•
In fiscal year 2024, we launched a new utility platform designed to provide richer utility data to enhance our ability to target energy efficiencies by store.

We publicly report data regarding our GHG emissions as well as our ongoing efforts to reduce our carbon footprint.
We are a restaurant and retail company whose operations are limited to the United States and limited in scale, and we are not a significant generator of GHG emissions in comparison to many other industries or businesses. Given that profile and that our Scope 3 calculations are still underway, and in light of the continuing evolution of scientific assessment and recommendations with respect to GHG emissions reductions, our Board of Directors has not deemed it a wise use of our finite human and financial resources to establish fixed quantitative GHG emissions reduction targets, despite the importance we place on this issue. We do, however, publish our environmental policies and programs and an annual ESG Report to provide our shareholders, employees, customers and communities with a better understanding of our practices and philosophies. Additionally, by publishing this information, we aim to make it easier to track our progress over time and to allow for comparison with industry peers. We strive to be as transparent as possible in our ESG reporting, and we believe that our reporting is among the most robust and comprehensive in our industry.
Despite the fact that we do not disclose specific GHG reduction targets, each year we deploy significant internal and external resources to better understand our GHG emissions and other sustainability metrics and improve data quality. As part of our report, we publish data and metrics related to our GHG emissions as well as data related to our energy usage and waste reduction efforts. We began providing information about our GHG emissions in 2019, and with each subsequent ESG report published, we have enhanced our disclosure. For example, we shared our Scope 1 and Scope 2 emissions data in 2022, and in this year’s 2024 report, we will again disclose Scope 1 and 2 emissions data and, additionally, certain material Scope 3 emissions data. Furthermore, we will comply with the SEC’s recently adopted climate-related disclosure requirements as and when required.
We believe imposing yet another reporting regime in addition to our extensive voluntary disclosures and potentially required SEC disclosures is a misallocation of Company resources and will not materially increase the transparency of our extensive disclosures for our shareholders and other stakeholders.

Accordingly, we believe our current and planned GHG emissions and other sustainability disclosures are appropriately extensive and targeted and allow for our shareholders and other stakeholders to assess our sustainability efforts and progress.
GHG emissions standards and regulatory requirements continue to evolve.
As noted above, we align our sustainability efforts with science-based targets, such as those put forth by SBTi. We take a deliberate and methodical approach to ensure that such efforts are in the long-term interest of our business and based on the most recent scientific information and best data collection tools available.
Recently, SBTi announced that it is revising the Corporate Net Zero Standard, specifically focused on changes to Scope 3 emissions reductions strategies. The revisions to the Corporate Net Zero Standard are in a consultative phase and are not expected to be released until at least 2025. Because of the ongoing evolution of these standards, as well as a continually uncertain and shifting regulatory and reporting landscape, even if we felt it would be beneficial to adopt or disclose any new sustainability or GHG emission targets, it would be premature to do so now. Once the revised standard is finalized, we will analyze the impact of the revisions to our business strategy and whether and how best to incorporate them into our environmental practices, as we have done with the existing SBTi targets. We believe this approach will allow us to optimize our strategy to limit our GHG emission and environmental impact while fulfilling our commitments to shareholders and other stakeholders in a responsible way.
Board Recommendation
Our Board of Directors believes the Company is already providing ample, data-driven disclosure of the Company’s progress on GHG emissions, and that disclosing specific GHG emissions reduction targets is not in the best interest of our shareholders.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE SHAREHOLDER PROPOSAL REGARDING GHG EMISSIONS DISCLOSURES ON THE ENCLOSED WHITE PROXY CARD.

SHAREHOLDER PROPOSALS FOR 2025 ANNUAL MEETING
If you wish to submit a proposal to be included in our proxy statement for our 2025 Annual Meeting of Shareholders, proposals must be submitted by eligible shareholders who have complied with the relevant regulations of the SEC and must be received no later than June [  ], 2025. Shareholder proposals should be mailed to Corporate Secretary, Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087.
The Company’s bylaws also contain an advance notice provision requiring that, if a shareholder wants to present a proposal (including a nomination) at our 2025 Annual Meeting of Shareholders (whether or not to be included in the proxy statement), the shareholder must provide timely written notice thereof to the Secretary of the Company. In order to be timely, the notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the Annual Meeting. The Company’s bylaws set forth detailed information that must be submitted with any shareholder proposal. In the event that the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, however, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the date of the 2025 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2025 Annual Meeting (or, if the first public announcement of the date of the 2025 Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the date on which public announcement of the date of the 2025 Annual Meeting is first made by the Company). In the event that a shareholder proposal intended to be presented for action at an Annual Meeting is not received timely, then the persons designated as proxies in the proxies solicited by our Board of Directors in connection with that Annual Meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for that Annual Meeting.
In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with SEC Rule 14a-19, shareholders who intend to solicit proxies in support of proposed nominees other than the proposed nominees set forth by our Board of Directors must provide notice that sets forth the information required by SEC Rule 14a-19 no later than September 22, 2025.
ANNUAL REPORT AND FINANCIAL INFORMATION
A copy of our Annual Report on Form 10-K, and a list of all its exhibits, will be supplied without charge to any shareholder upon written request sent to our principal executive offices: Cracker Barrel Old Country Store, Inc., Attention: Investor Relations, 305 Hartmann Drive, Lebanon, Tennessee 37087. Exhibits to the Form 10-K are available for a reasonable fee. You may also view our Annual Report on Form 10-K and its exhibits online at the SEC website at www.sec.gov, or via our website at [www.CrackerBarrelShareholders.com].
OTHER BUSINESS
We are not aware of any other matters to be brought before the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to those matters in accordance with their best judgment.

Appendix A
INFORMATION CONCERNING PARTICIPANTS
IN THE COMPANY’S SOLICITATION OF PROXIES
The following tables set forth the name and business address of our current directors and director nominees (the “Directors and Director Nominees”), and the name, present principal occupation and business address of our executive officers (the “Officers”) who, under the rules of the SEC, are considered to be “participants” in our solicitation of proxies from our shareholders in connection with our Annual Meeting.
Directors and Nominees
The principal occupations of our current Directors and Director Nominees who are considered “participants” in our solicitation are set forth under the section above titled “PROPOSAL 1: ELECTION OF DIRECTORS” of this proxy statement. The names of our current Directors and Director Nominees are set forth below, and the business address for all of our current Directors and Director nominees is c/o Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087:
Name
Thomas H. Barr
Carl T. Berquist
Jody L. Bilney
Meg G. Crofton
Gilbert R. Dávila
John Garratt
Cheryl Henry
Julie Masino
Gisel Ruiz
Darryl L. (“Chip”) Wade
Officers
The principal occupations of our Officers who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087.
Name	Principal Occupation
Laura A. Daily	Senior Vice President, Chief Merchant and Retail Supply Chain
Chris Edwards	Senior Vice President, Chief Strategy Officer
Bruce Hoffmeister	Senior Vice President, Chief Information Officer
Sarah Moore	Senior Vice President, Chief Marketing Officer
Craig Pommells	Senior Vice President, Chief Financial Officer
Donna L. Roberts	Senior Vice President, Chief Human Resources Officer
Cammie Spillyards-Schaefer	Senior Vice President, Restaurant and Retail Operations
Mark Spurgin	Senior Vice President, Chief Restaurant Supply Chain Officer
Richard M. Wolfson	Senior Vice President, General Counsel and Corporate Secretary
Brian T. Vaclavik	Vice President, Corporate Controller and Principal Accounting Officer

Information Regarding Ownership of Company Securities by Participants
The number of shares of our common stock held by our current Directors and Director Nominees and Officers as of September [27], 2024 is set forth under the “Stock Ownership of Certain Beneficial Owners and Management” section of this proxy statement.
Shares of our common stock owned of record by each of our current Directors and Director Nominees and Officers are beneficially owned by such person.
Information Regarding Transactions in the Company’s Securities by Participants
The following table sets forth information regarding purchases and sales of our securities by each of the participants listed above under “Directors and Nominees” and “Officers” during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.
Shares of Common Stock Purchased or Sold (09/15/2022 – 09/15/2024)
Name	Date	Number of Shares	Transaction Description
Laura A. Daily	9/15/2022	408	Acquisition — Vesting of performance-based award
	9/15/2022	(173)	Disposition — Common stock withheld to satisfy tax obligations
	9/22/2022	7,263	Acquisition — Grant of restricted stock awards
	9/22/2022	2,208	Acquisition — Grant of restricted stock units
	9/25/2022	(173)	Disposition — Common stock withheld to satisfy tax obligations
	9/30/2022	1,646	Acquisition — Vesting of performance-based award
	9/30/2022	(904)	Disposition — Common stock withheld to satisfy tax obligations
	9/21/2023	3,253	Acquisition — Grant of restricted stock units
	9/30/2023	(1,216)	Disposition — Common stock withheld to satisfy tax obligations
Bruce Hoffmeister	9/22/2022	1,714	Acquisition — Grant of restricted stock units
	9/30/2022	822	Acquisition — Vesting of performance-based award
	9/30/2022	(511)	Disposition — Common stock withheld to satisfy tax obligations
	9/21/2023	2,494	Acquisition — Grant of restricted stock units
	9/30/2023	(753)	Disposition — Common stock withheld to satisfy tax obligations
	1/1/2024	(953)	Disposition — Common stock withheld to satisfy tax obligations
Julie Masino	8/7/2023	4,974	Acquisition — Grant of restricted stock awards
	9/21/2023	26,026	Acquisition — Grant of restricted stock units
	8/7/2024	(389)	Disposition — Common stock withheld to satisfy tax obligations
Craig Pommells	9/22/2022	3,405	Acquisition — Grant of restricted stock units
	9/22/2022	19,368	Acquisition — Grant of restricted stock awards
	9/30/2022	(187)	Disposition — Common stock withheld to satisfy tax obligations

Name	Date	Number of Shares	Transaction Description
	9/21/2023	7,374	Acquisition — Grant of restricted stock units
	9/30/2023	(668)	Disposition — Common stock withheld to satisfy tax obligations
Donna L. Roberts	9/13/2022	(122)	Disposition — Common stock withheld to satisfy tax obligations
	9/22/2022	2,003	Acquisition — Grant of restricted stock units
	9/30/2022	723	Acquisition — Grant of restricted stock awards
	9/30/2022	(484)	Disposition — Common stock withheld to satisfy tax obligations
	9/21/2023	2,964	Acquisition — Grant of restricted stock units
	9/21/2023	14,459	Acquisition — Grant of restricted stock awards
	9/30/2023	(768)	Disposition — Common stock withheld to satisfy tax obligations
Cammie Spillyards-Schaefer	9/13/2022	(424)	Disposition — Common stock withheld to satisfy tax obligations
	9/22/2022	9,684	Acquisition — Grant of restricted stock awards
	9/22/2022	2,054	Acquisition — Grant of restricted stock units
	9/30/2022	(75)	Disposition — Common stock withheld to satisfy tax obligations
	8/7/2023	(424)	Disposition — Common stock withheld to satisfy tax obligations
	9/21/2023	3,253	Acquisition — Grant of restricted stock units
	9/30/2023	(366)	Disposition — Common stock withheld to satisfy tax obligations
Mark Spurgin	9/21/2023	1,821	Acquisition — Grant of restricted stock units
	9/30/2023	(95)	Disposition — Common stock withheld to satisfy tax obligations
	1/17/2024	(318)	Disposition — Common stock withheld to satisfy tax obligations
Richard M. Wolfson	9/15/2022	794	Acquisition — Vesting of performance-based award
	9/15/2022	(337)	Disposition — Common stock withheld to satisfy tax obligations
	9/22/2022	3,081	Acquisition — Grant of restricted stock units
	9/25/2022	(337)	Disposition — Common stock withheld to satisfy tax obligations
	9/30/2022	2,403	Acquisition — Vesting of performance-based award
	9/30/2022	(1,306)	Disposition — Common stock withheld to satisfy tax obligations
	9/21/2023	4,467	Acquisition — Grant of restricted stock units
	9/30/2023	(1,741)	Disposition — Common stock withheld to satisfy tax obligations
Thomas H. Barr	11/17/2022	1,210	Acquisition — Grant of restricted stock units
	11/16/2023	1,880	Acquisition — Grant of restricted stock units

Name	Date	Number of Shares	Transaction Description
Carl T. Berquist	11/17/2022	1,210	Acquisition — Grant of restricted stock units
	11/16/2023	1,880	Acquisition — Grant of restricted stock units
	2/22/2024	687	Acquisition — Grant of restricted stock awards
Jody L. Bilney	10/12/2022	173	Acquisition — Grant of restricted stock units
	11/17/2022	1,210	Acquisition — Grant of restricted stock units
	11/16/2023	1,880	Acquisition — Grant of restricted stock units
Meg G. Crofton	11/17/2022	1,210	Acquisition — Grant of restricted stock units
	11/16/2023	1,880	Acquisition — Grant of restricted stock units
Gilbert R. Dávila	11/17/2022	1,210	Acquisition — Grant of restricted stock units
	11/16/2023	1,880	Acquisition — Grant of restricted stock units
John Garratt	12/19/2023	1,605	Acquisition — Grant of restricted stock awards
Cheryl Henry	6/17/2024	1,488	Acquisition — Grant of restricted stock awards
Gisel Ruiz	11/17/2022	1,210	Acquisition — Grant of restricted stock units
	11/16/2023	1,880	Acquisition — Grant of restricted stock units
Darryl L. (“Chip”) Wade	11/17/2022	1,210	Acquisition — Grant of restricted stock units
	11/16/2023	1,880	Acquisition — Grant of restricted stock units
Miscellaneous Information Concerning Participants
Other than as set forth in this Appendix A or the proxy statement, none of the participants or their associates (i) beneficially owns, directly or indirectly, any shares of common stock or other securities of the Company or any of our subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting. In addition, neither we nor any of the participants listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Appendix A or this proxy statement, neither we nor any of the participants or any of their associates has any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party.
Other than as set forth in this Appendix A or the proxy statement, neither we nor any of the participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Appendix B
CRACKER BARREL OLD COUNTRY STORE, INC.
Reconciliation of GAAP-Basis Operating Income to Non-GAAP Adjusted Operating Income
(Unaudited and in thousands, except per share amounts)
Adjusted Operating Income
In the accompanying proxy statement, the Company makes reference to its fiscal 2024, 2023, fiscal 2022 and fiscal 2021 adjusted operating income. In regards to fiscal 2021, this reconciliation excludes the gain on sale of assets from the sale and leaseback transactions, non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions and expenses related to a proxy contest in connection with the Company’s 2020 annual meeting of shareholders. In regard to fiscal 2022, this reconciliation excludes non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions. In regard to fiscal 2023, this reconciliation excludes non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions, impairment charges and store closing costs incurred in the third quarter and expenses related to proxy contest and settlement expenses in connection with the Company’s 2022 annual meeting of shareholders. In regard to fiscal 2024, this reconciliation excludes non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions, impairment charges and store closing costs, the Company’s CEO transition, expenses associated with the Company’s strategic transformation initiative, a corporate restructuring charge, including a separation with an executive, goodwill impairment, legal settlements and the impact of fiscal 2024’s 53rd operating week. [The Compensation Committee determined to exclude these items as part of the 2024 Annual Bonus Program itself (i.e., at the outset of the program). The Compensation Committee did not exercise discretion to exclude these items after the conclusion of 2024.] This information is not intended to be considered in isolation or as a substitute for operating income prepared in accordance with GAAP.
	Twelve Months Ended 7/30/21	Twelve Months Ended 7/29/22	Twelve Months Ended 7/28/23	Twelve Months Ended 8/2/24
GAAP Operating Income	$366,659	$153,003	$120,617	$	[ ]
Gain on sale of assets related to the sale and leaseback transaction	(217,722)	—	—		[ ]
Non-cash amortization of the asset recognized from the gain on sale and leaseback transactions	12,735	12,735	12,735		[ ]
Proxy contest-related expenses	5,154	—	3,198		[ ]
Impairment charges and store closing costs	—	—	13,890		[ ]
CEO transition expenses	—	—	—		[ ]
Strategic transformation initiative expenses	—	—	—		[ ]
Corporate restructuring charge including separation with executive	—	—	—		[ ]
Goodwill impairment	—	—	—		[ ]
Legal settlements	—	—	—		[ ]
Impact from the 53rd operating week	—	—	—		[ ]
Adjusted Operating Income	$166,826	$165,738	$150,440	$	[ ]

B-1

Appendix C
EXECUTION VERSION

CRACKER BARREL OLD
COUNTRY STORE, INC.
and
EQUINITI TRUST COMPANY, LLC
Rights Agreement
Dated as of February 27, 2024

C-i

Agreement, dated as of February 27, 2024, between CRACKER BARREL OLD COUNTRY STORE, INC., a Tennessee corporation (the “Company”), and EQUINITI TRUST COMPANY, LLC, a New York limited liability trust company, as rights agent (the “Rights Agent”). This Agreement shall be effective as of the Effective Time.
The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a “Right”) for each Common Share (as hereinafter defined) of the Company outstanding on March 8, 2024 (the “Record Date”), each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).
Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:
Section 1.   Definitions.   For purposes of this Agreement, the following terms have the meanings indicated:
(a)   “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan; provided, however, that no Person who Beneficially Owns, as of the time of the public announcement of this Agreement, 20% or more of the Common Shares of the Company then outstanding shall become an Acquiring Person unless such Person shall, after the time of the public announcement of this Agreement, increase its Beneficial Ownership of the then outstanding Common Shares (other than as a result of an acquisition of Common Shares by the Company) to an amount equal to or greater than the greater of (x) 20% or (y) the sum of (i) the lowest Beneficial Ownership of such Person as a percentage of the outstanding Common Shares as of any time from and after the public announcement of this Agreement plus (ii) 0.001%. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares of the Company outstanding, increases the proportionate number of Common Shares of the Company Beneficially Owned by such Person to 20% or more of the Common Shares of the Company then outstanding; provided, however, that, if a Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after the public announcement of such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an “Acquiring Person.” Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement. Notwithstanding the foregoing, if a bona fide swaps dealer who would otherwise be an “Acquiring Person” has become so as a result of its actions in the ordinary course of its business that the Board of Directors of the Company determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the management or policies of the Company, then, and unless and until the Board of Directors shall otherwise determine, such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.
(b)   “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.
(c)   “Associate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

(d)   A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own” any securities:
(i)   which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly;
(ii)   which such Person or any of such Person’s Affiliates or Associates has (A) the right or the obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);
(iii)   which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B) hereof) or disposing of any securities of the Company; or
(iv)   which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party (as such terms are defined in the immediately following paragraph); provided, however, that the number of Common Shares that a Person is deemed to Beneficially Own pursuant to this clause (iv) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares with respect to such Derivatives Contract; provided, further, that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (iv) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate.
A “Derivatives Contract” is a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of Common Shares specified or referenced in such contract or, if a number of Common Shares is not so specified or referenced therein, the number of Common Shares that the Board in its discretion may determine to be the number to which such contract relates (the number corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, Common Shares or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts.
Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which are issuable by the Company and which such Person would be deemed to Beneficially Own hereunder.
(e)   “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.
(f)   “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that, if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.
(g)   “Common Shares” when used with reference to the Company shall mean the shares of common stock, par value $0.01 per share, of the Company. “Common Shares” when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.
(h)   “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.
(i)   “Effective Time” shall mean 5:00 P.M., New York City time, on February 27, 2024.
(j)   “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(k)   “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.
(l)   “Exemption Date” shall have the meaning set forth in Section 23(c).
(m)   “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.
(n)   “Nasdaq” shall mean The Nasdaq Stock Market LLC.
(o)   “Person” shall mean any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, and shall include any successor (by merger or otherwise) of such entity, as well as any group under Rule 13d-5(b)(1) of the Exchange Act.
(p)   “Preferred Shares” shall mean shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the Company’s Articles of Amendment to the Company’s Amended and Restated Charter attached hereto as Exhibit A.
(q)   “Purchase Price” shall have the meaning set forth in Section 4 hereof.
(r)   “Qualifying Offer” shall mean an offer having, to the extent required for the type of offer specified, each of the following characteristics:
(i)   a fully financed all-cash tender offer or an exchange offer offering Common Shares of the offeror, or a combination thereof, in each case for all of the Company’s outstanding Common Shares at the same per-share consideration;
(ii)   an offer that shall remain open for not less than 60 Business Days after the offer has commenced within the meaning of Rule 14d-2(a) under the Exchange Act; provided, however, that such offer need not remain open beyond (1) the time for which any other offer satisfying the criteria for a Qualifying Offer is then required to be kept open, or (2) the expiration date, as such date may be extended by public announcement (with prompt written notice to the Rights Agent) in compliance with Rule 14e-1 of the Exchange Act, of any other tender offer for the Company’s Common Shares with respect to which the Board of Directors has agreed to redeem the Rights immediately prior to acceptance for payment of Common Shares thereunder (unless such other offer is terminated prior to its expiration without any Common Shares having been purchased thereunder);
(iii)   an offer that is conditioned on a minimum number of the Company’s Common Shares being tendered and not withdrawn as of the expiration date as would provide the bidder, upon consummation of the offer, with beneficial ownership of at least a majority of the Company’s outstanding Common Shares, which condition shall not be waivable;
(iv)   an offer pursuant to which the offeror has made an irrevocable written commitment to provide a “subsequent offering period” in accordance with Rule 14d-11 of the Exchange Act of 20 Business Days following the consummation of the offer; and
(v)   if the offer includes Common Shares of the offeror, (A) the offeror is a publicly-owned United States corporation, and its Common Shares are freely tradable and are listed or admitted to trading on the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market, (B) no approval by the shareholders of the offeror is required to issue such Common Shares or, if required, such approval has already been obtained prior to the commencement of such offer, (C) there must be no Person (including such Person’s Affiliates and Associates) that Beneficially Owns 20% or more of the Common Shares of the offeror then outstanding at the time of commencement of the offer or at any time during the term of the offer, and (D) no other class of voting stock of the offeror is outstanding at the time of the commencement, during the term or upon completion of such offer, and (E) the offeror meets the registrant eligibility requirements for use of Form S-3 for registering securities under the Securities Act of 1933, as amended, including, without limitation, the filing of all required Exchange Act reports in a timely manner during the twelve calendar months prior to the date of commencement, and throughout the term, of the offer within the meaning of Rule 14d-2(a) under the Exchange Act.
For the purposes of the definition of Qualifying Offer, “fully financed” shall mean that the offeror has sufficient funds for the offer and related expenses which shall be evidenced by (i) firm, binding written commitments from responsible financial institutions having the necessary financial capacity, accepted by the offeror, to provide funds for such offer subject only to customary terms and conditions, (ii) cash or cash equivalents then available to the offeror, set apart and maintained solely for the purpose of funding the offer with an irrevocable written commitment being provided by the offeror to the Board of Directors of the Company to maintain such availability until the offer is consummated or withdrawn, or (iii) a combination of the foregoing; which evidence has been provided to the Company prior to, or upon, commencement of the offer. If an offer becomes a Qualifying Offer in accordance with this definition but subsequently ceases to be a Qualifying Offer as a result of the failure at a later date to continue to satisfy any of the requirements of this definition, such offer shall cease to be a Qualifying Offer and the provisions of Section 23(c) shall no longer be applicable to such offer.
(s)   “Record Date” shall have the meaning set forth in the second paragraph hereof.
(t)   “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.
(u)   “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.
(v)   “Right” shall have the meaning set forth in the second paragraph hereof.
(w)   “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.
(x)   “Shares Acquisition Date” shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.
(y)   “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.
(z)   “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.
(aa)   “Trading Day” shall have the meaning set forth in Section 11(d) hereof.
Section 2.   Appointment of Rights Agent.   The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for the acts or omissions of, any such co-Rights Agent.

Section 3.   Issue of Right Certificates.
(a)   Until the tenth day after the Shares Acquisition Date (including any such date which is after the date of this Agreement and prior to the issuance of the Rights, the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares of the Company registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares of the Company. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares of the Company as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right for each Common Share so held, subject to adjustment as provided herein. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.
(b)   On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of Exhibit C hereto (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares of the Company outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares of the Company outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares of the Company represented thereby.
(c)   Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:
This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Agreement between Cracker Barrel Old Country Store, Inc. and Equiniti Trust Company, LLC, dated as of February 27, 2024, as it may be amended from time to time (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Cracker Barrel Old Country Store, Inc. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. Cracker Barrel Old Country Store, Inc. will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As set forth in the Agreement, Rights Beneficially Owned by any Person (as defined in the Agreement) who becomes an Acquiring Person (as defined in the Agreement) become null and void.
With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares of the Company represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares of the Company represented thereby. In the event that the Company purchases or acquires any Common Shares of the Company after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares of the Company shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares of the Company which are no longer outstanding. Notwithstanding this Section 3(c), the omission of a legend shall not affect the enforceability of any part of this Rights Agreement or the rights of any holder of the Rights.
Section 4.   Form of Right Certificates.   The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange or the Financial Industry Regulatory Authority, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the “Purchase Price”), but the number of such one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.
Section 5.   Countersignature and Registration.   The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned, either manually or by facsimile signature, by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the individual who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such individual was not such an officer.
Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.
Section 6.   Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.   Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.
Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.
Notwithstanding any other provisions hereof, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Rights Certificates.
Section 7.   Exercise of Rights; Purchase Price; Expiration Date of Rights.
(a)   The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the earlier to occur of (A) the Close of Business on the day following the certification of the voting results of the Company’s 2024 annual meeting of shareholders, if at such shareholder meeting a proposal to approve this Agreement has not received the affirmative vote of the holders of a majority of the Company’s Common Shares present in person or represented by proxy, entitled to vote and actually voted on such proposal or (B) Close of Business on February 27, 2027 (such earlier date, the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, or (iv) the time at which the Rights expire in connection with the consummation of a Qualifying Offer as provided in Section 23(d) hereof.
(b)   The Purchase Price for each one one-hundredth of a Preferred Share purchasable pursuant to the exercise of a Right shall initially be $600, and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.
(c)   Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by cash or by certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent of the Preferred Shares with such depositary agent) and the Company hereby directs such depositary agent to comply with such request; (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof; (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.
(d)   In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 hereof.
Section 8.   Cancellation and Destruction of Right Certificates.   All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and, in such case, shall deliver a certificate of destruction thereof to the Company.
Section 9.   Availability of Preferred Shares.   The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or any Preferred Shares held in its treasury the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.
Section 10.   Preferred Shares Record Date.   Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
Section 11.   Adjustment of Purchase Price, Number of Shares or Number of Rights.   The Purchase Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
(a)
(i)   In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a share exchange, consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.
(ii)   Subject to Section 24 hereof, in the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of the Company (determined pursuant to Section 11 (d) hereof) on the date of the occurrence of such event. In the event that any Person shall become an

Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.
From and after the occurrence of such event, any Rights that are or were acquired or Beneficially Owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be null and void without any further action, and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement or otherwise. Neither the Company nor the Rights Agent shall have liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights Beneficially Owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate or with respect to any Common Shares otherwise deemed to be Beneficially Owned by any of the foregoing; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or other Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.
(iii)   In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with subparagraph (ii) above, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exercise of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.
(b)   In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares (“equivalent preferred shares”)) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights.
Preferred Shares owned by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and, in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)   In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Shares (including any such distribution made in connection with a share exchange, consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and the denominator of which shall be such then-current per share market price of the Preferred Shares on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and, in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
(d)
(i)   For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days immediately prior to such date; provided, however, that, in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or Securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, reported at or prior to 4:00 P.M. New York City time or, in case no such sale takes place on such day, the average of the bid and asked prices, regular way, reported as of 4:00 P.M. New York City time, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price reported at or prior to 4:00 P.M. New York City time or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported as of 4:00 P.M. New York City time by Nasdaq or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business, or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.
(ii)   For the purpose of any computation hereunder, the “current per share market price” of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the “current per share market price” of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pursuant to Section 11(d)(i) hereof (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, “current per share market price” shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.
(e)   No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11 (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.
(f)   If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c) hereof, inclusive, and the provisions of Sections 7, 9, 10 and 13 hereof with respect to the Preferred Shares shall apply on like terms to any such other shares.
(g)   All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
(h)   Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one one-millionth of a Preferred Share) obtained by (A) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (B) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
(i)   The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein, and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)   Irrespective of any adjustment or change in the Purchase Price or in the number of one one-hundredths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.
(k)   Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.
(l)   In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.
(m)   Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Preferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to in Section 11(b) hereof, hereafter made by the Company to holders of the Preferred Shares shall not be taxable to such shareholders.
(n)   In the event that, at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares, or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then, in any such case, (A) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

Section 12.   Certificate of Adjusted Purchase Price or Number of Shares.   Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment or describing such event and a brief statement of the facts accounting for such adjustment or describing such event, (b) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) if such adjustment occurs at any time after the Distribution Date, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.
Section 13.   Consolidation, Merger or Sale or Transfer of Assets or Earning Power.   In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Company shall effect a share exchange, consolidate with, or merge with and into, any other Person, (b) any Person shall effect a share exchange, consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such share exchange or merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares of the Company thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless, prior thereto, the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers, share exchanges, or consolidations or sales or other transfers.
Section 14.   Fractional Rights and Fractional Shares.
(a)   The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.
(b)   The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.
(c)   The holder of a Right, by the acceptance of the Right, expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).
Section 15.   Rights of Action.   All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement, and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.
Section 16.   Agreement of Right Holders.   Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
(a)   prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;
(b)   after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and
(c)   the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.
Section 17.   Right Certificate Holder Not Deemed a Shareholder.   No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the

Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.
Section 18.   Concerning the Rights Agent.   The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder, and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.
The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.
Section 19.   Merger or Consolidation or Change of Name of Rights Agent.   Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may effect a share exchange, be converted or consolidated, or any Person resulting from any merger, share exchange, conversion or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or document or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
Section 20.   Duties of Rights Agent.   The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:
(a)   The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
(b)   Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.
(c)   The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.
(d)   The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
(e)   The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate pursuant to Section 12 describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.
(f)   The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
(g)   The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.
(h)   The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.
(i)   The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided that reasonable care was exercised in the selection and continued employment thereof.
Section 21.   Change of Rights Agent.   The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (which holder shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (a) a Person organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in such state), in good standing which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (b) an affiliate or direct or indirect wholly-owned Subsidiary of such Person or its wholly-owning parent. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
Section 22.   Issuance of New Right Certificates.   Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.
Section 23.   Redemption.
(a)   The Board of Directors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company, in its sole discretion, may establish.
(b)   Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.
(c)   In the event the Company receives a Qualifying Offer and, by the end of the 60 Business Days following the commencement (or, if later, the first existence) of a Qualifying Offer, the Board of Directors has not redeemed the outstanding Rights or exempted such offer from the terms of the Agreement, the Qualifying Offer shall be deemed exempt from the application of this Agreement to such Qualifying Offer so long as it remains a Qualifying Offer, such exemption to be effective on the Close of Business on the 60th Business Day following the commencement (or, if later, the first existence) of a Qualifying Offer (the “Exemption Date”).
(d)   From and after the Close of Business on the Exemption Date, the consummation of the Qualifying Offer shall not cause the offeror or its affiliates or associates to become an Acquiring Person, and the Rights shall immediately expire and have no further force and effect upon such consummation.
Section 24.   Exchange.
(a)   The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11(i) (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.
(b)   Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected, and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.
(c)   In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.
(d)   The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the

Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share. For the purposes of this paragraph (d), the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.
Section 25.   Notice of Certain Events.
(a)   In case the Company shall, at any time after the Distribution Date, propose (i) to pay any dividend payable in stock of any class to the holders of the Preferred Shares or to make any other distribution to the holders of the Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of the Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any share exchange, consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such share exchange, reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and, in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.
(b)   In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall, as soon as practicable thereafter, give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.
Section 26.   Notices.   Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:
Cracker Barrel Old Country Store, Inc.
305 Hartmann Drive
Lebanon, TN 37087
Attention: Corporate Secretary
Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Equiniti Trust Company, LLC
48 Wall Street, 22nd Floor
New York, NY 10005
Attention: Relationship Manager
with a copy (which shall not constitute notice) to:
Equiniti Trust Company, LLC
48 Wall Street, 22nd Floor
New York, NY 10005
Attention: General Counsel
Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
Section 27.   Supplements and Amendments.   The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that, from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment.
Section 28.   Successors.   All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
Section 29.   Benefits of this Agreement.   Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).
Section 30.   Severability.   If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
Section 31.   Governing Law.   This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Tennessee and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.
Section 32.   Counterparts.   This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.
Section 33.   Descriptive Headings.   Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
Section 34.   Force Majeure.   Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.
[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.
CRACKER BARREL OLD COUNTRY STORE, INC.
By:	/s/ Julie Masino
	Name:	Julie Masino
	Title:	President and Chief Executive Officer
EQUINITI TRUST COMPANY, LLC
By	/s/ Jacqueline I. Kretzu
	Name:	Jacqueline I. Kretzu
	Title:	SVP, Relationship Director
[Signature Page — Rights Agreement]

Exhibit A
ARTICLES OF AMENDMENT TO THE
AMENDED AND RESTATED CHARTER
of
CRACKER BARREL OLD COUNTRY STORE, INC.
(Pursuant to Section 48-20-102 of the
Tennessee Business Corporation Act)
In accordance with Sections 48-20-102 and 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment (the “Articles of Amendment”) to its Amended and Restated Charter (the “Charter”):
1.   The name of this corporation is Cracker Barrel Old Country Store, Inc.
2.   Article 5 of the Charter is hereby amended, pursuant to the authority granted to the Board of Directors of this corporation by Section 5(c) of the Charter, by amending and restating subsection (f) to Article 5 of the Charter in its entirety to read as follows:
“(f)   Series A Junior Participating Preferred Stock:
(i)   Designation and Amount.   The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 300,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the corporation convertible into Series A Preferred Stock.
(ii)   Dividends and Distributions.
(A)   Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $0.01 per share, of the corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(B)   The corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this subsection immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
(C)   Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.
(iii)   Voting Rights.   The holders of shares of Series A Preferred Stock shall have the following voting rights:
(A)   Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the corporation. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(B)   Except as otherwise provided herein, in any other articles of amendment to this Charter creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.
(C)   Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
(iv)   Certain Restrictions.
(A)   Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in subsection 5(f)(ii) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the corporation shall not:
(1)   declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;
(2)   declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
(3)   redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or
(4)   redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
(B)   The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under paragraph (A) of this subsection 5(f)(iv), purchase or otherwise acquire such shares at such time and in such manner.
(v)   Reacquired Shares.   Any shares of Series A Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, or in any other articles of amendment to this Charter creating a series of Preferred Stock or any similar stock or as otherwise required by law.
(vi)   Liquidation, Dissolution or Winding Up.   Upon any liquidation, dissolution or winding up of the corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up)to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(vii)   Consolidation, Merger, Etc.   In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(viii)   No Redemption.   The shares of Series A Preferred Stock shall not be redeemable.
(ix)   Rank.   The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the corporation’s Preferred Stock.
(x)   Amendment.   Subsection 5(f) of this Charter shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.”
3.   Except as amended by these Articles of Amendment, the Charter of the Corporation shall remain in full force and effect.
4.   These Articles of Amendment were duly adopted by the Board of Directors of the Corporation on April 9, 2012, without shareholder approval as no such approval was required.
5.   These Articles of Amendment to the Charter of the Corporation will be effective as of 8:00 a.m. Central Time on April 10, 2012.

IN WITNESS WHEREOF, these Articles of Amendment are executed on behalf of the Corporation this 9th day of April, 2012.
CRACKER BARREL OLD COUNTRY STORE, INC
By:
/s/ Michael J. Zylstra

Name:
Michael J. Zylstra

Title:
Vice President and General Counsel

Exhibit B
Form of Right Certificate
Certificate No. R-	Rights
NOT EXERCISABLE AFTER FEBRUARY 27, 2027 OR EARLIER IF
REDEMPTION, EXCHANGE OR TERMINATION OCCURS. THE RIGHTS ARE
SUBJECT TO REDEMPTION AT $0.01 PER RIGHT AND TO EXCHANGE OR
TERMINATION ON THE TERMS SET FORTH IN THE AGREEMENT.
Right Certificate
Cracker Barrel Old Country Store, Inc.
This certifies that                  , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Agreement, dated as of February 27, 2024 (the “Agreement”), between Cracker Barrel Old Country Store, Inc., a Tennessee corporation (the “Company”), and Equiniti Trust Company, LLC (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Agreement) and prior to 5:00 P.M., New York City time, on February 27, 2027 (or earlier under certain circumstances set forth in the Agreement) at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Shares”), at a purchase price of $600 per one one-hundredth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of            , 20  , based on the Preferred Shares as constituted at such date. As provided in the Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.
This Right Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.
This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.
Subject to the provisions of the Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $0.01 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company’s Common Stock, par value $0.01 per share.
No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but, in lieu thereof, a cash payment will be made, as provided in the Agreement.
No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Agreement.
This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of            , 20  .
ATTEST:	CRACKER BARREL OLD COUNTRY STORE, INC.
Name: Title: Countersigned:	By Name: Title:
EQUINITI TRUST COMPANY, LLC
By Name: Title:
Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)
FOR VALUE RECEIVED                   hereby sells, assigns and transfers unto [Please print name and address of transferee] this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.
Dated:
Signature
Signature Guaranteed:
Signatures must be guaranteed by a member or participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program, or the Stock Exchange Medallion Program.
The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement).
Signature
Form of Reverse Side of Right Certificate — continued

FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise
Rights represented by the Right Certificate.)
To: CRACKER BARREL OLD COUNTRY STORE, INC.
The undersigned hereby irrevocably elects to exercise                   Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:
Please insert social security
or other identifying number

(Please print name and address)
If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
Please insert social security
or other identifying number

(Please print name and address)
Dated:
Signature
Signature Guaranteed:
Signatures must be guaranteed by a member or participant in the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program, or the Stock Exchange Medallion Program.
The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement).
Signature

NOTICE
The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement) and such Assignment or Election to Purchase will not be honored.

Exhibit C
SUMMARY OF RIGHTS TO PURCHASE
PREFERRED SHARES
Introduction
Effective as of February 27, 2024, the Board of Directors of our Company, Cracker Barrel Old Country Store, Inc., a Tennessee corporation, declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share. The dividend is payable on March 8, 2024 to the shareholders of record on March 8, 2024.
Our Board has adopted this Rights Agreement to protect shareholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing significant dilution upon any person or group that acquires 20% or more of our outstanding common stock without the approval of our Board. The Rights Agreement should not interfere with any merger or other business combination approved by our Board. It also does not apply to any all-cash, fully financed tender offer or exchange offer offering common stock of the offeror, or a combination thereof, for all the Company’s shares meeting the requirements that we describe below.
For those interested in the specific terms of the Rights Agreement as made between our Company and Equiniti Trust Company, LLC, as the Rights Agent, on February 27, 2024, we provide the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A dated February 27, 2024. A copy of the agreement is available free of charge from our Company.
The Rights.   Our Board authorized the issuance of a Right with respect to each outstanding share of common stock on March 8, 2024. The Rights will initially trade with, and will be inseparable from, the common stock. The Rights are evidenced only by certificates or book entries that represent shares of common stock. New Rights will accompany any new shares of common stock we issue March 8, 2024 until the Distribution Date described below.
Exercise Price.   Each Right will allow its holder to purchase from our Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (“Preferred Share”) for $600, once the Rights become exercisable. This portion of a Preferred Share will give the shareholder approximately the same dividend, voting, and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.
Exercisability.   The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 20% or more of our outstanding common stock.
Certain synthetic interests in securities created by derivative positions — whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934 — are treated as beneficial ownership of the number of shares of the company’s common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the company’s common stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Plan are excepted from such imputed beneficial ownership.
We refer to the date when the Rights become exercisable as the “Distribution Date.” Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are void and may not be exercised.
Consequences of a Person or Group Becoming an Acquiring Person.
•
Flip In.   If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $600, purchase shares of our common stock with a market value of $1,200 based on the market price of the common stock prior to such acquisition.

•
Flip Over.   If our Company is later acquired in a merger or similar transaction after the Rights Distribution Date, all holders of Rights except the Acquiring Person may, for $600, purchase shares of the acquiring corporation with a market value of $1,200 based on the market price of the acquiring corporation’s stock, prior to such merger.

•
Notional Shares.   Shares held by Affiliates and Associates of an Acquiring Person, and Notional Shares held by counterparties to a Derivatives Contract with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Preferred Share Provisions.
Each one one-hundredth of a Preferred Share, if issued:
•
will not be redeemable.

•
will entitle holders to quarterly dividend payments of $0.01 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater.

•
will entitle holders upon liquidation either to receive $1 per share or an amount equal to the payment made on one share of common stock, whichever is greater.

•
will have the same voting power as one share of common stock.

•
if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The value of one one-hundredth interest in a Preferred Share should approximate the value of one share of common stock.
Expiration.   The Rights will expire no later than February 27, 2027, but will expire immediately following certification of the vote at the 2024 annual shareholders’ meeting if the rights plan is not approved by shareholders.
Redemption.   Our Board may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.01 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.
Qualifying Offer Provision.   The Rights would also not interfere with any all-cash, fully financed tender offer, exchange offer of common stock of the offeror meeting certain terms and conditions further described below, or a combination thereof, in each case for all shares of the Company’s outstanding common stock, remaining open for a minimum of 60 business days, and subject to a minimum condition of acceptance by a majority of the outstanding shares of the Company’s common stock and providing for a 20 business day “subsequent offering period” after consummation (such offers are referred to as “qualifying offers”). If an offer includes shares of common stock of the offeror, the Rights would not interfere with such offer if such consideration consists solely of freely-tradeable common stock of a publicly-owned United States corporation; such common stock is listed or admitted to trading on the New York Stock Exchange, Nasdaq Global Select Market or Nasdaq Global Market; the offeror has already received stockholder approval to issue such common stock prior to the commencement of such offer or no such approval is or will be required; the offeror has no other class of voting stock outstanding; no person (including such person’s affiliated and associated persons) beneficially owns twenty percent (20%) or more of the shares of common stock of the offeror then outstanding at the time of commencement of the offer or at any time during the term of the offer; and the offeror meets the registrant eligibility requirements for use of a registration statement on Form S-3 for registering securities under the Securities Act of 1933, as amended, including the filing of all reports required to be filed pursuant to the Securities Exchange Act of 1934, as amended, in a timely manner during the twelve (12) calendar months prior to the date of commencement, and throughout the term, of such offer. In the event our Company receives a qualifying offer and the board of directors has not redeemed the Rights prior to the consummation of such offer, the consummation of the qualifying offer will not cause the offeror or its affiliates or associates to become an Acquiring Person, and the Rights will immediately expire upon consummation of the qualifying offer.

Exchange.   After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.
Anti-Dilution Provisions.   Our Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or common stock. No adjustments to the Exercise Price of less than 1% will be made.
Amendments.   The terms of the Rights Agreement may be amended by our Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, our Board may not amend the agreement in a way that adversely affects holders of the Rights.

1212 Avenue of the Americas, 17th Floor
New York, NY 10036
Banks and Brokerage Firms, Please Call: (212) 297-0720
Shareholders and All Others Call Toll-Free: (855) 208-8902
Email: info@okapipartners.com

PRELIMINARY COPY SUBJECT TO COMPLETION c/o Corporate Election Services V O T E B Y T E L E P H O N E Please have your WHITE proxy card P. O. Box 1150 available when you call the toll-free number Pittsburgh, PA 15230 1-888-693-8683 using a touch-tone telephone and follow the simple directions that will be presented to you. V O T E B Y I N T E R N E T Please have your WHITE proxy card available when you access the website www.cesvote.com and follow the simple directions that will be presented to you. V O T E B Y M A I L Please mark, sign and date your WHITE proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230. IMPORTANT: PLEASE COMPLETE, SIGN, DATE AND MAIL THIS WHITE PROXY CARD TODAY! Control Number Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.viewourmaterial.com/CBRL. If submitting your WHITE proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing. CRACKER BARREL OLD COUNTRY STORE, INC. WHITE PROXY CARD Proxy Solicited by and on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on Thursday, November 21, 2024 The shareholder(s) whose signature(s) appear(s) below hereby appoint(s) Julie Masino, Carl T. Berquist, and Richard M. Wolfson, and each of them, as proxies, with full power of substitution, to vote all shares that the shareholder(s) would be entitled to vote on all matters that may properly come before the Annual Meeting of Shareholders of Cracker Barrel Old Country Store, Inc. (the “Company”) to be held via a live webcast at www.cesonlineservices.com/cbrl24_vm on Thursday, November 21, 2024 at 10:00 a.m., Central Time. The proxies shall vote subject to the directions indicated on the reverse side of this card, and proxies are authorized to vote in their discretion upon other business as may properly come before the meeting. The proxies will vote as the Board of Directors recommends where a choice is not specified. The shares will be voted in accordance with your instructions. THE SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED, SHARES WILL BE VOTED FOR THE TEN (10) COMPANY BOARD OF DIRECTORS NOMINEES IN THE ELECTION OF DIRECTORS; TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT THAT ACCOMPANIES THIS NOTICE; TO APPROVE THE COMPANY’S SHAREHOLDER RIGHTS AGREEMENT; TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2025 FISCAL YEAR; AGAINST THE SHAREHOLDER PROPOSAL, IF PROPERLY PRESENTED AT THE ANNUAL MEETING; AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. Signature Date Title or Authority Signature if Held Jointly NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. (Continued and to be marked on the other side)

If you have any questions, require assistance in voting your WHITE proxy card, or need additional copies of the Company’s proxy materials, please contact our proxy solicitor: 1212 Avenue of the Americas, 17th Floor New York, NY 10036 Banks and Brokerage Firms, Please Call: (212) 297-0720 Shareholders and All Others Call Toll-Free: (855) 208-8902 Email: info@okapipartners.com TO SUBMIT YOUR WHITE PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE. CRACKER BARREL OLD COUNTRY STORE, INC. WHITE PROXY CARD THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ONLY THE TEN (10) COMPANY NOMINEES. 1. To elect ten (10) directors to serve on our Board of Directors – Vote “FOR” up to ten (10) nominees in total. You are permitted to vote “FOR” less than ten (10) nominees. If you vote “FOR” more than ten (10) nominees, all of your votes on Proposal 1 will be invalid and will not be counted. Company Nominees THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ONLY THE FOLLOWING TEN (10) COMPANY NOMINEES: FOR WITHHOLD FOR WITHHOLD (01) COMPANY RECOMMENDED NOMINEE: Thomas H. Barr (06) COMPANY RECOMMENDED NOMINEE: John Garratt (02) COMPANY RECOMMENDED NOMINEE: Carl T. Berquist (07) COMPANY RECOMMENDED NOMINEE: Cheryl Henry (03) COMPANY RECOMMENDED NOMINEE: Jody L. Bilney (08) COMPANY RECOMMENDED NOMINEE: Julie Masino (04) COMPANY RECOMMENDED NOMINEE: Meg G. Crofton (09) COMPANY RECOMMENDED NOMINEE: Gisel Ruiz (05) COMPANY RECOMMENDED NOMINEE: Gilbert R. Dávila (10) COMPANY RECOMMENDED NOMINEE: Darryl L. Wade Biglari Nominees OPPOSED by the Company FOR WITHHOLD FOR WITHHOLD (11) NOMINEE OPPOSED BY THE COMPANY: Milena Alberti-Perez (14) NOMINEE OPPOSED BY THE COMPANY: Michelle Frymire (12) NOMINEE OPPOSED BY THE COMPANY: Julie Atkinson (15) NOMINEE OPPOSED BY THE COMPANY: Michael W. Goodwin (13) NOMINEE OPPOSED BY THE COMPANY: Sardar Biglari THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2, 3 AND 4. 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement that accompanies this notice. FOR AGAINST ABSTAIN 3. To approve the Company’s shareholder rights agreement, which was adopted by our Board of Directors on February 22, 2024 and effective as of February 27, 2024. FOR AGAINST ABSTAIN 4. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 5. 5. Shareholder proposal requesting the Company disclose targets for reducing greenhouse gas emissions. FOR AGAINST ABSTAIN Continued and to be signed on the reverse side